Exhibit 10.37

MARINA PARK

4551 GLENCOE AVENUE

MARINA DEL REY, CALIFORNIA

OFFICE LEASE

AB/SW MARINA OWNER, LLC,

a Delaware limited liability company

as Landlord,

and

ASPIRATION PARTNERS, INC.,

a Delaware corporation

as Tenant

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ARTICLE 22 ENTRY BY LANDLORD	40

ARTICLE 23 TENANT PARKING	41

ARTICLE 24 MISCELLANEOUS PROVISIONS	42

EXHIBITS

RIDER

Letter of Credit Rider

INDEX

Page(s)
Additional Rent	4
Alterations	12
Amendment	Exhibit C
Approved Working Drawings	Exhibit B
Base Rent	3
Base, Shell and Core	Exhibit B
BOMA	2
Brokers	26
Calendar Year	4
Conservation Costs	5
Construction	27
Construction Drawings	Exhibit B
Estimate	7
Estimate Statement	7
Estimated Excess	7
Excess	7
Excluded Changes	22
Existing Leases	2
Expense Base Year	4
Expense Year	4
Final Space Plan	Exhibit B
Force Majeure	25
Hazardous Material	10
Holidays	10
Interest Rate	9
Landlord	1
Landlord Parties	14
Lease	1
Lease Commencement Date	3, Exhibit C
Lease Expiration Date	3
Lease Term	3
Lease Year	3
Notices	25
number of days	3
Operating Expenses	4
Other Existing Buildings	1
Premises	1
Project	1
Proposition 13	6
Ready for Occupancy	Exhibit B
Real Property	1
Rent	4
rentable square feet	2

ROFO Rights	2
ROFO Space	2
Security Deposit	22
Statement	7
Subject Space	17
Subleasing Costs	18
Substantial Completion	Exhibit B
Summary	i
Superior Leases	2
Superior Rights	2
Systems and Equipment	6
Tax Expense Base Year	6
Tax Expenses	6
Tenant	1
Tenant Delays	Exhibit B
Tenant Improvements	Exhibit B
Tenant Work Letter	Exhibit B
Tenant’s Share	6
Transfer Notice	17
Transfer Premium	18
Transferee	17
Transfers	17
Utilities Base Year	7
Utilities Costs	7
Wi-Fi Network	13
Working Drawings	Exhibit B

SUMMARY OF BASIC LEASE INFORMATION

This Summary of Basic Lease Information (“Summary”) is hereby incorporated into and made a part of the attached Office Lease. Each reference in the Office Lease to any term of this Summary shall have the meaning as set forth in this Summary for such term. In the event of a conflict between the terms of this Summary and the Office Lease, the terms of the Office Lease shall prevail. Any capitalized terms used herein and not otherwise defined herein shall have the meaning as set forth in the Office Lease.

TERMS OF LEASE (References are to the Office Lease)	DESCRIPTION

1. Date:	March 6, 2017

2. Landlord:	AB/SW MARINA OWNER, LLC, a Delaware limited liability company

3. Address of Landlord (Section 24.19):

AB/SW MARINA OWNER, LLC,

c/o SteelWave, Inc.

4000 East Third Avenue, Suite 500

Foster City, California 94404

Attention: Executive Vice President, Property Management

Email: heyal@stellwavellc.com

and

AB/SW MARINA OWNER, LLC,

4551 Glencoe Avenue, Suite 100

Marina Del Rey, California 90292

Attention: Property Manager

Email: mstark@steelwavellc.com

4. Tenant:	ASPIRATION PARTNERS, INC., a Delaware corporation

5. Address of Tenant (Section 24.19):

ASPIRATION PARTNERS, INC.

4640 Admiralty Way, Suite 725

Marina del Rey, California 90292

Attention: Andrei Cherny

Email: acherny@aspiration.com

(Prior to Lease Commencement Date)

and

ASPIRATION PARTNERS, INC.

4551 Glencoe Avenue, Suite 100

Marina Del Rey, California 90292

Attention: Andrei Cherny

Email: acherny@aspiration.com

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TERMS OF LEASE (References are to the Office Lease)	DESCRIPTION

6. Premises (Article 1):

6.1 Premises:	7,305 rentable square feet of space located on the third (3rd) floor of the Building (as defined below) and designated as Suite 300, as set forth in Exhibit A attached hereto.

6.2 Building:	The Premises are located in that certain building (sometimes referred to herein as the “Building”) whose address is 4551 Glencoe Avenue, Marina Del Rey, California 90292.

7. Term (Article 2):

7.1 Lease Term:	Eighty-eight (88) months.

7.2 Lease Commencement Date:	The earlier of (i) the date Tenant commences business operations in the Premises, or (ii) the date the Premises are Ready for Occupancy (as defined in the Work Letter attached hereto as Exhibit B), which Lease Commencement Date is anticipated to be July 1, 2017.

7.3 Lease Expiration Date:	The last day of the eighty eighth (88th) month following the Lease Commencement Date.

7.4 Amendment to Lease:	Landlord and Tenant may confirm the Lease Commencement Date and Lease Expiration Date in an Amendment to Lease (Exhibit C) to be executed pursuant to Article 2 of the Office Lease.

8. Base Rent (Article 3):

Months	Annual Base Rent	Monthly Installment of Base Rent	Monthly Rental Rate per Rentable Square Foot
1* – 12	$337,491.00	$28,124.25	$3.85
13 – 24	$348,010.20	$29,000.85	$3.97
25 – 36	$357,652.80	$29,804.40	$4.08
37* – 48	$369,048.60	$30,754.05	$4.21
49* – 60	$379,567.80	$31,630.65	$4.33
61* – 72	$390,963.60	$32,580.30	$4.46
73 – 84	$403,236.00	$33,603.00	$4.60
85 – 88	$415,508.40	$34,625.70	$4.74

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TERMS OF LEASE (References are to the Office Lease)	DESCRIPTION

* Base Rent for the (i) second (2nd), forty-ninth (49th), and sixty-first (61st) full calendar months of the initial Lease Term shall be fully abated, and (ii) third (3rd) and thirty-seventh (37th) full calendar months of the initial Lease Term shall be abated by fifty percent (50%), subject to and in accordance with the terms and conditions of Article 3 of the Lease.

9. Additional Rent (Article 4):

9.1 Expense Base Year:	Calendar Year 2018.

9.2 Tax Expense Base Year:	Calendar Year 2018.

9.3 Utilities Base Year:	Calendar Year 2018.

9.4 Tenant’s Share of Operating Expenses, Tax Expenses and Utilities Costs:	10.00% (7,305 rentable square feet within the Premises / 173,040 rentable square feet of office space within the Building).

10. Security Deposit (Article 20):	None,subject to the terms of the Letter of Credit Rider attached to the Lease.

11. Parking (Article 23):

Tenant shall purchase two (2) parking passes for unreserved parking spaces, for every 1,000 rentable square feet of the Premises, for a total of fourteen (14) parking passes for unreserved parking spaces (the “Must Take Passes”).

Tenant shall have the right, but not the obligation, to purchase up to two (2) parking passes for unreserved parking spaces, for every 1,000 rentable square feet of the Premises, for a total of up to fourteen (14) parking passes for unreserved parking spaces (the “Optional Passes”).

12. Brokers (Section 24.25):	Newmark Grubb Knight Frank, representing Landlord, and Hughes Marino, representing Tenant.

13. Letter of Credit (Letter of Credit Rider):	Tenant shall post a Letter of Credit in the initial face amount of $720,000.00, subject to and in accordance with the terms and conditions of the Letter of Credit Rider attached to the Lease.

14. Reserved Area (Section 1.4):	That certain space located on the third (3rd) floor of the Building which is contiguous to the Premises, as more particularly shown on Exhibit E attached to the Lease, subject to and in accordance with the terms and conditions of Section 1.4 of the Lease.

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OFFICE LEASE

This Office Lease, which includes the preceding Summary and the exhibits attached hereto and incorporated herein by this reference (the Office Lease, the Summary and the exhibits to be known sometimes collectively hereafter as the “Lease”), dated as of the date set forth in Section 1 of the Summary, is made by and between AB/SW MARINA OWNER, LLC, a Delaware limited liability company (“Landlord”), and ASPIRATION PARTNERS, INC., a Delaware corporation (“Tenant”).

ARTICLE 1

REAL PROPERTY, PROJECT, BUILDING AND PREMISES

1.1 Real Property, Project, Building and Premises.

1.1.1 Premises and Real Property. Upon and subject to the terms, covenants and conditions hereinafter set forth in this Lease, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises set forth in Section 6.1 of the Summary (the “Premises”), which Premises are located in the Building defined in Section 6.2 of the Summary and located within the Project (as defined below). The outline of the floor plan of the Premises is set forth in Exhibit A attached hereto. The Project (defined below), the Parking Facilities (defined below), any outside plaza areas, land and other improvements surrounding the Project which are designated from time to time by Landlord as common areas appurtenant to or servicing the Project, and the land upon which any of the foregoing are situated, are herein sometimes collectively referred to as the “Real Property”.

1.1.2 Building and Project. The Building is part of a multi-building commercial project currently containing two (2) commercial buildings and known as “Marina Park”. The term “Project” as used in this Lease, shall mean, collectively: (i) the Building; (ii) the other existing building within Marina Park (the “Other Existing Building”); (iii) the parking areas surrounding and/or servicing the Building and the Other Existing Building (collectively, the “Parking Facilities”); (iv) any outside plaza areas, walkways, driveways, courtyards, public and private streets, transportation facilitation areas and other improvements and facilities now or hereafter constructed surrounding and/or servicing the Building and/or the Other Existing Building, which are designated from time to time by Landlord (and/or any other owners of Marina Park) as common areas appurtenant to or servicing the Building, the Other Existing Building and any such other improvements; (v) any additional buildings, improvements, facilities and common areas which Landlord (any other owners of Marina Park and/or any common area association formed by Landlord, Landlord’s predecessor-in-interest and/or Landlord’s assignee for the Project) may add thereto from time to time within or as part of the Project; and (vi) the land upon which any of the foregoing are situated. Notwithstanding the foregoing or anything contained in this Lease to the contrary, (1) Landlord has no obligation to expand or otherwise make any improvements within the Project, including, without limitation, any of the outside plaza areas, walkways, driveways, courtyards, public and private streets, transportation facilitation areas and other improvements and facilities (as the same may be modified by Landlord (and/or any other owners of Marina Park) from time to time without notice to Tenant), other than Landlord’s obligations (if any) specifically set forth in the Work Letter, and (2) Landlord (and/or any other owners of Marina Park) shall have the right from time to time to include or exclude any improvements or facilities within the Project, at such party’s sole election, as more particularly set forth in Section 1.1.3 below.

1.1.3 Tenant’s and Landlord’s Rights. Tenant is hereby granted the right to the nonexclusive use of the common corridors and hallways, stairwells, elevators (if any), restrooms and other public or common areas located within the Building, and the non-exclusive use of those areas located on the Project that are designated by Landlord from time to time as common areas for the Building; provided, however, that (i) Tenant’s use thereof shall be subject to (A) the provisions of any covenants, conditions and restrictions regarding the use thereof now or hereafter recorded against the Project, and (B) such reasonable, non-discriminatory rules, regulations and restrictions as Landlord may make from time to time (which shall be provided in writing to Tenant), provided that the change will not result in an adverse economic impact upon Tenant, and (ii) Tenant may not go on the roof of Building or the Other Existing Building without Landlord’s prior consent (which may be withheld in Landlord’s sole and absolute discretion) and without otherwise being accompanied by a representative of Landlord. Landlord (and/or any other owners of Marina Park) reserve the right from time to time to use any of the common areas of the Project, and the roof, risers and conduits of the Building and the Other Existing Building for telecommunications and/or any other purposes, and to do any of the following; provided, however, in the course of taking such action, Landlord shall use commercially reasonable efforts not to interfere with or adversely affect Tenant’s business operations at the Premises (subject to events and circumstances outside of Landlord’s reasonable control): (l) make any changes, additions, improvements, repairs and/or replacements in or to the Project or any portion or elements thereof, including, without limitation, (x) changes in the location, size, shape and number of driveways, entrances, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, walkways, public and private streets, plazas, courtyards, transportation facilitation areas and common areas, and (y) expanding or decreasing the size of the Project and any common areas and other elements thereof, including adding, deleting and/or excluding buildings (including the Other Existing Building) thereon and therefrom; (2) close temporarily any of the common areas while engaged in making repairs, improvements or alterations to the Project; (3) retain and/or form a common area association or associations under covenants, conditions and restrictions to own, manage, operate, maintain, repair and/or replace all or any portion of the landscaping, driveways, walkways, public and private streets, plazas, courtyards, transportation facilitation areas and/or other common areas located outside of the Building and the Other Existing Building and, subject to Article 4 below, include the common area assessments, fees and taxes charged by the association(s) and the cost of maintaining, managing, administering and operating the association(s), in Operating Expenses or Tax Expenses; and (4) perform such other acts and make such other changes with respect to the Project as Landlord may, in the exercise of good faith business judgment, deem to be appropriate.

1.2 Condition of Premises. Except as expressly set forth in this Lease and in the Work Letter attached hereto as Exhibit B (including, without, without limitation, Section 1 thereof), Landlord shall not be obligated to provide or pay for any improvement, remodeling or refurbishment work or services related to the improvement, remodeling or refurbishment of the Premises, and Tenant shall accept the Premises in its “AS-IS” condition on the Lease Commencement Date.

1.3 Rentable Square Feet. The rentable square feet for the Premises are approximately as set forth in Section 6.1 of the Summary. For purposes hereof, the “rentable square feet” of the Premises and the Building (including the office space, storage space and other portions thereof) shall be calculated by Landlord pursuant to the Standard Method for Measuring Floor Area in Office Buildings, ANSI Z65.1-2010 (“BOMA”), as modified by Landlord pursuant to Landlord’s standard rentable area measurements for the Project. The rentable square feet of the Premises and the rentable square feet of the Building (including the office space, storage space and other portions thereof) are subject to verification from time to time, but not more than once per Calendar Year, by Landlord’s planner/designer and such verification shall be made in accordance with the provisions of this Section 1.3. Tenant’s architect may consult with Landlord’s planner/designer regarding such verification, except to the extent it relates to the rentable square feet of the Building (or portions thereof; provided, however, the determination of Landlord’s planner/designer shall be conclusive and binding upon the parties. In the event that Landlord’s planner/designer determines that the rentable square footage amounts shall be different from those set forth in this Lease, all amounts, percentages and figures appearing or referred to in this Lease based upon such incorrect rentable square feet (including, without limitation, the amount of the Base Rent and Tenant’s Share) shall be modified in accordance with such determination. If such determination is made, it will be confirmed in writing by Landlord to Tenant.

1.4 Right of First Offer. Subject to the terms and conditions of this Section 1.4. during initial Lease Term, Tenant shall have the one-time right of first offer (the “ROFO Right”) with respect to Reserved Area set forth in Section 14 of the Summary (as referred to in this Section 1.4, the “Expansion Space”), under the same terms and conditions hereof, except that the rental rate and any improvement allowance with respect to the Expansion Space shall be the rate specified in the Expansion Notice (as defined in Section 1.4.1 below). Notwithstanding the foregoing (i) the lease term for Tenant’s lease of the Expansion Space pursuant to Tenant’s exercise of the ROFO Right shall commence only following the expiration or earlier termination of (A) any existing lease pertaining to the Expansion Space as of the date hereof (the “Existing Leases”), and (B) if the Expansion Space is vacant as of the date of this Lease, the first lease pertaining to the Expansion Space entered into by Landlord after the date of this Lease (collectively, the “Superior Leases”), including any renewal or extension of any such existing or future lease, whether or not such renewal or extension is pursuant to an express written provision in such lease, and regardless of whether any such renewal or extension is consummated pursuant to a lease amendment or a new lease, and (ii) such ROFO Right shall be subordinate and secondary to all rights of expansion, first refusal, first offer or similar rights granted to (X) the tenants of the Superior Leases, and (Y) any rights of other tenants of the Project (the rights described in items (i) and (ii), above to be known collectively as “Superior Rights”). Tenant’s ROFO Right shall be on the terms and conditions set forth in this Section 1.4, and shall be a one (1) time only right. It is further understood and agreed that the term for Tenant’s lease of any Expansion Space leased by Tenant shall be coterminous with Tenant’s lease of the Premises.

1.4.1 Procedure for Offer. Tenant shall have the right to send Landlord a notice (“Request Notice”) advising Landlord that Tenant is interested in leasing additional space. Within thirty (30) days of receipt of a Request Notice, Landlord shall notify Tenant (the “Expansion Notice”) if the Expansion Space (or any portion thereof) will become or is expected to become available for lease to third parties in the next twelve (12) months, where no holder of a Superior Right has the right to lease such space. The Expansion Notice shall describe the space so offered to Tenant (including the rentable square feet thereof as determined pursuant to Section 1.3 above) and shall set forth all of Landlord’s proposed economic terms and conditions applicable to Tenant’s lease of such space (collectively, the “Expansion Terms”). Notwithstanding the foregoing. Landlord’s obligation to deliver the Expansion Notice shall not apply during the last twenty-four (24) months of the Lease Term. Tenant may not send a Request Notice until twelve (12) months have elapsed since the day Tenant previously sent a Request Notice to Landlord.

1.4.2 Procedure for Acceptance. If Tenant wishes to exercise the ROFO Right with respect to the space described in the Expansion Notice, then within five (5) business days after delivery of the Expansion Notice to Tenant, Tenant shall deliver notice to Landlord of Tenant’s exercise of the ROFO Right with respect to the entire space described in the Expansion Notice and on the Expansion Terms contained therein. If Tenant does not exercise ROFO Right within the five (5) business day period (on all of the Expansion Terms), then Landlord shall be free to lease the space described in the Expansion Notice to anyone to whom Landlord desires on any terms Landlord desires and Tenant’s ROFO Right shall thereupon automatically terminate and this Section 1.4 shall be null and void and of no further force or effect. Notwithstanding anything to the contrary contained herein, Tenant must elect to exercise the ROFO Right, if at all, with respect to all of the space comprising the Expansion Space offered by Landlord to Tenant at any particular time, and Tenant may not elect to lease only a portion thereof or object to any of the Expansion Terms.

1.4.3 Construction of Expansion Space. Tenant shall take the Expansion Space in its “AS-IS” condition (unless otherwise provided in the Expansion Notice as part of the Expansion Terms), and Tenant shall be entitled to construct improvements in the Expansion Space at Tenant’s expense, in accordance with and subject to the provisions of Article 8 of this Lease. It is understood and agreed that the rental rate shall reflect whether an improvement allowance will be granted for improvements in the Expansion Space.

1.4.4 Lease of Expansion Space. If Tenant timely exercises the ROFO Right as set forth herein, Landlord and Tenant shall execute an amendment to this Lease adding such Expansion Space to this Lease upon the Expansion Terms set forth in Landlord’s Expansion Notice and upon the same non-economic terms and conditions as applicable to the original Premises. Tenant shall commence payment of rent for the Expansion Space and the lease term of the Expansion Space shall commence upon the date of delivery of such space to Tenant. The lease term for the Expansion Space shall, unless otherwise provided in the Expansion Notice as part of the Expansion Terms, expire coterminously with Tenant’s lease of the original Premises, but in no event shall Tenant lease the Expansion Space for a period of less than thirty-six (36) months, unless otherwise agreed by Landlord.

1.4.5 No Defaults. The rights contained in this Section 1.4 shall be personal to the original Tenant executing this Lease (“Original Tenant”) and its Affiliates (as defined in, and permitted pursuant to, Section 14.7 below), and may only be exercised by the Original Tenant and its Affiliates (and not any other assignee, sublessee or other transferee of the Original Tenant’s interest in this Lease) if the Original Tenant together with all Affiliates occupies at least seventy-five percent (75%) of the Premises then being leased by Original Tenant as of the date of Tenant’s exercise of the ROFO Right. Tenant’s right to exercise the ROFO Right is subject to

Landlord’s review and approval of Tenant’s current financials upon Tenant’s exercise of the ROFO Right. In addition, at Landlord’s option and in addition to Landlord’s other remedies set forth in this Lease, at law and/or equity, Tenant shall not have the right to lease the Expansion Space as provided in this Section 1.4 if, as of the date of the Expansion Notice, or, at Landlord’s option, as of the scheduled date of delivery of such Expansion Space to Tenant, Tenant has been in default under this Lease, or if Landlord’s lender disapproves the Expansion Terms.

ARTICLE 2

LEASE TERM

2.1 Lease Term. The terms and provisions of this Lease shall be effective as of the date of this Lease except for the provisions of this Lease relating to the payment of Rent. The term of this Lease (the “Lease Term”) shall be as set forth in Section 7.1 of the Summary and shall commence on the date (the “Lease Commencement Date”) set forth in Section 7.2 of the Summary (subject, however, to the terms of the Work Letter), and shall terminate on the date (the “Lease Expiration Date”) set forth in Section 7.3 of the Summary, unless this Lease is sooner terminated as hereinafter provided. For purposes this Lease, the term “Lease Year” shall mean each consecutive twelve (12) month period during tire Lease Term, provided that the last Lease Year shall end on the Lease Expiration Date. If Landlord does not deliver possession of the Premises to Tenant on or before the anticipated Lease Commencement Date (as set forth in Section 7.2(ii) of the Summary), Landlord shall not be subject to any liability nor shall the validity of this Lease nor the obligations of Tenant hereunder be affected. In the event that the Lease Commencement Date is a date which is other than the anticipated Lease Commencement Date set forth in Section 7.2(ii) of the Summary, within a reasonable period of time after the date Tenant takes possession of the Premises Landlord shall deliver to Tenant an amendment to lease in the form attached hereto as Exhibit C, setting forth the Lease Commencement Date and the Lease Expiration Date, and Tenant shall execute and return such amendment to Landlord within five (5) days after Tenant’s receipt thereof. If Tenant fails to execute and return the amendment within such 5-day period, Tenant shall be deemed to have approved and confirmed the dates set forth therein, provided that such deemed approval shall not relieve Tenant of its obligation to execute and return the amendment (and such failure shall constitute a default by Tenant hereunder). In the event that Landlord does not deliver such amendment to Tenant, the Lease Commencement Date shall be deemed to be the anticipated Lease Commencement Date set forth in Section 7.2(ii) of the Summary.

2.2 Early Access. Commencing fifteen (15) days prior to the Lease Commencement Date (the “Early Access Period”), and so long as (i) this Lease has been fully executed and delivered by the parties hereto, (ii) Landlord has received the first (1st) monthly installment of Base Rent pursuant to Article 3 below, (iii) Landlord has received the Letter of Credit pursuant to the Letter of Credit Rider attached hereto, and (iv) Landlord has received insurance certificates evidencing that Tenant is carrying the insurance required to be carried by Tenant pursuant to the terms of Article 10 below, Tenant shall have the right to access the Premises for the purpose of the installation of Tenant’s furniture, fixtures and equipment therein; provided, however, that during such Early Access Period, all of the terms and conditions of this Lease shall apply, including, without limitation, Tenant’s obligation to pay to Landlord all sums and charges required to be paid by Tenant under this Lease, including, without limitation, charges for additional services provided to the Premises so accessed pursuant to Sections 6.1.2 and 6.2 of this Lease. Further, any work to be performed by Tenant or its contractors within the Premises shall be performed in strict accordance with the terms of Article 8 of this Lease, including obtaining Landlord’s prior approval of plans for any cabling, wiring or other work which may affect systems or structure or be visible from outside the Premises and causing all contractors to comply with the Project’s construction rules and regulations. Subject to the foregoing, during such Early Access Period, so long as Tenant does not commence business operations from the Premises, Tenant shall not be obligated to pay Base Rent or Tenant’s Share of Operating Expenses, Tax Expenses and Utilities Costs (as such terms are defined in Article 4 below) for the Premises so accessed by Tenant until the occurrence of the Lease Commencement Date (and no such Base Rent nor Tenant’s Share of Operating Expenses, Tax Expenses and Utilities Costs shall accrue during such Early Access Period).

ARTICLE 3

BASE RENT

3.1 Base Rent. Tenant shall pay, without notice or demand, to Landlord or Landlord’s agent at the management office of the Project, or at such other place as Landlord may from time to time designate in writing, in currency or a check for currency which, at the time of payment, is legal tender for private or public debts in the United States of America, base rent (“Base Rent”) as set forth in Section 8 of the Summary, payable in equal monthly installments as set forth in Section 8 of the Summary in advance on or before the first (1st) day of each and every month during the Lease Term, without any setoff or deduction whatsoever. The Base Rent for the first (1st) full month of the Lease Term shall be paid at the time of Tenant’s execution of this Lease. If any rental payment date (including the Lease Commencement Date) falls on a day of the month other than the first (1st) day of such month or if any rental payment is for a period which is shorter than one (1) month, then the rental for any such fractional month shall be a proportionate amount of a full calendar month’s rental based on the proportion that the number of days in such fractional month bears to the number of days in the calendar month during which such fractional month occurs. All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis.

3.2 Rent Abatement. Notwithstanding anything to the contrary contained herein and provided that Tenant faithfully performs all of the terms and conditions of this Lease, and no default by Tenant occurs hereunder and continues to exist beyond the expiration of any applicable notice and cure periods, Landlord hereby agrees that (i) Tenant shall not be required to pay the monthly installments of Base Rent for the second (2nd), forty-ninth (49th), and sixty-first (61st) full calendar months of the initial Lease Term, and (ii) Tenant shall not be required to pay fifty percent (50%) of the monthly installments of Base Rent for the third (3rd) and thirty-seventh (37th) full calendar months of the initial Lease Term (the foregoing months being the “Abatement Period”). During the Abatement Period, Tenant shall still be responsible for the payment of all of its other monetary obligations under this Lease. In the event of a default by Tenant under the terms of this Lease that results in termination of this Lease in accordance with the provisions of Article 19 hereof, then as a part of the recovery set forth in Article 19 of this Lease, Landlord shall be entitled to the recovery of the then unamortized remaining balance of the Base Rent that was abated under the provisions of this Article 3 (such amortization being calculated on a straight line basis over the entire Lease Term and such balance being determined as of the date of Tenant’s default).

ARTICLE 4

ADDITIONAL RENT

4.1 Additional Rent. In addition to paying the Base Rent specified in Article 3 of this Lease, Tenant shall pay as additional rent the sum of the following: (i) Tenant’s Share (as such term is defined below) of the annual Operating Expenses which are in excess of the amount of Operating Expenses applicable to the Expense Base Year; plus (ii) Tenant’s Share of the annual Tax Expenses which are in excess of the amount of Tax Expenses applicable to the Tax Expense Base Year; plus (iii) Tenant’s Share of the annual Utilities Costs which are in excess of the amount of Utilities Costs applicable to the Utilities Base Year. Such additional rent, together with any and all other amounts payable by Tenant to Landlord pursuant to the terms of this Lease (including, without limitation, pursuant to Article 6), shall be hereinafter collectively referred to as the “Additional Rent”. The Base Rent and Additional Rent are herein collectively referred to as the “Rent”. All amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner, time and place as the Base Rent. Without limitation on other obligations of Tenant which shall survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 4 shall survive the expiration of the Lease Term.

4.2 Definitions. As used in this Article 4, the following terms shall have the meanings hereinafter set forth:

4.2.1 “Calendar Year” shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires.

4.2.2 “Expense Base Year” shall mean the year set forth in Section 9.1 of the Summary.

4.2.3 “Expense Year” shall mean each Calendar Year, provided that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve (12) consecutive-month period, and, in the event of any such change. Tenant’s Share of Operating Expenses, Tax Expenses and Utilities Costs shall be equitably adjusted for any Expense Year involved in any such change.

4.2.4 “Operating Expenses” shall mean, subject to the exclusions from Operating Expenses set forth below, all expenses, costs and amounts which Landlord shall pay during any Expense Year because of or in connection with the ownership, management, maintenance, repair, replacement, restoration or operation of the Project, including, without limitation, any amounts paid for: (i) the cost of operating, maintaining, repairing, renovating and managing the utility systems, mechanical systems, sanitary and storm drainage systems, any elevator systems and all other “Systems and Equipment” (as defined in Section 4.2.5 of this Lease), and the cost of supplies and equipment and maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections, and the cost of contesting the validity or applicability of any governmental enactments which may affect Operating Expenses, and the costs incurred in connection with implementation and of a transportation system management program or similar program; (iii) the cost of insurance carried by Landlord, in such amounts as Landlord may reasonably determine or as may be required by any mortgagee of Landlord and any mezzanine lender of Landlord’s sole member (collectively, “Lenders”) or the lessor of any underlying or ground lease affecting the Project; (iv) the cost of landscaping, relamping, supplies, tools, equipment and materials, and all fees, charges and other costs (including consulting fees, legal fees and accounting fees) incurred in connection with the management, operation, repair and maintenance of the Project and any common area amenities; (v) the cost of parking area repair, restoration, and maintenance; (vi) any equipment rental agreements or management agreements (including the cost of any management fee and the fair rental value of any office space provided thereunder); (vii) wages, salaries and other compensation and benefits of all persons engaged in the operation, management, maintenance or security of the Project, and employer’s Social Security taxes, unemployment taxes or insurance, and any other taxes which may be levied on such wages, salaries, compensation and benefits; (viii) payments under any easement, license, operating agreement, declaration, restrictive covenant, underlying or ground lease (excluding rent), or instrument pertaining to the sharing of costs by the Project; (ix) the cost of janitorial service, alarm and security service, if any, window cleaning, trash removal, replacement of wall and floor coverings, ceiling tiles and fixtures in lobbies, corridors, restrooms and other common or public areas or facilities, maintenance and replacement of curbs and walkways, roof maintenance and repair (but not roof replacement); (x) amortization (including interest on the unamortized cost) of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Project; (xi) costs for workers’ compensation insurance, wages, withholding taxes, personal property taxes, fees for required licenses and permits, supplies, charges for management of the Building and common areas, and the costs and expenses of complying with, or participating in, conservation, recycling, sustainability, energy efficiency, waste reduction or other programs or practices implemented or enacted from time to time at the Building, including, without limitation, in connection with any LEED (Leadership in Energy and Environmental Design) rating or compliance system or program, including that currently coordinated through the U.S. Green Building council or Energy Star rating and/or compliance system or program (collectively “Conservation Costs”); and (xii) the cost of any capital improvements or other costs (I) which are intended to reduce current or future Operating Expenses to the extent of cost savings reasonably anticipated by Landlord at the time of such expenditure to be incurred in connection therewith, (II) made to the Project or any portion thereof after the Lease Commencement Date that are required under any governmental law or regulation first enacted or becoming effective with respect to the Real Property following the Lease Commencement Date, or (III) Conservation Costs and/or other costs which are reasonably determined by Landlord to be in the best interests of the Project; provided, however, that if any such cost described in (I), (II) or (III) above, is a capital expenditure, such cost shall be amortized (including interest on the unamortized cost) over its useful life as Landlord shall reasonably determine in accordance with generally accepted commercial office building accounting practices. In order to consistently implement the “gross up” of Operating Expenses in accordance with generally accepted commercial office building accounting practices, if Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would be included in Operating Expenses) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses for each Expense Year shall be deemed to be increased by an amount equal to the additional Operating Expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant. If any of (x) the Building, (y) the Other Existing Building (but

only during the period of time the same are included by Landlord within the Project) and (z) any additional buildings are added to the Project pursuant to Section 1.1.3 above (but only during the period of time after such additional buildings have been fully constructed and ready for occupancy and are included by Landlord within the Project) are less than ninety-five percent (95%) occupied during all or a portion of any Expense Year (including the Expense Base Year), Landlord shall make an appropriate adjustment to the variable components of Operating Expenses for such year or applicable portion thereof, employing sound accounting and management principles, to determine the amount of Operating Expenses that would have been paid had the Building, such Other Existing Building and such additional buildings (if any) been ninety-five percent (95%) occupied; and the amount so determined shall be deemed to have been the amount of Operating Expenses for such year, or applicable portion thereof.

Notwithstanding anything to the contrary set forth in this Article 4. when calculating Operating Expenses for any Expense Year (including, without limitation, the Expense Base Year), Operating Expenses shall exclude one-time Conservation Costs and other special charges, costs or fees which are only incurred during the Expense Year at issue and in no other year, so as to provide for a consistent basis for the calculation of Tenant’s Share of increases in Operating Expenses hereunder.

Notwithstanding the foregoing, Operating Expenses shall not, however, include:

(A) costs pleasing commissions, attorneys’ fees and other costs and expenses incurred in connection with negotiations or disputes with present or prospective tenants or other occupants of the Project;

(B) costs (including permit, license and inspection costs) incurred in renovating or otherwise improving, decorating or redecorating rentable space for other tenants or vacant rentable space;

(C) costs incurred due to the violation by Landlord of the terms and conditions of any lease of space in the Project.

(D) costs of hothead or profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for services in or in connection with the Project to the extent the same exceeds the costs of overhead and profit increment included in the costs of such services which could be obtained from third parties on a competitive basis;

(E) except as otherwise specifically provided in this Section 4.2.4, costs of interest on debt or amortization on any mortgages, and rent payable under any ground lease of the Project;

(F) Utilities Costs;

(G) Tax Expenses;

(H) the costs and expenses incurred in leasing equipment or systems, the cost of such equipment or systems which would ordinarily constitute a capital expenditure if the equipment or systems were purchased (but such costs may constitute Operating Expenses as set forth above with respect to certain capital expenditures);

(I) costs associated with operating the entity which constitutes Landlord, as the same are distinguished from the costs of operation of the Building, including partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord’s interest in the Building, costs (including attorneys’ fees and costs of settlement judgments and payments in lieu thereof) arising from claims, disputes or potential disputes in connection with potential or actual claims, litigation or arbitration pertaining to Landlord’s ownership of the Building;

(J) the wages and benefits of any employee who does not devote substantially all of his or her employed time to the Project unless such wages and benefits are prorated to reflect time spent on operating and managing the Project vis-a-vis time spent on matters unrelated to operating and managing the Project; provided, that in no event shall Operating Expenses for purposes of this Lease include wages and/or benefits attributable to personnel above the level of Senior Property Manager; or

(K) capital expenditures not otherwise permitted under Section 4.2.4(xii) above.

4.2.5 “Systems and Equipment” shall mean any plant, machinery, transformers, duct work, cable, wires, and other equipment, facilities, and systems designed to supply heat, ventilation, air conditioning and humidity or any other services or utilities, or comprising or serving as any component or portion of the electrical, gas, steam, plumbing, sprinkler, communications, alarm, security, or fire/life safety systems or equipment, or any other mechanical, electrical, electronic, computer or other systems or equipment which serve the Building and/or any other building in the Project in whole or in part.

4.2.6 “Tax Expense Base Year” shall mean the year set forth in Section 9.2 of the Summary.

4.2.7 “Tax Expenses” shall mean all federal, state, county, or local governmental or municipal taxes, fees, assessments, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary, (including, without limitation, real estate taxes, general and special assessments, transit assessments, fees and taxes, child care subsidies, fees and/or assessments, job training subsidies, fees and/or assessments, open space fees and/or assessments, housing subsidies and/or housing fund fees or assessments, public art fees and/or assessments, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Project), which Landlord shall pay during any Expense Year because of or in connection with the ownership, leasing and operation of the Project or Landlord’s interest therein. For purposes of this Lease, Tax Expenses shall be calculated as if (i) the tenant improvements in the Building, the Other Existing Building and any additional buildings added to the Project pursuant to Section 1.1.3 above (but only during the period of time that such Other Existing Building and additional buildings are included by Landlord within the Project) were fully constructed, and (ii) the Project, the Building, such Other Existing Building and such additional buildings (if any) and all tenant improvements therein were fully assessed for real estate tax purposes.

4.2.7.1 Tax Expenses shall include, without limitation:

(i) Any tax on Landlord’s rent, right to rent or other income from the Project or as against Landlord’s business of leasing any of the Project;

(ii) Any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election (“Proposition 13”) and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants. It is the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies, and charges and all similar assessments, taxes, fees, levies and charges be included within the definition of Tax Expenses for purposes of this Lease;

(iii) Any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the rent payable hereunder, including, without limitation, any gross income tax upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof;

(iv) Any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises; and

(v) Any reasonable expenses incurred by Landlord in attempting to protest, reduce or minimize Tax Expenses.

4.2.7.2 In no event shall Tax Expenses for any Expense Year be less than the Tax Expenses for the Tax Expense Base Year.

4.2.7.3 Notwithstanding anything to the contrary contained in this Section 4.2.7, there shall be excluded from Tax Expenses (i)all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state net income taxes, and other taxes to the extent applicable to Landlord’s net income (as opposed to rents, receipts or income attributable to operations at the Project), (ii) any items included as Operating Expenses or Utilities Costs, and (iii) any items paid by Tenant under Section 4.4 of this Lease.

4.2.8 “Tenant’s Share” shall mean the percentage set forth in Section 9.4 of the Summary. Tenant’s Share was calculated by dividing the number of rentable square feet of the Premises by the total rentable square feet of office space in the Building (as set forth in Section 9.4 of the Summary), and stating such amount as a percentage, provided that Tenant’s Share may be subject to adjustment as necessary, in Landlord’s discretion. Landlord shall have the right from time to time to redetermine the rentable square feet of the Premises and/or Building, and Tenant’s Share shall be appropriately adjusted to reflect any such redetermination. If Tenant’s Share is adjusted pursuant to the foregoing, as to the Expense Year in which such adjustment occurs, Tenant’s Share for such year shall be determined on the basis of the number of days during such Expense Year that each such Tenant’s Share was in effect.

4.2.9 “Utilities Base Year” shall mean the year set forth in Section 9.3 of the Summary.

4.2.10 “Utilities Costs” shall mean all actual charges for utilities for the Building and the Project (including utilities for the Other Existing Building and additional buildings, if any, added to the Project during the period of time the same are included by Landlord within the Project) which Landlord shall pay during any Expense Year, including, but not limited to, the costs of water, sewer, gas and electricity, and the costs of HVAC (including, unless paid by Tenant pursuant to Section 6.1.2 below, the cost of electricity to operate HVAC air handlers) and other utilities as well as related fees, assessments measurement meters and devices and surcharges (but excluding those charges for which tenants directly reimburse Landlord or otherwise pay directly to the utility company). Utilities Costs shall be calculated assuming the Building (and, during the period of time when such buildings are included by Landlord within the Project, the Other Existing Building and any additional buildings, if any, added to the Project) is at least ninety-five percent (95%) occupied during all or any portion of an Expense Year (including the Utilities Base Year). If, during all or any part of any Expense Year, Landlord shall not provide any utilities (the cost of which, if provided by Landlord, would be included in Utilities Costs) to a tenant (including Tenant) who has undertaken to provide the same instead of Landlord, Utilities Costs shall be deemed to be increased by an amount equal to the additional Utilities Costs which would reasonably have been incurred during such period by Landlord if Landlord had at its own expense provided such utilities to such tenant. Utilities Costs shall include any costs of utilities which are allocated to the Project under any declaration, restrictive covenant, or other instrument pertaining to the sharing of costs by the Project or any portion thereof, including any covenants, conditions or restrictions now or hereafter recorded against or affecting the Project. For purposes of determining Utilities Costs incurred for the Utilities Base Year, Utilities Costs for the Utilities Base Year shall not include any one-time Conservation Costs or other special charges, costs or fees or extraordinary charges or costs incurred in the Utilities Base Year only, including those attributable to boycotts, embargoes, strikes or other shortages of services or fuel. In addition, if in any Expense Year subsequent to the Utilities Base Year, the amount of Utilities Costs decreases due to a reduction in the cost of providing utilities to the Project for any reason, including without limitation, due to deregulation of the utility industry and/or reduction in rates achieved in contracts with utilities providers and/or due to implementation of energy management and/or energy efficiency systems or measures, then for purposes of the Expense Year in which such decrease in Utilities Costs occurred and all subsequent Expense Years, the Utilities Costs for the Utilities Base Year shall be decreased by an amount equal to such decrease.

4.3 Calculation and Payment of Additional Rent.

4.3.1 Calculation of Excess. If for any Expense Year ending or commencing within the Lease Term, (i) Tenant’s Share of Operating Expenses allocated to the Building pursuant to Section 4.3.4 below for such Expense Year exceeds Tenant’s Share of Operating Expenses allocated to the Building for the Expense Base Year, and/or (ii) Tenant’s Share of Tax Expenses allocated to the Building pursuant to Section 4.3.4 below for such Expense Year exceeds Tenant’s Share of Tax Expenses allocated to the Building for the Tax Expense Base Year, and/or (iii) Tenant’s Share of Utilities Costs allocated to the Building pursuant to Section 4.3.4 below for such Expense Year exceeds Tenant’s Share of Utilities Costs allocated to the Building for the Utilities Base Year, then Tenant shall pay to Landlord, in the manner set forth in Section 4.3.2, below, and as Additional Rent, an amount equal to such excess (the “Excess”).

4.3.2 Statement of Actual Operating Expenses. Tax Expenses and Utilities Costs and Payment by Tenant. Landlord shall endeavor to give to Tenant on or before the thirtieth (30th) day of June following the end of each Expense Year, a statement (the “Statement”) which shall state in reasonable detail the Operating Expenses, Tax Expenses and Utilities Costs incurred or accrued for such preceding Expense Year, and which shall indicate the amount, if any, of any Excess. Upon receipt of the Statement for each Expense Year ending during the Lease Term, if an Excess is present, Tenant shall pay, with its next installment of Base Rent due, the full amount of the Excess for such Expense Year, less the amounts, if any, paid during such Expense Year as “Estimated Excess”, as that term is defined in Section 4.3.3 of this Lease. The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord from enforcing its rights under this Article 4. Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant’s Share of the Operating Expenses, Tax Expenses and Utilities Costs for the Expense Year in which this Lease terminates, if an Excess is present, Tenant shall immediately pay to Landlord an amount as calculated pursuant to the provisions of Section 4.3.1 of this Lease. The provisions of this Section 4.3.2 shall survive the expiration or earlier termination of the Lease Term.

4.3.3 Statement of Estimated Operating Expenses. Tax Expenses and Utilities Costs. In addition, Landlord shall endeavor to give Tenant a yearly expense estimate statement (the “Estimate Statement”) which shall set forth Landlord’s reasonable estimate (the “Estimate”) of what the total amount of Operating Expenses, Tax Expenses and Utilities Costs allocated to the Building pursuant to Section 4.3.4 below for the then- current Expense Year shall be and the estimated Excess (the “Estimated Excess”) as calculated by comparing (i) Tenant’s Share of Operating Expenses allocated to the Building, which shall be based upon the Estimate, to Tenant’s Share of Operating Expenses allocated to the Building for the Expense Base Year, (ii) Tenant’s Share of Tax Expenses allocated to the Building, which shall be based upon the Estimate, to Tenant’s Share of Tax Expenses allocated to the Building for the Tax Expense Base Year, and (iii) Tenant’s Share of Utilities Costs allocated to the Building, which shall be based upon the Estimate, to Tenant’s Share of Utilities Costs allocated to the Building for the Utilities Base Year. The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Excess under this Article 4. If pursuant to the Estimate Statement an Estimated Excess is calculated for the then-current Expense Year, Tenant shall pay, with its next installment of Base Rent due, a fraction of the Estimated Excess for the then-current Expense Year (reduced by any amounts paid pursuant to the last sentence of this Section 4.3.3). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year to the month of such payment, both months inclusive, and shall have twelve (12) as its denominator. Until a new Estimate Statement is furnished, Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Excess set forth in the previous Estimate Statement delivered by Landlord to Tenant.

4.3.4 Allocation of Operating Expenses. Tax Expenses and Utilities Costs to Building. The parties acknowledge that the Building is part of a multi-building commercial project consisting of the Building, and the Other Existing Building and such other buildings or improvements as Landlord (and/or any other owners Marina Park project) may elect to construct and include as part of the Project from time to time (the Other Existing Building and any such other buildings are sometimes referred to herein, collectively, as the “Other Buildings”), and that certain of the costs and expenses incurred in connection with the Project (i.e., the Operating Expenses, Tax Expenses and Utilities Costs) shall be shared among the Building and/or such Other Buildings, while certain other costs and expenses which are solely attributable to the Building and such Other Buildings, as applicable, shall be allocated directly to the Building and the Other Buildings, respectively. Accordingly, as set forth in Sections 4.1 and 4.2 above, Operating Expenses, Tax Expenses and Utilities Costs are determined annually for the Project as a whole, and a portion of the Operating Expenses, Tax Expenses and Utilities Costs, which portion shall be determined by Landlord on an equitable basis, shall be allocated to the Building (as opposed to the tenants of the Other Buildings), and such portion so allocated shall be the amount of Operating Expenses, Tax Expenses and Utilities Costs payable with respect to the Building upon which Tenant’s Share shall be calculated. Such portion of the Operating Expenses, Tax Expenses and Utilities Costs allocated to the Building shall include all Operating Expenses, Tax Expenses and Utilities Costs which are attributable solely to the Building, and an equitable portion of the Operating Expenses, Tax Expenses and Utilities Costs attributable to the Project as a whole. As an example of such allocation with respect to Tax Expenses and Utilities Costs, it is anticipated that Landlord (and/or any other owners of the Project) may receive separate tax bills which separately assess the improvements component of Tax Expenses for each building in the Project and/or Landlord may receive separate utilities bills from the utilities companies identifying the Utilities Costs for certain of the utilities costs directly incurred by each such building (as measured by separate meters installed for each such building), and such separately assessed Tax Expenses and separately metered Utilities Costs shall be calculated for and allocated separately to each such applicable building. In addition, in the event Landlord (and/or any other owners of the Project) elect to subdivide certain common area portions of the Project such as landscaping, public and private streets, driveways, walkways, courtyards, plazas, transportation facilitation areas and/or accessways into a separate parcel or parcels of land (and/or separately convey all or any of such parcels to a common area association to own, operate and/or maintain same), the Operating Expenses, Tax Expenses and Utilities Costs for such common area parcels of land may be aggregated and then reasonably allocated by Landlord to the Building and such Other Buildings on an equitable basis as Landlord (and/or any applicable covenants, conditions and restrictions for any such common area association) shall provide from time to time.

4.3.5 Cap on Controllable Expenses. Notwithstanding anything to the contrary contained in this Article 4, the aggregate “Controllable Expenses” (as hereinafter defined) included in Operating Expenses in any Expense Year after the Expense Base Year shall not increase by more than seven percent (7%) on an annual, cumulative and compounded basis, over the actual aggregate Controllable Expenses included in Operating Expenses for any preceding Expense Year (including the Expense Base Year), but with no such limit on the amount of Controllable Expenses which may be included in the Operating Expenses incurred during the Expense Base Year. For purposes of this Section 4.3.5. “Controllable Expenses” shall mean all Operating Expenses except: (i) insurance carried by Landlord with respect to the Real Property and/or the operation thereof; (ii) costs of capital expenditures which constitute Operating Expenses under Section 4.2.4(xii) above; and (iii) wages, salaries and other compensation and benefits paid to Landlord’s employees, agents or contractors engaged in the operation, management, maintenance (including, but not limited to, janitorial and cleaning services) or security of the Building or Real Property, to the extent such wages, salaries and other compensation are incurred as a result of union labor or government mandated requirements including, but not limited to, prevailing wage laws and similar requirements. The provisions of this Section 4.3.5 do not apply to Tax Expenses or Utilities Costs.

4.4 Taxes and Other Charges for Which Tenant Is Directly Responsible. Tenant shall reimburse Landlord upon demand for any and all taxes or assessments required to be paid by Landlord (except to the extent included in Tax Expenses by Landlord), excluding state, local and federal personal or corporate income taxes measured by the net income of Landlord from all sources and estate and inheritance taxes, whether or not now customary or within the contemplation of the parties hereto, when:

4.4.1 said taxes are measured by or reasonably attributable to the cost or value of Tenant’s equipment, furniture, fixtures and other personal property located in the Premises, or by the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, to the extent the cost or value of such leasehold improvements exceeds the cost or value of a building standard build-out as determined by Landlord regardless of whether title to such improvements shall be vested in Tenant or Landlord;

4.4.2 said taxes are assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Project (including the Parking Facilities); or

4.4.3 said taxes are assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

4.5 Late Charges. If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord’s designee by the due date therefor, then Tenant shall pay to Landlord a late charge equal to ten percent (10%) of the amount due plus any attorneys’ fees incurred by Landlord by reason of Tenant’s failure to pay Rent and/or other charges when due hereunder, subject to and in accordance with Section 19.3 below. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord’s other rights and remedies hereunder, at law and/or in equity and shall not be construed as liquidated damages or as limiting Landlord’s remedies in any manner. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid by the date that they are due shall thereafter bear interest until paid at a rate (the “Interest Rate”) equal to the lesser of (i) the “Prime Rate” or “Reference Rate” announced from time to time by the Bank of America (or such reasonable comparable national banking institution as selected by Landlord in the event Bank of America ceases to exist or publish a Prime Rate or Reference Rate), plus four percent (4%), or (ii) the highest rate permitted by applicable law.

4.6 Audit Rights. In the event Tenant disputes the amount of the Operating Expenses set forth in the Statement for the particular Calendar Year delivered by Landlord to Tenant pursuant to Section 4.3.2 above, Tenant shall have the right, but not more frequently than once during any Calendar Year, at Tenant’s cost, after ninety (90) days prior written notice to Landlord, to have Tenant’s authorized employees or agents inspect, at Landlord’s office during normal business hours, Landlord’s books, records and supporting documents concerning the Operating

Expenses set forth in such Statement; provided, however. Tenant shall have no right to conduct such inspection, have an audit performed by the Accountant as described below, or object to or otherwise dispute the amount of the Operating Expenses set forth in any such Statement, unless Tenant notifies Landlord of such objection and dispute, completes such inspection, and has the Accountant commence and complete such audit within six (6) months immediately following Landlord’s delivery of the particular Statement in question (the “Review Period”); provided, further, that notwithstanding any such timely objection, dispute, inspection, and/or audit, and as a condition precedent to Tenant’s exercise of its right of objection, dispute, inspection and/or audit as set forth in this Section 4.6. Tenant shall not be permitted to withhold payment of, and Tenant shall timely pay to Landlord, the full amounts as required by the provisions of this Article 4 in accordance with such Statement. However, such payment may be made under protest pending the outcome of any audit which may be performed by the Accountant as described below. In connection with any such inspection by Tenant, Landlord and Tenant shall reasonably cooperate with each other so that such inspection can be performed pursuant to a mutually acceptable schedule, in an expeditious manner and without undue interference with Landlord’s operation and management of the Building. If after/such inspection and/or request for documentation, Tenant still disputes the amount of the Operating Expenses set forth in the Statement, Tenant shall have the right, within the Review Period, to cause an independent certified public accountant which is not paid on a contingency basis and which is mutually approved by Landlord and Tenant (the “Accountant”) to complete an audit of Landlord’s books and records pertaining to Operating Expenses to determine the proper amount of the Operating Expenses incurred and amounts payable by Tenant for the Calendar Year which is the subject of such Statement. Such audit by the Accountant shall be final and binding upon Landlord and Tenant. If Landlord and Tenant cannot mutually agree as to the identity of the Accountant within ninety (90) days after Tenant notifies Landlord that Tenant desires an audit to be performed, then the Accountant shall be one of the “Big 4” accounting firms, which is not paid on a contingency basis and which is selected by Tenant and reasonably approved by Landlord. If such audit reveals that Landlord has over-charged Tenant, then within ninety (90) days after the results of such audit are made available to Landlord, Landlord shall reimburse to Tenant the amount of such over-charge. If the audit reveals that the Tenant was under-charged, then within ninety (90) days after the results of such audit are made available to Tenant, Tenant shall reimburse to Landlord the amount of such under-charge. Tenant agrees to pay the cost of such audit unless it is subsequently determined that Landlord’s original Statement which was the subject of such audit was in error to Tenant’s disadvantage by ten percent (10%) or more of the total Operating Expenses which was the subject of such audit. The payment by Tenant of any amounts pursuant to this Article 4 shall not preclude Tenant from questioning the correctness of any Statement provided by Landlord at any time during the Review Period, but the failure of Tenant to object thereto, conduct and complete its inspection and have the Accountant conduct and complete the audit as described above prior to the expiration of the Review Period shall be conclusively deemed Tenant’s approval of the Statement in question and the amount of Operating Expenses shown thereon. In connection with any inspection and/or audit conducted by Tenant pursuant to this Section 4.6. Tenant agrees to keep, and the cause all of Tenant’s employees and consultants and the Accountant to keep, all of Landlord’s books and records end the audit, and all information pertaining thereto and the results thereof, strictly confidential, and in connection therewith, Tenant shall cause such employees, consultants and the Accountant to execute such reasonable confidentiality agreements as Landlord may require prior to conducting any such inspections and/or audits.

ARTICLE 5

USE OF PREMISES

Tenant shall use the Premises solely for general office purposes consistent with the character of the Building, and Tenant shall not use or permit the Premises to be used for any other purpose or purposes whatsoever. Tenant further covenants and agrees that it shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose contrary to the provisions of Exhibit D, attached hereto, or in violation of the laws of the United States of America, the state in which the Project is located, or the ordinances, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Project. Tenant shall comply with all recorded covenants, conditions, and restrictions, and the provisions of all ground or underlying leases, now or hereafter affecting the Project. Tenant shall not use or allow another person or entity to use any part of the Premises for the storage, use, treatment, manufacture or sale of “Hazardous Material”, as that term is defined below. As used herein, the term “Hazardous Material” means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the state in which the Project is located or the United States Government. Tenant acknowledges that Landlord has advised Tenant that the Building contains or, because of its age, is likely to contain, asbestos. Upon Tenant’s request, Landlord will make available for review by Tenant at the Project during normal business hours (without warranty) copies of any current asbestos management plans, inspection reports, test results or other similar documents in Landlord’s possession relating to the presence of asbestos at the Building. To the extent such reports or documents indicate the presence of asbestos at the Building, this provision shall constitute notice to Tenant as required by the California Health & Safety Code. In connection with performing any work that may disturb asbestos at the Building, Tenant shall comply, at its cost, with any applicable laws or asbestos management plans relating to the Building. Tenant shall also comply with all applicable laws, rules and regulations requiring disclosure to employees or invitees of the presence of asbestos or other hazardous materials at or around the Premises or the Building. Landlord has no special knowledge of the general procedures or handling restrictions to minimize or prevent the disturbance, release or exposure to asbestos or of the potential health risks that may result from any exposure to asbestos. Tenant is encouraged to contact local or state public health agencies for further information. To the extent it is determined that Hazardous Material exists at the Real Property as of the Lease Commencement Date in violation of laws governing Hazardous Material, and such violation does not arise out of any acts or omissions of Tenant, its agents, employees or contractors, Landlord shall promptly take such action as is necessary to comply with such laws at no cost to Tenant. If, following the Lease Commencement Date, the Real Property becomes contaminated with Hazardous Material in violation of laws governing Hazardous Material, and such violation does not arise out of any acts or omissions of Tenant, its agents, employees or contractors, Landlord shall promptly take such action as is necessary to comply with such laws, or if the violation of laws governing Hazardous Material arises out of the acts or negligence of third parties, Landlord shall exercise commercially reasonable efforts to cause such third parties to take such action as is necessary to comply with such laws. Notwithstanding anything to the contrary in this Lease, Tenant shall not be liable for any Hazardous Material existing at any time in the Premises or the Building or on the Real Property, except to the extent the same was released or brought by Tenant, its agents, employees, contractors or invitees.

ARTICLE 6

SERVICES AND UTILITIES

6.1 Standard Tenant Services. Landlord shall provide the following services on all days during the Lease Term, unless otherwise stated below.

6.1.1 Subject to reasonable changes implemented by Landlord and to all governmental rules, regulations and guidelines applicable thereto, Landlord shall provide heating and air conditioning when necessary for normal comfort for normal office use in the Premises, from Monday through Friday, during the period from 8:00 a.m. to 6:00 p.m., and, upon prior written notice from Tenant to Landlord, on Saturdays, during the period from 9:00 a.m. to 1:00 p.m., except for the date of observation of New Year’s Day, Presidents’ Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day and other locally or nationally recognized holidays as designated by Landlord (collectively, the “Holidays”).

6.1.2 Landlord shall provide adequate electrical wiring and facilities and power for normal general office use as determined by Landlord.

6.1.3 As part of Operating Expenses or Utilities Costs (as determined by Landlord), Landlord shall replace lamps, starters and ballasts for Building standard lighting fixtures within the Premises. Tenant shall bear the cost of replacement of lamps, starters and ballasts for non-Building standard lighting fixtures within the Premises.

6.1.4 Landlord shall provide city water from the regular Building outlets for drinking, lavatory and toilet purposes.

6.1.5 Landlord shall provide janitorial services five (5) days per week, except the date of observation of the Holidays, in and about the Premises and window washing services in a manner consistent with other comparable buildings in the vicinity of the Project.

6.1.6 Landlord shall provide nonexclusive automatic passenger elevator service at all times.

6.1.7 Landlord shall provide nonexclusive freight elevator service subject to scheduling by Landlord.

6.2 Overstandard Tenant Use. Tenant shall not, without Landlord’s prior written consent, use heat-generating machines, machines other than normal fractional horsepower office machines, or equipment or lighting other than building standard lights in the Premises, which may affect the temperature otherwise maintained by the air conditioning system or increase the water normally furnished for the Premises by Landlord pursuant to the terms of Section 6.1 of this Lease. If such consent is given, Landlord shall have the right to install supplementary air conditioning units or other facilities in the Premises, including supplementary or additional metering devices, and the cost thereof, including the cost of installation, operation and maintenance, increased wear and tear on existing equipment and other similar charges, shall be paid by Tenant to Landlord upon billing by Landlord. If Tenant uses water or heat or air conditioning in excess of that supplied by Landlord pursuant to Section 6.1 of this Lease, or if Tenant’s consumption of electricity shall exceed two (2) watts connected load per square foot of usable area of the Premises, calculated on a monthly basis for the hours described in Section 6.1.1 above, Tenant shall pay to Landlord, within ten (10) business days after billing and as additional rent, the cost of such excess consumption, the cost of the installation, operation, and maintenance of equipment which is installed in order to supply such excess consumption, and the cost of the increased wear and tear on existing equipment caused by such excess consumption; and Landlord may install devices to separately meter any increased use, and in such event Tenant shall pay, as additional rent, the increased cost directly to Landlord, within ten (10) business days after demand, including the cost of such additional metering devices. If Tenant desires to use heat, ventilation or air conditioning during hours other than those for which Landlord is obligated to supply such utilities pursuant to the terms of Section 6.1 of this Lease, (i) Tenant shall give Landlord such prior notice, as Landlord shall from time to time establish as appropriate, of Tenant’s desired use, (ii) Landlord shall supply such heating, ventilating and air conditioning to Tenant at such hourly cost to Tenant as Landlord shall from time to time establish, and (iii) Tenant shall pay such cost within ten (10) business days after billing, as additional rent. Landlord confirms that after-hours heating and air-conditioning is available to the Premises at the current cost of $45.00 per hour per zone, with a minimum of two (2) hours. The rate for after-hours heating and air-conditioning to the Premises is subject to change based upon changes in Landlord’s cost to provide such services.

6.3 Separate Metering; Compliance with Conservation Measures. Notwithstanding the foregoing provisions of this Article 6 to the contrary, Landlord shall have the right to cause some or all of the electricity, water and/or other utilities to be separately metered for the Premises, subject to and in accordance with the following: (i) separate meters may be installed if and when required to comply with applicable laws, rules and regulations, and in such case shall be installed as part of a comprehensive metering program which shall be non-discriminatory as to similarly situated tenants, and (ii) in such event. Tenant shall pay for the cost of all such utilities so separately metered within ten (10) days after invoice, at actual cost together with an industry standard administration fee which shall not exceed the fee which may be charged in compliance with applicable laws, rules and regulations, and (iii) in order to prevent “double counting” of Utilities Costs payable by Tenant under the terms of the Lease, it is understood and agreed that if and to the extent utilities provided to Tenant are separately metered and paid for by Tenant, there shall be excluded from Utilities Costs payable by Tenant under this Lease the costs of such utilities provided to all tenant spaces of the Building (fit:, if Tenant’s electricity is separately metered and paid by Tenant, Tenant shall not pay for any electricity provided to tenant spaces at the Building), and further Tenant shall receive a credit against Base Rent for the amount of Utilities Costs included in the Utilities Costs during the Utilities Base Year, as reasonably determined by Landlord based on reasonably available evidence. Tenant acknowledges that Landlord and/or Tenant may from time to time be requested or required to obtain, report and/or disclose certain energy consumption information with regard to the Premises, which may include, without limitation, benchmarking data for the U.S. Environmental Protection Agency’s ENERGY STAR® Portfolio Manager and information relating to compliance with “green building” initiatives, including, if applicable, the Leadership in Energy & Environmental Design (LEED) certification program. Tenant shall throughout the Lease Term, comply with all Federal, State or local laws, rules and regulations relating to consumption of utilities, energy or energy efficiency (as they may be in enacted or in effect from time to time, “Energy Regulations”), and Tenant shall, upon request by Landlord or Landlord’s lender, deliver and/or disclose such information regarding the consumption of utilities at the Premises as may be required to comply with applicable Energy Regulations. Further, Tenant authorizes Landlord to disclose such information and data regarding the Premises as may be requested or required front time to time to comply with Energy Regulations.

6.4 Interruption of Use. Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Project after reasonable effort to do so, by any accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause beyond Landlord’s reasonable control; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant’s use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease, except as otherwise specifically set forth in Section 6.7 below. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant’s business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 6.

6.5 Additional Services. Landlord shall also have the exclusive right, but not the obligation, to provide any additional services which may be required by Tenant, including, without limitation, locksmithing, lamp replacement, additional janitorial service, and additional repairs and maintenance, provided that Tenant shall pay to Landlord upon billing, the sum of all costs to Landlord of such additional services plus an administration fee. Charges for any utilities or services for which Tenant is required to pay from time to time hereunder, shall be deemed Additional Rent hereunder and shall be billed on a monthly basis.

6.6 Building Access. So long as Tenant complies with the terms of this Lease and any rules and regulations that Landlord may deem necessary or desirable for the safety and security of the Project, the Building or the Premises, Tenant shall have access to the Building and the Premises twenty-four (24) hours per day, seven (7) days per week, three hundred sixty-five (365) days per year, subject to full or partial closures which may be required from time to time for construction, maintenance, repairs, actual or threatened emergency or other events or circumstances which make it reasonably necessary to temporarily restrict or limit access.

6.7 Abatement of Rent When Tenant Is Prevented From Using Premises. In the event that Tenant is prevented from using, and does not use, the Premises or any portion thereof, for five (5) consecutive business days, or after ten (10) non-consecutive business days within any twelve (12) month period during the Lease Term (the “Eligibility Period”), as a result of (i) any failure by Landlord to provide to the Premises any of the essential utilities and services required to be provided in Sections 6.1.1 or 6.1.2 above, or (ii) any failure by Landlord to provide access to the Premises, then Tenant’s obligation to pay Base Rent and Tenant’s Share of Operating Expenses, Tax Expenses and Utilities Costs shall be abated or reduced, as the case may be, from and after the first (1st) day following the Eligibility Period and continuing until such time that Tenant continues to be so prevented from using, and does not use, the Premises or a portion thereof, in the proportion that the rentable square feet of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable square feet of the Premises; provided, however, that Tenant shall only be entitled to such abatement of rent if the matter described in clauses (i) or (ii) of this sentence arises out of or results from Landlord’s gross negligence or willful misconduct; provided, further, that Tenant shall not be entitled to abatement or reduction of Rent to the extent the matters described in clauses (i) or (ii) above arise out of or results from a matter outside of Landlord’s reasonable control. To the extent Tenant shall be entitled to abatement of rent because of a damage or destruction pursuant to Article 11 below or a taking pursuant to Article 12 below, then the terms of this Section 6.7 shall not be applicable.

ARTICLE 7

REPAIRS

7.1 Tenant’s Repairs. Subject to Landlord’s repair obligations in Sections 7.2 and 11.1 below, Tenant shall, at Tenant’s own expense, keep the Premises, including all improvements, fixtures and furnishings therein, in good order, repair and condition at all times during the Lease Term, which repair obligations shall include, without limitation, the obligation to promptly and adequately repair all damage to the Premises and replace or repair all damaged or broken fixtures and appurtenances; provided, however, that, at Landlord’s option, or if Tenant fails to make such repairs, Landlord may, but need not, make such repairs and replacements, and Tenant shall pay Landlord the cost thereof, including a percentage of the cost thereof (to be uniformly established for the Building) sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs or expenses arising from Landlord’s involvement with such repairs and replacements forthwith upon being billed for same.

7.2 Landlord’s Repairs. Anything contained in Section 7.1 above to the contrary notwithstanding, am subject to Articles 11 and 12 of this Lease, Landlord shall repair and maintain the structural portions of the Building, including the basic plumbing, heating, ventilating, air conditioning and electrical systems serving the Building and not located in the Premises; provided, however, if such maintenance and repairs are caused in part or in whole by the act, neglect, fault of or omission of any duty by Tenant, its agents, servants, employees or invitees, Tenant shall pay to Landlord as additional rent, the reasonable cost of such maintenance and repairs. Landlord shall not be liable for any failure to make any such repairs, or to perform any maintenance. There shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Project, Building or the Premises or in or to fixtures, appurtenances and equipment therein. Tenant hereby waives and releases its right to make repairs at Landlord’s expense under Sections 1941 and 1942 of the California Civil Code; or under any similar law, statute, or ordinance now or hereafter in effect.

ARTICLE 8

ADDITIONS AND ALTERATIONS

8.1 Landlord’s Consent to Alterations. Tenant may not make any improvements, alterations, additions or changes to the Premises (collectively, the “Alterations”) without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than thirty (30) days prior to the commencement thereof, and which consent shall not be unreasonably withheld by Landlord; provided, however. Landlord may withhold its consent in its sole and absolute discretion with respect to any Alterations which may affect the structural components of the Building or the Systems and Equipment or which can be seen from outside the Premises. Notwithstanding the foregoing, the installation by Tenant of a Wi-Fi Network shall be governed by the terms of Section 8.3 below. Tenant shall pay for all overhead, general conditions, fees and other costs and expenses of the Alterations, and, except with respect to Cosmetic Alterations (as defined below), shall pay to Landlord a Landlord supervision fee of five percent (5%) of the cost of the Alterations. The construction of the initial improvements to the Premises shall be governed by the terms of the Work Letter and not the terms of this Article 8. Notwithstanding the foregoing, Tenant shall have the right, without Landlord’s consent, but upon three (3) business days prior written notice to Landlord, to make strictly cosmetic, non-structural additions and alterations to the Premises that do not (i) involve the expenditure of more than $25,000.00 in the aggregate in any twelve (12) month period during the Lease Term, (ii) affect the appearance of the Building or any areas outside the Premises, (iii) affect or impact in any way the systems or structure of the Building, or (iv) require the issuance of a building permit (collectively, “Cosmetic Alterations”).

8.2 Manner of Construction. Landlord may impose, as a condition of its consent to all Alterations or repairs of the Premises or about the Premises, such requirements as Landlord in its reasonable discretion may deem desirable, including, but not limited to, the requirement that Tenant utilize for such purposes only contractors, materials, mechanics and materialmen approved by Landlord; provided, however, Landlord may impose such requirements as Landlord may determine, in its sole and absolute discretion, with respect to any work affecting the structural components of the Building or Systems and Equipment (including designating specific contractors to perform such work). Tenant shall construct such Alterations and perform such repairs in conformance with any and all applicable rules and regulations of any federal, state, county or municipal code or ordinance (including, California Energy Code, Title 24) and pursuant to a valid building permit, issued by the city in which the Project is located, and in conformance with Landlord’s construction rules and regulations. Landlord’s approval of the plans, specifications and working drawings for Tenant’s Alterations shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all laws, rules and regulations of governmental agencies or authorities. All work with respect to any Alterations must be done in a good and workmanlike manner and diligently prosecuted to completion to the end that the Premises shall at all times be a complete unit except during the period of work. In performing the work of any such Alterations, Tenant shall have the work performed in such manner as not to obstruct access to the Building or Project or the common areas for any other tenant of the Project, and as not to obstruct the business of Landlord or other tenants of the Project, or interfere with the labor force working at the Project. If Tenant makes any Alterations, Tenant agrees to carry “Builder’s All Risk” insurance in an amount approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 of this Lease immediately upon completion thereof. In addition, Landlord may, in its discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of such Alterations and naming Landlord as a co-obligee. Upon completion of any Alterations, Tenant shall (i) cause a Notice of Completion to be recorded in the office of the Recorder of the county in which the Project is located in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, (ii) deliver to the management office of the Project a reproducible copy of the “as built” drawings of the Alterations, and (iii) deliver to Landlord evidence of payment, contractors’ affidavits and full and final waivers of all liens for labor, services or materials.

8.3 Wi-Fi Network. Without limiting the generality of the foregoing, in the event Tenant desires to install wireless intranet, Internet or any data or communications network (“Wi-Fi Network”) in the Premises for the use by Tenant and its employees, then the same shall be subject to the provisions of this Section 8.3 (in addition to the other provisions of this Article 8). In the event Landlord consents to Tenant’s installation of such Wi-Fi Network, Tenant shall, in accordance with Section 8.4 below, remove the Wi-Fi Network from the Premises prior to the termination of the Lease. Tenant shall use the Wi-Fi Network so as not to cause any interference to other tenants in the Building or to other tenants at the Project or with any other tenant’s communication equipment, and not to damage the Building or Project or interfere with the normal operation of the Building or Project and Tenant hereby agrees to indemnify, defend and hold Landlord harmless from and against any and all claims, costs, damages) expenses and liabilities (including attorneys’ fees) arising out of Tenant’s failure to comply with the provisions of this Section 8.3. except to the extent same is caused by the gross negligence or willful misconduct of Landlord and which is not covered by the insurance carried by Tenant under this Lease (or which would not be covered by the insurance required to be carried by Tenant tinder this Lease). Should any interference occur, Tenant shall take all necessary steps as soon as reasonably possible and no later than three (3) calendar days following such occurrence to correct such interference. If such interference continues after such three (3) day period, Tenant shall immediately cease operating such Wi-Fi Network until such interference is corrected or remedied to Landlord’s satisfaction. Tenant acknowledges that Landlord has granted and/or may grant telecommunication rights to other tenants and occupants of the Building and to telecommunication service providers and in no event shall Landlord be liable to Tenant for any interference of the same with such Wi-Fi Network. Landlord makes no representation that the Wi-Fi Network will be able to receive or transmit communication signals without interference or disturbance. Tenant shall (i) be solely responsible for any damage caused as a result of the Wi-Fi Network, (ii) promptly pay any tax, license or permit fees charged pursuant to any laws regulations in connection with the installation, maintenance or use of the Wi-Fi Network and comply with all precautions and safeguards recommended by all governmental authorities, (iii) pay for all necessary repairs, replacements to or maintenance of the Wi-Fi Network, and (iv) be responsible for any modifications, additions or repairs to Building systems or infrastructure which are required by reason of the installation or operation of Tenant’s Wi-Fi Network. Should Landlord be required to retain professionals to research any interference issues that may arise and to confirm Tenant’s compliance with the terms of this Section 8.3. Landlord shall retain such professionals at commercially reasonable rates, and Tenant shall reimburse Landlord within twenty (20) days following submission to Tenant of an invoice from Landlord, which costs shall not exceed $1,000.00 per year (except in the event of a default by Tenant hereunder). This reimbursement obligation is independent of any rights or remedies Landlord may have in the event of a breach of default by Tenant under this Lease.

8.4 Landlord’s Property. Except as specifically set forth below, all Alterations, improvements, fixtures and/or equipment which, may be installed or placed in or about the Premises, including any cabling and wiring associated with the Wi-Fi Network, and aligns installed in, on or about the Premises, from time to time, shall be at the sole cost of Tenant and shall be and become the property of Landlord. Furthermore, Landlord may require that Tenant remove any improvement or Alteration (including any cabling and wiring associated with the Wi-Fi Network) upon the expiration or early termination of the Lease Term, and repair any damage to the Premises and Building caused by such removal, unless Tenant requests and obtains Landlord’s written agreement, at the time of Landlord’s approval of tire improvements or Alterations to be made by Tenant, that such improvements or Alterations need not be removed. If Tenant fails to complete such removal and/or to repair any damage caused by the removal of any Alterations (including any cabling and wiring associated with the Wi-Fi Network), Landlord may do so and may charge the cost thereof to Tenant (together with a five percent (5%) supervision/administration fee), and Tenant shall pay such cost to Landlord within thirty (30) days of being billed for the same. Notwithstanding the foregoing, in no event shall Tenant have any obligation to remove the Tenant Improvements made pursuant to the Work Letter attached hereto as Exhibit B: provided, however. Tenant shall be obligated to remove all cabling and wiring, including any cabling and wiring installed as part of the Tenant Improvements made pursuant to the Work Letter attached hereto as Exhibit B, upon the expiration or early termination of the Lease Term, and repair any damage to the Premises and Building caused by such removal.

ARTICLE 9

COVENANT AGAINST LIENS

Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon the Project, Building or Premises, and any and all liens and encumbrances created by Tenant shall attach to Tenant’s interest only. Landlord shall have the right at all times to post and keep posted on the Premises any notice which it deems necessary for protection from such liens. Tenant covenants and agrees not to suffer or permit any lien of mechanics or materialmen or others to be placed against the Project, the Building or the Premises with respect to work or services claimed to have been performed for or materials claimed to have been furnished to Tenant or the Premises, and, in case of any such lien attaching or notice of any lien, Tenant covenants and agrees to cause it to be immediately released and removed of record. Notwithstanding anything to the contrary set forth in this Lease, if any such lien is not released and removed on or before the date notice of such lien is delivered by Landlord to Tenant, Landlord, at its sole option, may immediately take all action necessary to release and remove such lien, without any duty to investigate the validity thereof, and all sums, costs and expenses, including reasonable attorneys’ fees and costs, incurred by Landlord in connection with such lien shall be deemed Additional Rent under this Lease and shall immediately be due and payable by Tenant,

ARTICLE 10

INDEMNIFICATION AND INSURANCE

10.1 Indemnification and Waiver. Tenant hereby assumes all risk of damage to property and injury to persons, in, on, or about the Premises from any cause whatsoever and agrees that Landlord, and its partners and subpartners, and their respective officers, agents, property managers, servants, employees, and independent contractors (collectively, “Landlord Parties”) shall not be liable for, and are hereby released from any responsibility for, any damage to property or injury to persons or resulting from the loss of use thereof, which damage or injury is sustained by Tenant or by other persons claiming through Tenant, except for injury to persons outside of the Premises to the extent caused by the negligence or willful misconduct of the Landlord Parties. Tenant shall indemnify, defend, protect, and hold harmless the Landlord Parties from any and all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys’ fees) incurred in connection with or arising from any cause in, on or about the Premises (including, without limitation, Tenant’s installation, placement and removal of Alterations, improvements, fixtures and/or equipment in, on or about the Premises), and any acts, omissions or negligence of Tenant or of any person claiming by, through or under Tenant, or of the contractors, agents, servants, employees, licensees or invited of Tenant or any such person, in, on or about the Premises, the Building and Project; provided, however, that the terms of the foregoing indemnity shall not apply to the loss, cost, damage or liability to the extent arising out of or resulting from the negligence or willful misconduct of Landlord or the Landlord Parties. The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease. Notwithstanding the provisions of this Section 10.1 above to the contrary, Tenant’s indemnity of Landlord and the Landlord Parties shall not apply to: (i) any claims to the extent resulting from the gross negligence or willful misconduct of the Landlord Parties and not insured or required to be insured by Tenant under this Lease (collectively, the “Excluded Claims”); or (ii) any loss of or damage to Landlord’s property to the extent Landlord has waived such loss or damage pursuant to Section 10.4 below. In addition, Landlord shall indemnify, defend, protect and hold Tenant harmless from all such Excluded Claims, except for (A) any loss or damage to Tenant’s property to the extent Tenant has waived such loss or damage pursuant to Section 10.4 below, and (B) any lost profits, loss of business or other consequential damages.

10.2 Tenant’s Compliance with Landlord’s Fire and Casualty Insurance. Tenant shall, at Tenant’s expense, comply as to the Premises with all insurance company requirements pertaining to the use of the Premises. If Tenant’s conduct or use of the Premises causes any increase in the premium for such insurance policies, then Tenant shall reimburse Landlord for any such increase. Tenant, at Tenant’s expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.

10.3 Tenant’s Insurance. Tenant shall maintain the following coverages in the following amounts.

10.3.1 Commercial General Liability Insurance covering the insured against claims of bodily injury, personal injury and property damage arising out of Tenant’s operations, assumed liabilities or use of the Premises, including a Broad Form Commercial General Liability endorsement covering the insuring provisions of this Lease and the performance by Tenant of the indemnity agreements set forth in Section 10.1 of this Lease, (and with owned and non-owned automobile liability coverage, and liquor liability coverage in the event alcoholic beverages are served on the Premises) for limits of liability not less than:

Bodily Injury and Property Damage Liability	$2,000,000 each occurrence $3,000,000 annual aggregate

Personal Injury Liability	$2,000,000 each occurrence $3,000,000 annual aggregate 0% Insured’s participation

10.3.2 Physical Damage Insurance covering (i)all office furniture, trade fixtures, office equipment, merchandise and all other items of Tenant’s property on the Premises installed by, for, or at the expense of Tenant, (ii) the Tenant Improvements, including any Tenant Improvements which Landlord permits to be installed above the ceiling of the Premises or below the floor of the Premises, and (iii) all other improvements, alterations and additions to the Premises, including any improvements, alterations or additions installed at Tenant’s request above the ceiling of the Premises or below the floor of the Premises. Such insurance shall be written on a “physical loss or damage” basis under a “special form” policy, for the full replacement cost value new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include a vandalism and malicious mischief endorsement, sprinkler leakage coverage and earthquake sprinkler leakage coverage.

10.3.3 Workers’ compensation insurance as required by law.

10.3.4 Loss-of-income, business interruption and extra-expense insurance in such amounts as will reimburse Tenant for direct and indirect loss of earnings attributable to all perils commonly insured against by prudent tenants or attributable to prevention of loss of access to the Premises or to the Building as a result of such perils.

10.3.5 Tenant shall carry comprehensive automobile liability insurance having a combined single limit of not less than Two Million Dollars ($2,000,000.00) per occurrence and insuring Tenant against liability for claims arising out of ownership, maintenance or use of any owned, hired or non-owned automobiles,

10.3.6 The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. Such insurance shall: (i) name Landlord, and any other party it so specifies, as an additional insured; (ii) specifically cover the liability assumed by Tenant under this Lease, including, but not limited to, Tenant’s obligations under Section 10.1 of this Lease; (iii) be issued by an insurance company having a rating of not less than A-X in Best’s Insurance Guide or which is otherwise acceptable to Landlord and licensed to do business in the state in which the Project is located; (iv) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and is non-contributing with any insurance requirement of Tenant; (v) provide that said insurance shall not be canceled or coverage changed unless thirty (30) days’ prior written notice shall have been given to Landlord and any Lenders or ground or underlying lessor of Landlord; (vi) contain a cross-liability endorsement or severability of interest clause acceptable to Landlord; and (vii) with respect to the insurance required in Sections 10.3.1 and 10.3.2 above, have deductible amounts not exceeding Five Thousand Dollars ($5,000.00). Tenant shall deliver said policy or policies or certificates thereof to Landlord on or before the Lease Commencement Date and at least thirty (30) days before the expiration dates thereof. If Tenant shall fail to procure such insurance, or to deliver such policies or certificate, within such time periods, Landlord may, at its option, in addition to all of its other rights and remedies under this Lease, and without regard to any notice and cure periods set forth in Section 19.1. procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord as Additional Rent within ten (10) days after delivery of bills therefor.

10.4 Subrogation. Landlord and Tenant agree to have their respective insurance companies issuing property damage insurance waive any rights of subrogation that such companies may have against Landlord or Tenant, as the case may be, so long as the insurance carried by Landlord and Tenant, respectively, is not invalidated thereby. As long as such waivers of subrogation are contained in their respective insurance policies, Landlord and Tenant hereby waive any right that either may have against the other on account of any loss or damage to their respective property to the extent such loss or damage is insurable under policies of insurance for fire and all risk coverage, theft, public liability, or other similar insurance.

10.5 Additional Insurance Obligations. Tenant shall carry and maintain during the entire Lease Term, at Tenant’s sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this Article 10, and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant’s operations therein, as may be reasonably requested by Landlord.

10.6 Landlord’s Insurance. Landlord shall maintain in effect at all times commercial general liability and property/casualty insurance coverage consistent with the coverage customarily carried by comparable landlords of buildings comparable in size, type, quality and location as the Building, or as Landlord may from time to time be required to carry to satisfy the requirements of its lender.

ARTICLE 11

DAMAGE AND DESTRUCTION

11.1 Repair of Damage to Premises by Landlord. Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other casualty. If the Premises or any common areas serving or providing access to the Premises shall be damaged by fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord’s reasonable control, and subject to all other terms of this Article 11. restore the base, shell, and core of the Premises and such common areas. Such restoration shall be to substantially the same condition of the base, shell, and core of the Premises and common areas prior to the casualty, except for modifications required by zoning and building codes and other laws or by the holder of a mortgage on the Building or Project, or the lessor of a ground or underlying lease with respect to the Project and/or the Building, or any other modifications to the common areas deemed desirable by Landlord, provided access to the Premises and any common restrooms serving the Premises shall not be materially impaired. Notwithstanding any other provision of this Lease, upon the occurrence of any damage to the Premises, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant’s insurance required under Section 10.3 of this Lease, and Landlord shall repair any injury or damage to the tenant improvements and alterations installed in the Premises and shall return such tenant improvements and alterations to their original condition; provided that if the cost of such repair by Landlord exceeds the amount of insurance proceeds received by Landlord from Tenant’s insurance carrier, as assigned by Tenant, the cost of such repairs shall be paid by Tenant to Landlord prior to Landlord’s repair of the damage. Notwithstanding anything to the contrary herein, in no event shall Landlord be obligated to repair or restore any specialized or dedicated equipment serving Tenant, such as any cabling, wiring, supplemental utility system, telephone system or wireless/Wi-Fi Network. In connection with such repairs and replacements, Tenant shall, prior to the commencement of construction, submit to Landlord, for Landlord’s review and approval, all plans, specifications and working drawings relating thereto, and Landlord shall select the contractors to perform such improvement work. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant’s business resulting in any way from such damage or the repair thereof; provided however, that if such fire or other casualty shall have damaged the Premises or common areas necessary to Tenant’s occupancy, and if such damage is not the result of the negligence or willful misconduct of Tenant or Tenant’s employees, contractors, licensees, or invitees, Landlord shall allow Tenant a proportionate abatement of Base Rent and Tenant’s Share of Operating Expenses, Tax Expenses and Utilities Costs to the extent Landlord is reimbursed from the proceeds of rental interruption insurance purchased by Landlord as part of Operating Expenses, during the time and to the extent the Premises are unfit for occupancy for the purposes permitted under this Lease, and not occupied by Tenant as a result thereof.

11.2 Landlord’s Option to Repair. Notwithstanding the terms of Section 11.1 of this Lease, Landlord may elect not to rebuild and/or restore the Premises, the Building and/or any other portion of the Project and instead terminate this Lease (provided. Landlord elects to terminate the leases of all other tenants of the Building similarly affected by the damage and destruction) by notifying Tenant in writing of such termination within sixty (60) days after the date of damage, such notice to include a termination date giving Tenant ninety (90) days to vacate the Premises, but Landlord may so elect only if the Building shall be damaged by fire or other casualty or cause, whether or not the Premises are affected, and one or more of the following conditions is present: (i) repairs cannot reasonably be completed within one hundred twenty (120) days of the date of damage (when such repairs are made without the payment of overtime or other premiums); (ii) the holder of any mortgage on the Project or ground or underlying lessor with respect to the Project and/or the Building shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt, or shall terminate the ground of underlying lease, as the case may be; or (iii) the damage is not fully covered, except for deductible amounts, by Landlord’s insurance policies; provided, however, that (A) if Landlord does not elect to terminate this Lease pursuant to Landlord’s termination right as provided above, and (B) the repair of such damage cannot, in the reasonable opinion of Landlord, be completed within two hundred seventy (270) days after the date of the damage, then Tenant may elect to terminate this Lease by delivering written notice thereof to Landlord within fifteen (15) days after being notified of such damage, which termination shall be effective as of the date of such termination notice thereof to Landlord. In addition, if the Premises or the Building is destroyed or damaged to any substantial extent during the last twelve (12) months of the Lease Term, then notwithstanding anything contained in this Article 11. Landlord and Tenant shall both have the option to terminate this Lease by giving written notice to the other party of the exercise of such option within thirty (30) days after such damage or destruction, in which event this Lease shall cease and terminate as of the date of such notice. Upon any such termination of this Lease pursuant to this Section 11.2. Tenant shall pay the Base Rent and Additional Rent, properly apportioned up to such date of termination, and both parties hereto shall thereafter be freed and discharged of all further obligations hereunder, except as provided for in provisions of this Lease which by their terms survive the expiration or earlier termination of the Lease Term.

11.3 Waiver of Statutory Provisions. The provisions of this Lease, including this Article 11. constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or any other portion of the Project, and any statute or regulation of the state in which the Project is located, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or any other portion of the Project.

ARTICLE 12

CONDEMNATION

12.1 Permanent Taking. If the whole or any part of the Premises, Building or Project shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of any part of the Premises, Building or Project, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease upon ninety (90) days’ notice, provided such notice is given no later than one hundred eighty (180) days after the date of such taking, condemnation, reconfiguration, vacation, deed or other instrument. If more than twenty-five percent (25%) of the rentable square feet of the Premises is taken, or if access to the Premises is substantially impaired, Tenant shall have the option to terminate this Lease upon ninety (90) days’ notice, provided such notice is given no later than one hundred eighty (180) days after the date of such taking. Landlord shall be entitled to receive the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant’s personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for moving expenses, so long as such claim does not diminish the award available to Landlord, its ground lessor with respect to the Project or its mortgagee, and such claim is payable separately to Tenant. All Rent shall be apportioned as of the date of such termination, or the date of such taking, whichever shall first occur. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Base Rent and Tenant’s Share of Operating Expenses, Tax Expenses and Utilities Costs shall be proportionately abated. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of the California Code of Civil Procedure.

12.2 Temporary Taking. Notwithstanding anything to the contrary contained in this Article 12, in the event of a temporary taking of all or any portion of the Premises for a period of one hundred and eighty (180) days or less, then this Lease shall not terminate but the Base Rent and Tenant’s Share of Operating Expenses, Tax Expenses and Utilities Costs shall be abated for the period of such taking in proportion to the ratio that the amount of rentable square feet of the Premises taken bears to the total rentable square feet of the Premises. Landlord shall be entitled to receive the entire award made in connection with any such temporary taking.

ARTICLE 13

COVENANT OF QUIET ENJOYMENT

Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord. The foregoing covenant is in lieu of any other covenant express or implied.

ARTICLE 14

ASSIGNMENT AND SUBLETTING

14.1 Transfers. Except as set forth in Section 14.7 below, Tenant shall not, without the prior written consent of Landlord, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment or other such foregoing transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or permit the use of the Premises by any persons other than Tenant and its employees (all of the foregoing are hereinafter sometimes referred to collectively as “Transfers” and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a “Transferee”). If Tenant shall desire Landlord’s consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the “Transfer Notice”) shall include (i) the proposed effective date of the Transfer, which shall not be less than thirty (30) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the “Subject Space”), (iii) all of the terms of the proposed Transfer, the name and address of the proposed Transferee, and a copy of all existing and/or proposed documentation pertaining to the proposed Transfer, including all existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer, (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, and (v) such other information as Landlord may reasonably require. Any Transfer made without Landlord’s prior written consent shall, at Landlord’s option, be null, void and of no effect, and shall, at Landlord’s option, constitute a default by Tenant under this Lease. Each time Tenant requests Landlord’s consent to a proposed Transfer, whether or not Landlord shall grant consent, within thirty (30) days after written request by Landlord, as Additional Rent hereunder, Tenant shall pay to Landlord One Thousand Five Hundred Dollars ($1,500.00) to reimburse Landlord for its review and processing fees, and Tenant shall also reimburse Landlord for any reasonable legal fees incurred by Landlord in connection with Tenant’s proposed Transfer; provided, however, Landlord agrees that so long as Landlord’s standard form of consent document is utilized and such consent document is reasonably negotiated with no more than two (2) drafts of the consent document circulated, the total fees charged to Tenant for a consent request will not exceed $2,500.00.

14.2 Landlord’s Consent. Landlord shall not unreasonably withhold its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice. The parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply, without limitation as to other reasonable grounds for withholding consent:

14.2.1 The Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building or Project;

14.2.2 The Transferee intends to use the Subject Space for purposes which are not permitted under this Lease;

14.2.3 The Transferee is either a governmental agency or instrumentality thereof;

14.2.4 The Transfer will result in more than a reasonable and safe number of occupants per floor within the Subject Space;

14.2.5 The Transferee is not a party of reasonable financial worth and/or financial stability that has and will continue to have sufficient financial strength to perform all of the remaining obligations of Tenant under the Lease from and after the date of transfer, as reasonably determined by Landlord taking into account all relevant facts and circumstances;

14.2.6 The proposed Transfer would cause Landlord to be in violation of another lease or agreement to which Landlord is a party, or would give an occupant of the Building or Project a right to cancel its lease;

14.2.7 The terms of the proposed Transfer will allow the Transferee to exercise a right of renewal, right of expansion, right of first offer, or other similar right held by Tenant (or will allow the Transferee to occupy space leased by Tenant pursuant to any such right), unless and to the extent agreed to in writing by Landlord at the time of the request for Landlord’s consent to such Transfer;

14.2.8 Only if and to the extent there then exists suitable available space in the Building for the proposed Transferee and either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee, (i) occupies space in the Project at the time of the request for consent, (ii) is negotiating with Landlord to lease space in the Project at such time, or (iii) has negotiated with Landlord during the six (6) month period immediately preceding the Transfer Notice; or

14.2.9 The Transfer occurs at a time that less than eighty-five percent (85%) of the rentable square feet of the Building is leased and the rent charged by Tenant to such Transferee during the term of such Transfer, calculated by using a present value analysis, is less than eighty-five percent (85%) of the rent being quoted by Landlord at the time of such Transfer, for comparable space in the Building for a comparable term, calculated using a present value system; provided, however, that the terms of this Section 14.2.9 shall not apply if there does not exist at the Building, at the time of the requested Transfer, space available for direct lease by Landlord which is comparable to the space covered by the proposed Transfer.

If Landlord consents to any Transfer pursuant to the terms of this Section 14 2 (and does not exercise any recapture rights Landlord may have under Section 14,4 of this Lease), Tenant may within six (6) months after Landlord’s consent, but not later than the expiration of said six-month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1 of this Lease, provided that if there are any changes in the terms and conditions from those specified in the Transfer Notice (i) such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, or (ii) which would cause the proposed Transfer to be more favorable to the Transferee than the terms set forth in Tenant’s original Transfer Notice, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 14 (including Landlord’s right of recapture, if any, under Section 14.4 of this Lease).

14.3 Transfer Premium. If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any “Transfer Premium,” as that term is defined in this Section 14.3, received by Tenant from such Transferee. “Transfer Premium” shall mean all rent, additional rent or other consideration payable by such Transferee in excess of the Rent and Additional Rent payable by Tenant under this Lease on a per rentable square foot basis if less than all of the Premises is transferred, after deducting the reasonable expenses incurred by Tenant for (i) any reasonable changes, alterations and improvements to the Premises in connection with the Transfer (but only to the extent approved by Landlord), and (ii) any reasonable brokerage commissions in connection with the Transfer. “Transfer Premium” shall also include, but not be limited to, key money and bonus money paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer.

14.4 Landlord’s Option as to Subject Space. Notwithstanding anything to the contrary contained in this Article 14, Landlord shall have the option, by giving written notice to Tenant within thirty (30) days after receipt of any Transfer Notice with respect to an assignment of the Lease or a sublease of more than fifty percent (50%) of the Premises for substantially all of the remaining Lease Term, to recapture the Subject Space. Such recapture notice shall cancel and terminate this Lease with respect to either the Subject Space or the entire Premises, as applicable, as of the date stated in the Transfer Notice as the effective date of the proposed Transfer (with respect to Landlord’s recapture following receipt of a Transfer Notice), and otherwise, such termination shall be effective on the date that is sixty (60) days after Landlord’s delivery of a recapture notice. If this Lease shall be canceled with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, and this Lease as so amended shall continue thereafter in foil force and effect, and upon request of either party, the parties shall execute written confirmation of the same. If Landlord declines, or fails to elect in a timely manner to recapture the Subject Space or the Premises under this Section 14.4, then, provided Landlord has consented to the proposed Transfer, Tenant shall be entitled to proceed to transfer the Subject Space to the proposed Transferee, subject to provisions of the last paragraph of Section 14.2 of this Lease. If Landlord gives Tenant a recapture notice pursuant to this Section 14.4, then Tenant shall have the right, exercisable by written notice to Landlord within three (3) business days Of Tenant receiving Landlord’s recapture notice, to rescind its Transfer Notice in which event Landlord’s recapture notice shall be null and void, and Landlord shall not have any right to terminate the Lease or exercise an option to sublease all or a portion of the Premises as set forth in this Section 14.4.

14.5 Effect of Transfer. If Landlord consents to a Transfer, (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, and (iv) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord’s consent, shall relieve Tenant or any guarantor of the Lease from liability under this Lease. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency and Landlord’s costs of such audit.

14.6 Additional Transfers. Except as set forth in Section 14.7 below, for purposes of this Lease, the term “Transfer” shall also include (i) if Tenant is a partnership, the withdrawal or change, voluntary, involuntary or by operation of law, of fifty percent (50%) or more of the partners, or transfer of twenty-five percent (25%) or more of partnership interests, within a twelve (12) month period, or the dissolution of the partnership without immediate reconstitution thereof, and (ii) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), (A) the dissolution, merger, consolidation or other reorganization of Tenant, (B) the sale or other transfer of more than an aggregate of fifty percent (50%) of the voting shares of Tenant (other than to immediate family members by reason of gift or death), within a twelve (12) month period, or (C) the sale, mortgage, hypothecation or pledge of more than an aggregate of fifty percent (50%) of the value of the unencumbered assets of Tenant within a twelve (12) month period.

14.7 Affiliated Companies/Restructuring of Business Organization. The assignment or subletting by Tenant of all or any portion of this Lease or the Premises to (i) a parent or subsidiary of Tenant, or (ii) any person or entity which controls, is controlled by or under common control with Tenant, or (iii) any entity which purchases or substantially all of the assets of Tenant, or (iv) any entity into which Tenant is merged or consolidated (all such persons or entities described in (i), (ii), (iii) and (iv) being sometimes hereinafter referred to individually as an “Affiliate”, and collectively, as “Affiliates”) shall not be deemed a Transfer under this Article 14 (and shall not require Landlord’s consent), provided that:

14.7.1 any such Affiliate was not formed as a subterfuge to avoid the obligations of this Article 14;

14.7.2 Tenant gives Landlord at least thirty (30) days prior written notice of any such assignment or sublease to an Affiliate;

14.7.3 any such Affiliate has, as of the effective date of any such assignment or sublease, a tangible net worth and net income, in the aggregate, computed in accordance with standard commercial real estate accounting practices (but excluding goodwill as an asset), which is equal to or greater than Tenant as of the effective date of any such assignment or sublease and sufficient to meet the obligations of Tenant under this Lease;

14.7.4 any such assignment or sublease shall be subject to all of the terms and provisions of this Lease, and such assignee or sublessee shall assume, in a written document reasonably satisfactory to Landlord and delivered to Landlord upon or prior to the effective date of such assignment or sublease, all the obligations of Tenant under this Lease; and

14.7.5 Tenant shall remain fully liable for all obligations to be performed by Tenant under

ARTICLE 15

SURRENDER; OWNERSHIP AND REMOVAL OF TRADE FIXTURES

15.1 Surrender of Premises. No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in a writing signed by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises. Notwithstanding the foregoing, in no event shall Tenant have any obligation to remove the Tenant Improvements made pursuant to the Work Letter attached hereto as Exhibit B; provided, however. Tenant shall be obligated to remove all cabling and wiring, including any cabling and wiring installed as part of the Tenant Improvements made pursuant to the Work Letter attached hereto as Exhibit B, upon the expiration or early termination of the Lease Term, and repair any damage to the Premises and Building caused by such removal.

15.2 Removal of Tenant Property by Tenant. Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15, quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear and repairs which are specifically made the responsibility of Landlord hereunder excepted. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and such items of furniture, equipment, free-standing cabinet work, and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and cabling, wiring or conduit (including any such cabling or wiring associated with the Wi-Fi Network, if any) which may have been placed at the Project or within the Building by or on behalf of Tenant, and such similar articles of any other persons claiming under Tenant, as Landlord may, in its sole discretion, require to be removed, and Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal.

ARTICLE 16

HOLDING OVER

If Tenant holds over after the expiration of the Lease Term hereof, with or without the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Base Rent shall be payable at a monthly rate equal to one hundred fifty percent (150%) of the greater of (i) the Base Rent applicable during the last rental period of the Lease Term under this Lease, and (ii) the fair market rental rate of the Premises as of the commencement of such holdover period. Such month-to-month tenancy shall be subject to every other term, covenant and agreement contained herein. Landlord hereby expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, addition to any other liabilities to Landlord accruing therefrom. Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys’ fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits to Landlord resulting therefrom.

ARTICLE 17

ESTOPPEL CERTIFICATES

Within ten (10) business days following a request in writing by Landlord, Tenant shall execute and deliver to Landlord an estoppel certificate, which, as submitted by Landlord, shall be in the form as may be required by any prospective Lenders or purchaser of the Project (or any portion thereof), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information reasonably requested by Landlord or Landlord’s Lenders or prospective Lenders. Tenant shall execute and deliver whatever other instruments may be reasonably required for such purposes. Failure of Tenant to timely execute and deliver such estoppel certificate or other instruments shall constitute an acceptance of the Premises and an acknowledgment by Tenant that statements included in the estoppel certificate are true and correct, without exception. Failure by Tenant to so deliver such estoppel certificate shall be a material default of the provisions of this Lease. In addition, Tenant shall be liable to Landlord, and shall indemnify Landlord from and against any loss, cost, damage or expense, incidental, consequential, or otherwise, including attorneys’ fees, arising or accruing directly or indirectly, from any failure of Tenant to execute or deliver to Landlord any such estoppel certificate.

ARTICLE 18

SUBORDINATION

This Lease is subject and subordinate to all present and future ground or underlying leases of the Project to the lien of any mortgages or trust deeds, now or hereafter in force against the Project, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages or trust deeds, or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto. Notwithstanding the foregoing, Tenant’s agreement to enter into a written agreement to subordinate its interest under this Lease to a lien or ground lease not in existence as of the date of this Lease shall be conditioned upon the holder of such lien, or a ground lessor, as applicable, confirming in writing that Tenant’s leasehold interest hereunder shall not be disturbed so long as no default by Tenant exists under this Lease. Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage or deed or other transfer in lieu thereof (“Foreclosure”), or if any ground or underlying lease is terminated, to attorn, without any deductions or set-offs whatsoever, to the purchaser upon any such Foreclosure, or to the lessor of such ground or underlying lease, as the case may be, if so requested to do so by such purchaser or lessor and to recognize such purchaser or lessor as the lessor under this Lease. Tenant shall, within five (5) business days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases. Tenant hereby irrevocably authorizes Landlord to execute and deliver in the name of Tenant any such instrument or instruments if Tenant fails to do so, provided that such authorization shall in no way relieve Tenant from the obligation of executing such instruments of subordination or superiority. Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any Foreclosure. Landlord agrees to use commercially reasonable efforts to obtain, as soon as possible following the execution and delivery of this Lease, a subordination, non-disturbance and attornment agreement (“SNDA”) in favor of Tenant with respect to this Lease, in the current lender’s standard form from the current lender holding a lien on the Real Property as of the date hereof. Tenant shall reimburse Landlord for any fees charged to Landlord in obtaining such SNDA for Tenant (including any legal fees and any processing fees or costs charged by the current lender).

ARTICLE 19

TENANT’S DEFAULTS; LANDLORD’S REMEDIES

19.1 Events of Default by Tenant. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any reduction of Rent. The occurrence of any of the following shall constitute a default of this Lease by Tenant:

19.1.1 Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, following three (3) days written notice that the same is due or payable hereunder, and said three (3) day period shall be in lieu of, and not in addition to, the notice requirements of Section 1161 of the California Code of Civil Procedure or any similar or successor law; or

19.1.2 Any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for twenty (20) days after written notice thereof from Landlord to Tenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 or any similar or successor law; and provided, further, that if the nature of such default is such that the same cannot reasonably be cured within a twenty (20) day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure said default as soon as possible; or

19.1.3 Abandonment or vacation of the Premises by Tenant. Abandonment is herein defined include, but is not limited to, any absence by Tenant from the Premises for three (3) business days or longer while in default of any provision of this Lease.

19.2 Landlord’s Remedies Upon Default. Upon the occurrence of any such default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

19.2.1 Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

(i) The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus

(ii) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iii) The worth at the time of award of the amount by which the unpaid for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant prow could have been reasonably avoided; plus

(iv) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant, including, without limitation, any rent abatement; and

(v) At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

The term “rent” as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Sections 19.2.1(i) and (ii), above, the “worth at the time of award” shall be computed by allowing interest at the Interest Rate set forth in Section 4.5 of this Lease. As used in Section 19.2.1(iii) above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

19.2.2 Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

19.2.3 Landlord may, but shall not be obligated to, make any such payment or perform or otherwise cure any such obligation, provision, covenant or condition on Tenant’s part to be observed or performed (and may enter the Premises for such purposes). In the event of Tenant’s failure to perform any of its obligations or covenants under this Lease, and such failure to perform poses a material risk of injury or harm to persons or damage to or loss of property, then Landlord shall have the right to cure or otherwise perform such covenant or obligation at any time after such failure to perform by Tenant, whether or not any such notice or cure period set forth in Section 19.1 above has expired. Any such actions undertaken by Landlord pursuant to the foregoing provisions of this Section 19.2.3 shall not be deemed a waiver of Landlord’s rights and remedies as a result of Tenant’s failure to perform and shall not release Tenant from any of its obligations under this Lease.

19.3 Payment by Tenant. Tenant shall pay to Landlord, within fifteen (15) days after delivery by Landlord to Tenant of statements therefor: (i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with Landlord’s performance or cure of any of Tenant’s obligations pursuant to the provisions of Section 19.2.3 above; and (ii) sums equal to all expenditures made and obligations incurred by Landlord in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, including, without limitation, all legal fees and other amounts so expended. Tenant’s obligations under this Section 19.3 shall survive the expiration or sooner termination of the Lease Term.

19.4 Sublessees of Tenant. Whether or not Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this Article 19. Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord’s sole discretion, succeed to Tenant’s interest in such subleases, licenses, concessions or arrangements. In the event of Landlord’s election to succeed to Tenant’s interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

19.5 Waiver of Default. No waiver by Landlord of any violation or breach by Tenant of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other or later violation or breach by Tenant of the same or any other of the terms, provisions, and covenants herein contained. Forbearance by Landlord in enforcement of one or more of the remedies herein provided upon a default by Tenant shall not be deemed or construed to constitute a waiver of such default. The acceptance of any Rent hereunder by Landlord following the occurrence of any default, whether or not known to Landlord, shall not be deemed a waiver of any such default, except only a default in the payment of die Rent so accepted.

19.6 Efforts to Relet. For the purposes of this Article 19, Tenant’s right to possession shall not be deemed to have been terminated by efforts of Landlord to relet the Premises, by its acts of maintenance or preservation with respect to the Premises, or by appointment of a receiver to protect Landlord’s interests hereunder. The foregoing enumeration is not exhaustive, but merely illustrative of acts which may be performed by Landlord without terminating Tenant’s right to possession.

ARTICLE 20

SECURITY DEPOSIT

If at any time during the Lease Term Landlord holds a cash security deposit under this Lease (“Security Deposit”), then the terms of this Article 20 shall apply to such Security Deposit. The Security Deposit shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the Lease Term. If Tenant defaults with respect to any provisions of this Lease, including, but not limited to, the provisions relating to the payment of Rent, Landlord may, but shall not be required to, use, apply or retain all or any part of the Security Deposit for the payment of any Rent or any other sum in default, or for the payment of any amount that Landlord may spend or become obligated to spend by reason of Tenant’s default, or to compensate Landlord for any other loss or damage that Landlord may suffer by reason of Tenant’s default. If any portion of the Security Deposit is so used or applied, Tenant shall, within five (5) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount, and Tenant’s failure to do so shall be a default under this Lease. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit, or any balance thereof, shall be returned to Tenant, or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder, within sixty (60) days following the expiration of the Lease Term. Tenant shall not be entitled to any interest on the Security Deposit. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, and all other provisions of law, now or hereafter in force, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the act or omission of Tenant or any officer, employee, agent or invitee of Tenant.

ARTICLE 21

COMPLIANCE WITH LAW

Tenant shall not do anything or suffer anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated. At its sole cost and expense, Tenant shall promptly comply with all such governmental measures, other than the making of structural changes or changes to the Building’s life safety system (collectively the “Excluded Changes”) except to the extent such Excluded Changes are required due to Tenant’s alterations to or manner of use of the Premises. In addition, Tenant shall fully comply with all present or future programs intended to manage parking, transportation or traffic in and around the Project, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities. The Premises has not undergone an inspection by a certified access specialist and no representations are made with respect to compliance of the Premises with accessibility standards. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant.

ARTICLE 22

ENTRY BY LANDLORD

Landlord reserves the right at all reasonable times and upon twenty-four (24) hours advance notice to Tenant (except in emergency situations and/or to perform janitorial or other services required of Landlord under this Lease, in which event no prior notice shall be required) to enter the Premises to: (i) inspect them; (ii) show the Premises to prospective purchasers, mortgagees or tenants (with respect to prospective tenants, during the last twelve (12) months of the Lease Term), or to the ground or underlying lessors; (iii) to post notices of nonresponsibility; or (iv) alter, improve or repair the Premises or the Building if necessary to comply with current building codes or other applicable laws, or for structural alterations, repairs or improvements to the Building, or as Landlord may otherwise reasonably desire or deem necessary. Notwithstanding anything to the contrary contained in this Article 22. Landlord may enter the Premises at any time, without notice to Tenant, in emergency situations and/or to perform janitorial or other services required of Landlord pursuant to this Lease. Any such entries shall without the abatement of Rent and shall include the right to take such reasonable steps as required to accomplish the stated purposes. Tenant hereby waives any claims for damages or for any injuries or inconvenience to interference with Tenant’s business, lost profits, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Tenant’s vaults, safes and special security areas designated in advance by Tenant. In an emergency, Landlord shall have the right to enter without notice and use any means that Landlord may deem proper to open the doors in and to the Premises. Any entry into the Premises in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises; provided, however, in the course of taking such action, Landlord shall use commercially reasonable efforts not to interfere with or adversely affect Tenant’s business operations at the Premises (subject to events and circumstances outside of Landlord’s reasonable control).

ARTICLE 23

TENANT PARKING

Tenant shall purchase throughout the Lease Term the number of Must Take Passes set forth in Section 11 of the Summary, and Tenant shall have the right, but not the obligation, to purchase throughout the Lease Term up to the number of Optional Passes set forth in Section 11 of the Summary, located in those portions of the Parking Facilities as may be designated by Landlord from time to time. Tenant shall pay to Landlord for the use of such parking passes, on a monthly basis, the prevailing rate charged from time to time by Landlord or Landlord’s parking operator for parking passes in the Parking Facilities where such parking passes are located, which rates are currently $100.00 per parking pass per month for unreserved parking passes, and $145.00 per parking pass per month for reserved parking spaces. If Tenant at any time during the Lease Term elects not to purchase any of the Optional Passes allocated to Tenant hereunder, Landlord shall have the right to allow others to purchase Tenant’s unused Optional Passes and if Tenant later wishes to purchase its previously unused Optional Passes, such use shall be subject to Tenant delivering to Landlord thirty (30) days prior written notice of its desire to use such Optional Passes and such use shall be subject to availability, as determined by Landlord (or the parking operator) from time to time. Tenant’s continued right to use the parking passes is conditioned upon Tenant abiding by all rules and regulations which are prescribed from time to time for the orderly operation and use of the Parking Facilities and upon Tenant’s cooperation in seeing that Tenant’s employees and visitors also comply with such rules and regulations. In addition, Landlord may assign any parking spaces and/or make all or a portion of such spaces reserved or institute an attendant-assisted tandem parking program and/or valet parking program if Landlord determines in its sole discretion that such is necessary or desirable for orderly and efficient parking. Landlord specifically reserves the right, from time to time, to change the size, configuration, design, layout, location and all other aspects of the Parking Facilities, and Tenant acknowledges and agrees that Landlord, from time to time, may, without incurring any liability to Tenant and without any abatement of Rent under this Lease temporarily close-off or restrict access to the Parking Facilities, or temporarily relocate Tenant’s parking spaces to other parking structures and/or surface parking areas within a reasonable distance from the Parking Facilities, for purposes of permitting or facilitating any such construction, alteration or improvements or to accommodate or facilitate renovation, alteration, construction or other modification of other improvements or structures located on the Project. Landlord may delegate its responsibilities hereunder to a parking operator in which case such parking operator shall have all the rights of control attributed hereby to Landlord. The parking rates charged by Landlord for Tenant’s parking passes shall be exclusive of any parking tax or other charges imposed by governmental authorities in connection with the use of such parking, which taxes and/or charges shall be paid directly by Tenant or the parking users, or, if directly imposed against Landlord, Tenant shall reimburse Landlord for all such taxes and/or charges within ten (10) days after Tenant’s receipt of the invoice from Landlord. The parking passes provided to Tenant pursuant to this Article 23 are provided solely for use by Tenant’s own personnel and such passes may not be transferred, assigned, subleased or otherwise alienated by Tenant without Landlord’s prior approval.

ARTICLE 24

MISCELLANEOUS PROVISIONS

24.1 Terms; Captions. The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed. The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

24.2 Binding Effect. Each of the provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease.

24.3 No Waiver. No waiver of any provision of this Lease shall be implied by any failure of a party to enforce any remedy on account of the violation of such provision, even if such violation shall continue or be repeated subsequently, any waiver by a party of any provision of this Lease may only be in writing, and no express waiver shall affect any provision other than the one specified in such waiver and that one only for the time and in the manner specifically stated. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant’s right of possession hereunder or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.

24.4 Modification of Lease; Financials. Should any current or prospective Lenders or ground lessor for the Project require a modification or modifications of this Lease, which modification or modifications will not cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are required therefor and deliver the same to Landlord within ten (10) days following the request therefor. Should Landlord or any such current or prospective Lenders or ground lessor require execution of a short form of Lease for recording, containing, among other customary provisions, the names of the parties, a description of the Premises and the Lease Term, Tenant agrees to execute such short form of Lease and to deliver the same to Landlord within ten (10) days following the request therefor. In addition, upon request from time to time, Tenant agrees to provide to Landlord, within ten (10) days of written request, current financial statements for Tenant, dated no earlier than one (1) year prior to such request, certified as accurate by Tenant or, if available, audited financial statements prepared by an independent certified public accountant with copies of the auditor’s statement. If any Guaranty is executed in connection with this Lease, Tenant also agrees to deliver to Landlord, within ten (10) days of written request, current financial statements of the Guarantor in a form consistent with the above criteria. All such financial statements will be delivered to Landlord and any such lender or purchaser in confidence and shall only be used for purposes of evaluating the financial strength of Tenant or of Guarantor, as applicable.

24.5 Transfer of Landlord’s Interest. Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Project, the Building and/or in this Lease, and Tenant agrees that in the event of any such transfer, Landlord shall automatically be released from all liability under this Lease arising from and after the date of transfer, and Tenant agrees to look solely to such transferee for the performance of Landlord’s obligations hereunder after the date of transfer; provided, however, with respect to liability for matters arising prior to the date of transfer, Tenant must file suit, if at all, prior to the date which is twelve (12) months following the date of any such transfer of ownership and any claims made after such date shall be barred for all purposes. Without limiting the generality of the foregoing, it is acknowledged and agreed that the liability of Landlord under this Lease is limited to its actual period of ownership of title to the Building. The liability of any transferee of Landlord shall be limited to the interest of such transferee in the Project or Building and such transferee shall be without personal liability under this Lease, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. Tenant further acknowledges that Landlord may assign its interest in this Lease to a mortgage lender as additional security and agrees that such an assignment shall not release Landlord from its obligations hereunder and that Tenant shall continue to look to Landlord for the performance of its obligations hereunder.

24.6 Prohibition Against Recording. Except as provided in Section 24.4 of this Lease, neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant, and the recording thereof in violation of this provision shall make this Lease null and void at Landlord’s election.

24.7 Landlord’s Title; Air Rights. Landlord’s title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease.

24.8 Tenant’s Signs. Tenant shall be entitled, at its sole cost and expense, to one (1) identification sign on or near the entry doors of the Premises. Such sign shall be installed by a signage contractor designated by Landlord. The location, quality, design, style, lighting and size of such sign shall be consistent with the Landlord’s Building standard signage program and shall be subject to Landlord’s prior written approval, in its reasonable discretion. Upon the expiration or earlier termination of this Lease, Tenant shall be responsible, at its sole cost and expense, for the removal of such signage and the repair of all damage to the Building caused by such removal. Except for such identification sign, Tenant may not install any signs on the exterior or roof of the Building or the common areas. Any signs, window coverings, or blinds (even if the same are located behind the Landlord approved window coverings for the Building), or other items visible from the exterior of the Premises or Building are subject to the prior approval of Landlord, in its sole and absolute discretion. Tenant’s name and location in the Building shall be included on the Building directory, pursuant to Section 24.28 below.

24.9 Relationship of Parties. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant, it being expressly understood and agreed that neither the method of computation of Rent nor any act of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

24.10 Application of Payments. Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant’s designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.

24.11 Time of Essence. Time is of the essence of this Lease and each of its provisions.

24.12 Partial Invalidity. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to fullest extent possible permitted by law.

24.13 No Warranty. In executing and delivering this Lease, Tenant has not relied on any representation, including, but not limited to, any representation whatsoever as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the Exhibits attached hereto.

24.14 Landlord Exculpation. It is expressly understood and agreed that notwithstanding anything in this Lease to the contrary, and notwithstanding any applicable law to the contrary, the liability of Landlord and the Landlord Parties hereunder (including any successor landlord) and any recourse by Tenant against Landlord or the Landlord Parties shall be limited solely and exclusively to an amount which is equal to the ownership interest of Landlord in the Building (excluding any proceeds thereof, but including any insurance or condemnation proceeds received by Landlord with respect to the Real Property), and neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant.

24.15 Entire Agreement. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. This Lease and any side letter or separate agreement executed by Landlord and Tenant in connection with this Lease and dated of even date herewith contain all of the terms, covenants, conditions, warranties and agreements of the parties relating in any manner to the rental, use and occupancy of the Premises, shall be considered to be the only agreement between the parties hereto and their representatives and agents, and none of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto. All negotiations and oral agreements acceptable to both parties have been merged into and are included herein. There are no other representations or warranties between the parties, and all reliance with respect to representations is based totally upon the representations and agreements contained in this Lease.

24.16 Right to Lease. Landlord reserves the absolute right to effect such other tenancies in the Building, the Other Existing Building and/or in any other building and/or any portion of the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Project. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building, the Other Existing Building or Project.

24.17 Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease and except with respect to Tenant’s obligations under the Work Letter (collectively, the “Force Majeure”), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by a Force Majeure.

24.18 Waiver of Redemption by Tenant. Tenant hereby waives for Tenant and for all those claiming under Tenant all right now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant’s right of occupancy of the Premises after any termination of this Lease.

24.19 Notices. All notices, demands, statements or communications (collectively, “Notices”) given or required to be given by either party to the other hereunder shall be in writing, shall be sent by United States certified or registered mail, postage prepaid, return receipt requested, sent by email during normal business hours followed by a confirmatory letter sent in another manner permitted hereunder, or delivered personally (i) to Tenant at the appropriate addresses set forth in Section 5 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord; or (ii) to Landlord at the addresses set forth in Section 3 of the Summary, or to such other firm or to such other place as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given on the date it is mailed as provided in this Section 24.19 or upon the date personal delivery is made. If Tenant is notified of the identity and address of Landlord’s Lenders or ground or underlying lessor, Tenant shall give to such Lenders or ground or underlying lessor written notice of any default by Landlord under the terms of this Lease by registered or certified mail simultaneously with any notice given to Landlord, and such mortgagee or ground or underlying lessor shall have the right, within thirty (30) days after receipt of said notice (or within such additional time as is reasonably required by such Lenders, including time to obtain possession of the Premises by Foreclosure or other means) to cure such default prior to Tenant’s exercising any remedy available to Tenant. Any notice of default given to Landlord shall be null and void unless simultaneous notice has been given to such Lenders.

24.20 Joint and Several. If there is more than one Tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.

24.21 Authority. If Tenant is a corporation or partnership, each individual executing this Lease on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in the state in which the Project is located and that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so. Tenant confirms that it is not violation of any executive order or similar governmental regulation or law, which prohibits terrorism or transactions with suspected or confirmed terrorists or terrorist entities or with persons or organizations that are associated with, or that provide any form of support to, terrorists. Tenant further confirms that it will comply throughout the Lease Term of this Lease, with all governmental laws, rules or regulations governing transactions or business dealings with any suspected or confirmed terrorists or terrorist entities, as identified from time to time by the U.S. Treasury Department’s Office of Foreign Assets Control or any other applicable governmental entity.

24.22 Jury Trial: Attorneys’ Fees. IF EITHER PARTY COMMENCES LITIGATION AGAINST THE OTHER FOR THE SPECIFIC PERFORMANCE OF THIS LEASE, FOR DAMAGES FOR THE BREACH HEREOF OR OTHERWISE FOR ENFORCEMENT OF ANY REMEDY HEREUNDER, THE PARTIES HERETO AGREE TO AND HEREBY DO WAIVE ANY RIGHT TO A TRIAL BY JURY. In the event of any such commencement of litigation, the prevailing party shall be entitled to recover from the other party such costs and reasonable attorneys’ fees as may have been incurred, including any and all costs incurred in enforcing, perfecting and executing such judgment.

24.23 Governing Law. This Lease shall be construed and enforced in accordance with the laws of the state in which the Project is located.

24.24 Submission of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or an option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant, and Landlord’s lender holding a lien with respect to the Building has approved this Lease and the terms and conditions hereof.

24.25 Brokers. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 12 of the Summary (the “Brokers”), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including without limitation reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party’s dealings with any real estate broker or agent other than the Brokers. Landlord shall pay a commission or finder’s fee due to the Brokers in connection with this Lease, pursuant to a separate written agreement. The provisions of this Section 24.25 shall survive the expiration or earlier termination of this Lease.

24.26 Independent Covenants. This Lease shall be construed as though the covenants herein between Landlord and Tenant arc independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord’s expense or to any setoff of the Rent or other amounts owing hereunder against Landlord; provided, however, that the foregoing shall in no way impair the right of Tenant to commence a separate action against Landlord for any violation by Landlord of the provisions hereof so long as notice is first given to Landlord and any holder of a mortgage or deed of trust covering the Building, Project or any portion thereof, of whose address Tenant has theretofore been notified, and an opportunity is granted to Landlord and such holder to correct such violations as provided above.

24.27 Building Name and Signage. Landlord shall have the right at any time to change the name(s) of the Building, the Other Existing Building and Project and to install, affix and maintain any and all signs on the exterior and on the interior of the Building, the Other Existing Building and any portion of the Project as Landlord may, in Landlord’s sole discretion, desire. Tenant shall not use the names of the Building, the Other Existing Building or Project or use pictures or illustrations of the Building, the Other Existing Building or Project in advertising or other publicity, without the prior written consent of Landlord.

24.28 Building Directory. Landlord shall include Tenant’s name and location in the Building on one (1) line on the Building directory.

24.29 Confidentiality. Landlord and Tenant acknowledge that the content of this Lease and any related documents are confidential information. Landlord and Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Landlord’s or Tenant’s financial, legal, and space planning consultants, investors, insurers, lenders and buyers. Notwithstanding anything to the contrary herein, following the execution and delivery of this Lease, Landlord shall have the right to make a public announcement and/or issue a press release regarding the execution and delivery of this Lease, which may include announcement of Tenant, the Lease Term hereof and the square footage of the Premises.

24.30 Landlord’s Construction. It is specifically understood and agreed that Landlord has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Premises, the Building, the Other Existing Building, the Project, or any part thereof and that no representations or warranties respecting the condition of the Premises, the Building, the Other Existing Building or the Project have been made by Landlord to Tenant, except as specifically set forth in this Lease. Tenant acknowledges that prior to and during the Lease Term, Landlord (and/or any common area association) will be completing construction and/or demolition work pertaining to various portions of the Building, the Other Existing Building, the Premises, and/or the Project, including without limitation, landscaping and tenant improvements for premises for other tenants and, at Landlord’s sole election, such other buildings, improvements, landscaping and other facilities within or as part of the Project as Landlord (and/or such common area association) shall from time to time desire (collectively, the “Construction”). In connection with such Construction, Landlord may, among other things, erect scaffolding or other necessary structures in the Building and/or the Other Existing Building, limit or eliminate access to portions of the Project, including portions of the common areas, or perform work in the Building, the Other Existing Building and/or the Project, which work may create noise, dust or leave debris in the Building, the Other Existing Building and/or the Project. Tenant hereby agrees that such Construction and Landlord’s actions in connection with such Construction shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent. Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant’s business arising from such Construction, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant’s personal property or improvements resulting from such Construction or Landlord’s actions in connection with such Construction, or for any inconvenience or annoyance occasioned by such Construction or Landlord’s actions in connection with such Construction.

24.31 Substitution of Other Premises. Landlord shall have the right to move Tenant to other space in the Project comparable in size to the Premises, and all terms hereof shall apply to the new space with equal force. In such event, Landlord shall give Tenant prior notice of Landlord’s election to so relocate Tenant, and shall move Tenant’s effects to the new space at Landlord’s sole cost and expense at such time and in such manner as to inconvenience Tenant as little as reasonably practicable. The new space shall be delivered to Tenant with improvements substantially similar to those improvements existing in the Premises at the time of Landlord’s notification to Tenant of the relocation. Simultaneously with such relocation of the Premises, the parties shall immediately execute an amendment to this Lease stating the relocation of the Premises.

24.32 Dogs. Notwithstanding any provision to the contrary in this Lease, Tenant shall be permitted during the Lease Term to bring into the Premises no more than two (2) fully-domesticated, fully-vaccinated, properly licensed, neutered and trained dogs owned by Tenant’s employees as pets (“Permitted Dogs”), subject to the terms and conditions of this Section 24.32. In no event shall Tenant permit any “Dangerous Breeds”, as that term is defined below, or dogs weighing in excess of seventy-five (75) pounds, to enter the Premises or the Project. For the purposes herein, “Dangerous Breeds” shall mean the following breeds: Pit Bull Terrier, Rottweiler, Boxer, Chow Chow, Presa Canario, Gentian Shepherd, Alaskan Malamute, Husky and Doberman Pinscher. Landlord shall have the right, from time to time, to reasonably modify or add to the definition of Dangerous Breeds. Permitted Dogs shall not be left unattended in the Premises or any part of the Project at any time. All Permitted Dogs shall be strictly controlled at all times and shall not be permitted to foul, damage or otherwise mar any part of the Premises or the Project, or bark excessively or otherwise create a nuisance at the Project. Further, Tenant agrees not to bring Permitted Dogs to the Project in the event a Permitted Dog becomes ill or contracts a disease that could potentially threaten the health or well-being of any tenant or occupant of the Project (which diseases shall include, without limitation, rabies, leptospirosis, flea infestation and lyme disease). The Permitted Dogs shall be on a leash at all times that they are not within the Premises, and shall not be allowed in the common areas of the Project (including the Parking Facilities) other than en route to or from the Premises. From time to time, Landlord may designate permitted entry and exit points for Permitted Dogs with respect to the Building, the Premises and the Parking Facilities. In no event shall the Permitted Dogs be allowed in the elevators of the Building. The Permitted Dogs shall be taken off the Project for walks and shall not be permitted to excrete waste at any location within the Project or on the Real Property. Upon Landlord’s request at any time, and from time to time, Tenant shall provide Landlord with evidence of all current licenses, vaccinations and current flea treatment for Permitted Dogs having access to the Project. Landlord may also elect to maintain an approved list of Permitted Dogs meeting the requirements set forth herein, and may exclude from the Project all dogs which are not on the approved list. Tenant shall immediately remove any waste and excrement of any Permitted Dogs from the Project and properly clean the affected area. Tenant shall be responsible for any additional cleaning costs and all other costs which may arise from the presence of the Permitted Dogs in the Project in excess of the costs that would have been incurred had the Permitted Dogs not been allowed in or around the Project (including, without limitation, waste disposal, licensing, signage, repairs, landscape maintenance or replacements, and legal costs). In no event shall any of the Permitted Dogs be kept in the Premises overnight. Tenant shall be responsible for, and shall indemnify, defend, protect and hold Landlord and Landlord Parties harmless from and against any and all claims and costs arising from, resulting from or connected with the acts or presence of the Permitted Dogs in the Project (including, without limitation, bodily injury to persons in the Project or property damage to the property of Landlord or any other tenant, subtenant, occupant, licensee or invitee of the Project). Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord that Tenant’s insurance provided pursuant to Article 10 of this Lease covers dog-related injuries and damage, including dog bites or other injuries or illness resulting from the presence of dogs at the Project. Tenant shall comply with all applicable laws associated with or governing the presence of the Permitted Dogs within the Project, and such presence shall not violate the certificate of occupancy for the Building. Notwithstanding the foregoing, Landlord shall have the right at any time to rescind Tenant’s right to have any dogs in the Premises (other than service animals in accordance with applicable laws, rules and regulations) (i) if there occurs a breach of the terms of this Section 24.32, (ii) if incidents occur that are detrimental to the class and character of the Project, (iii) if there are complaints from tenants or invitees of the Project regarding any damage, disruption or nuisance caused by Tenant’s Permitted Dogs at the Project, which complaints are, in the Landlord’s reasonable business judgment, legitimate and not intended solely to harass or frustrate Tenant’s use and occupancy of the Premises, or (iv) any of the Permitted Dogs are, in Landlord’s reasonable judgment, found to be a substantial nuisance to the Project (for purposes hereof, the causes for which the Permitted Dogs may be found to be a “substantial nuisance” include, but are not limited to, (A) any of the Permitted Dogs are defecating or urinating in the Building, the common areas, in the area immediately surrounding the Building, or at the Project and Tenant does not properly and promptly clean it up as required under this Section 24.32, or (B) any Permitted Dogs are damaging or destroying property at the Project, in the Building or in the common areas). The rights set forth in this Section 24.32 shall be personal to the Original Tenant and shall not inure to the benefit of any assignee, sublessee or other transferee of the Original Tenant’s interest in this Lease.

24.33 Required Accessibility Disclosure. Landlord hereby advises Tenant that the Project has not undergone an inspection by a certified access specialist, and except to the extent expressly set forth in this Lease, Landlord shall have no liability or responsibility to make any repairs or modifications to the Premises or the Project in order to comply with accessibility standards. The following disclosure is hereby made pursuant to applicable California law:

“A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises. [Cal. Civ. Code Section 1938(e)]. Any CASp inspection shall be conducted in compliance with reasonable rules in effect at the Building with regard to such inspections and shall be subject to Landlord’s prior written consent.”

[SIGNATURES ON NEXT PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

“Landlord”:

AB/SW MARINA OWNER, LLC,
a Delaware limited liability company

By:	STEELWAVE, L.P.,
a California limited partnership,
as Property Manager and Agent for Owner

By:	STEELWAVE, INC.,
a California corporation
General Partner

By:
Hanna Eyal
Its:	Executive Vice President
DRE #01178811
BL DRE #01464134

“Tenant”:

ASPIRATION PARTNERS, INC., a Delaware corporation

By:
Name:
Its:

By:
Name:
Its:

***

If Tenant is a CORPORATION, the authorized officers must sign on behalf of the corporation and indicate the which they are signing. The Lease must be executed by the president or vice president and the secretary or assistant secretary, unless the bylaws or a resolution of the board of directors shall otherwise provide, in which event, the bylaws or a certified copy of the resolution, as the case may be, must be attached to this Lease.

S-1

EXHIBIT A

OUTLINE OF FLOOR PLAN OF PREMISES

TENANT’S INITIALS HERE:

A-1

EXHIBIT B

WORK LETTER

This Work Letter (“Work Letter”) sets forth the terms and conditions relating to the construction of improvements for the Premises. All references in this Work Letter to the “Lease” shall mean the relevant portions of the Lease to which this Work Letter is attached as Exhibit B.

SECTION 1

BASE, SHELL AND CORE

Tenant hereby accepts the base, shell and core (i) of the Premises, and (ii) of the floor(s) of the Building which the Premises are located (collectively, the “Base, Shell and Core”), in its current “AS-IS” condition existing as of the date of the Lease and the Lease Commencement Date. Except as otherwise provided below, Landlord shall not be obligated to make or pay for any alterations or improvements to the Premises, the Building, the Project or the Real Property. Notwithstanding the foregoing, if it is determined that the Premises or any of the base building systems serving the Premises were not in good condition and in compliance with applicable laws, rules and regulations as of the Lease Commencement Date (including the “path of travel” to the Premises through the common areas complying with the Americans with Disabilities Act), and such non-compliance is not due to Tenant’s particular use of, or activities or work in, the Premises, Landlord shall (as Tenant’s sole remedy therefor) correct such non-compliance at Landlord’s cost within a commercially reasonable time after Landlord’s receipt of written notice thereof (provided that such notice must be received within sixty (60) days following the Lease Commencement Date).

SECTION 2

CONSTRUCTION DRAWINGS FOR THE PREMISES

Prior to the execution of this Lease, Landlord and Tenant have approved a detailed space plan for the construction of certain improvements in the Premises, which space plan has been prepared by SteelWave CDS, Inc., dated February 16, 2017, a copy of which space plan is attached hereto as Schedule 1 (the “Final Space Plan”). It is hereby acknowledged that Items 14 – 16 listed on the Final Space Plan are alternates, and shall be constructed at Tenant’s cost. Based upon and in conformity with the Final Space Plan, Landlord shall cause its architect and engineers to prepare and deliver to Tenant, for Tenant’s approval, detailed specifications and engineered working drawings for the tenant improvements shown on the Final Space Plan (the “Working Drawings”). The Working Drawings shall incorporate modifications to the Final Space Plan as necessary to comply with the floor load and other structural and system requirements of the Building. To the extent that the finishes and specifications are not completely set forth in the Final Space Plan for any portion of the tenant improvements depicted thereon, the actual specifications and finish work shall be in accordance with the specifications for the Building’s standard tenant improvement items, as determined by Landlord. Within three (3) business days after Tenant’s receipt of the Working Drawings, Tenant shall approve or disapprove the same, which approval shall not be unreasonably withheld; provided, however, that Tenant may only disapprove the

Working Drawings to the extent such Working Drawings are inconsistent with the Final Space Plan and only if Tenant delivers to Landlord, within such three (3) business days period, specific changes proposed by Tenant which are consistent with the Final Space Plan and do not constitute changes which would result in any of the circumstances described in items (i) through (iv) below. If my such revisions are timely and properly proposed by Tenant, Landlord shall cause its architect and engineers to revise the Working Drawings to incorporate such revisions and submit the same for Tenant’s approval in accordance with the foregoing provisions, and the parties shall follow the foregoing procedures for approving the Working Drawings until the same are finally approved by Landlord and Tenant. Upon Landlord’s and Tenant’s approval of the Working Drawings, the same shall be known as the “Approved Working Drawings”. The tenant improvements shown on the Approved Working Drawings shall be referred to herein as the “Tenant Improvements”. Once the Approved Working Drawings have been approved by Landlord and Tenant, Tenant shall make no changes, change orders or modifications thereto without the prior written consent of Landlord, which consent may be withheld in Landlord’s sole discretion if such change or modification would: (i) directly or indirectly delay the Substantial Completion of the Premises; (ii) increase the cost of designing or constructing the Tenant Improvements above the cost of the tenant improvements depicted in the Final Space Plan; (iii) be of a quality lower than the quality of the standard tenant improvement items for the Building; and/or (iv) require any changes to the Base, Shell and Core or structural improvements or systems of the Building. The Final Space Plan, Working Drawings and Approved Working Drawings shall be collectively referred to herein as, the “Construction Drawings”.

SECTION 3

CONSTRUCTION AND PAYMENT FOR COSTS OF TENANT IMPROVEMENTS

3.1 Contractor to Construct Tenant Improvements. Landlord shall cause a contractor designated by Landlord (the “Contractor”) to (i) obtain all applicable building permits for construction of the Tenant Improvements (collectively, the “Permits”), and (ii) construct the Tenant Improvements as depicted on the Approved Working Drawings, in compliance with such Permits and all applicable laws in effect at the time of construction, and in good workmanlike manner. Landlord may elect, at its option, to retain SteelWave CDS, Inc. as Contractor. SteelWave CDS, Inc. is affiliated with Landlord. Except as otherwise provided in this Work Letter, Landlord shall pay for the cost of the design and construction of the Tenant Improvements, including the cost of permits and all contractor and supervision fees.

3.2 Costs of Modifications and Additional Work. In the event Tenant requests any changes, change orders or modifications to the Working Drawings and/or the Approved Working Drawings (which Landlord approves pursuant to Section 2 above) which increase the cost to construct the Tenant Improvements above the cost of the tenant improvements as described in the Approved Working Drawings, Tenant shall pay such increased cost to Landlord immediately upon Landlord’s request therefor, and, in any event, prior to the date Landlord causes the Contractor to commence construction of the changes, change orders or modifications. In addition, Tenant shall pay to Landlord in connection with any such additional work a construction supervision and management fee in an amount equal to five percent (5%) of the cost of such additional work (it being confirmed that Tenant shall not be obligated to pay a supervision fee in connection with the Tenant Improvements reflected in the Approved Working Drawings). In no event shall Landlord be obligated to pay for any of Tenant’s furniture, computer systems, telephone systems, equipment or other personal property which may be depicted on the Construction Drawings; such items shall be paid for by Tenant.

SECTION 4

READY FOR OCCUPANCY; SUBSTANTIAL COMPLETION OF THE TENANT IMPROVEMENTS

4.1 Ready for Occupancy; Substantial Completion. For purposes of this Work Letter and the Lease, including for purposes of determining the Lease Commencement Date (as set forth in Section 7.2 of the Summary), the Premises shall be “Ready for Occupancy” upon Substantial Completion of the Premises. For purposes of this Work Letter and the Lease, “Substantial Completion” of the Premises shall occur upon the completion of construction of the Tenant Improvements in the Premises pursuant to the Approved Working Drawings, with the exception of any punch list items that do not materially and adversely affect Tenant’s use and occupancy of the Premises and any tenant fixtures, work-stations, built-in furniture, or equipment to be installed by Tenant or under the supervision of Contractor.

4.2 Delay of the Substantial Completion of the Premises. If there shall be a delay or there are delays in the Substantial Completion of the Premises as a direct, indirect, partial, or total result of any of the following (collectively, “Tenant Delays”):

4.2.1 Tenants failure to timely approve the Working Drawings or any other matter requiring Tenant’s approval;

4.2.2 a breach by Tenant of the terms of this Work Letter or the Lease (including, without anticipatory breach by Tenant described in Section 5.6 below);

4.2.3 Tenant’s request for changes in any of the Construction Drawings;

4.2.4 Tenant’s requirement for materials, components, finishes or improvements which are not available in a commercially reasonable time given the estimated date of Substantial Completion of the Premises, as set forth in the Lease, or which are different from, or not included in, Landlord’s standard tenant improvement items for the Building;

4.2.5 changes to the Base, Shell and Core, structural components or structural components or systems of the Building required by the Approved Working Drawings; or

4.2.6 any changed in the Construction Drawings and/or the Tenant Improvements required by applicable laws if such changes are directly attributable to Tenant’s use of the Premises or Tenant’s specialized tenant improvement(s) (as determined by Landlord).

then, notwithstanding anything to the contrary set forth in the Lease and regardless of the actual date of Substantial Completion, the Lease Commencement Date (as set forth in Section 7.2 of the Summary) shall be deemed to be the date the Lease Commencement Date would have occurred if no Tenant Delays, as set forth above, had occurred. Notwithstanding the foregoing, with respect to other than obligations of Tenant hereunder for which a specific time period for performance is specified (for which no notice or cure period shall be required), no Tenant Delay shall be deemed to have occurred unless and until Landlord has provided a factually correct notice to Tenant specifying the action or inaction by Tenant, its agents, employees, contractors, subcontractors, or licensees, which Landlord contends constitutes a Tenant Delay. In such event, if such action or inaction is not cured within one (1) business day after receipt of such notice, then a Tenant Delay shall be deemed to have occurred commencing as of the date such notice is received by Tenant.

SECTION 5

MISCELLANEOUS

5.1 Tenant’s Entry Into the Premises Prior to Substantial Completion. Subject to the terms hereof and provided that Tenant and its agents do not interfere with Contractor’s work in the Project, the Building and the Premises, at Landlord’s reasonable discretion, Contractor shall use commercially reasonable efforts to allow Tenant access to the Premises prior to the anticipated Substantial Completion of the Premises for the purpose of Tenant installing overstandard equipment or fixtures (including Tenant’s data and telephone equipment) and Tenant’s furniture in the Premises. Prior to Tenant’s entry into the Premises as permitted by the terms of this Section 5.1, Tenant shall submit a schedule to Landlord and Contractor, for their approval, which schedule shall detail the timing and purpose of Tenant’s entry. In connection with any such entry, Tenant acknowledges and agrees that Tenant’s employees, agents, contractors, consultants, workmen, mechanics, suppliers and invitees shall fully cooperate, work in harmony and not, in any manner, interfere with Landlord or Landlord’s Contractor, agents or representatives in performing work in the Project, the Building and the Premises, or interfere with the general operation of the Building and/or the Project. If at any time any such person representing Tenant shall not be cooperative or shall otherwise cause or threaten to cause any such disharmony or interference, including, without limitation, labor disharmony, and Tenant fails to immediately institute and maintain corrective actions as directed by Landlord, then Landlord may revoke Tenant’s entry rights upon twenty-four (24) hours’ prior written notice to Tenant. Tenant acknowledges and agrees that any such entry into and occupancy of the Premises or any portion thereof by Tenant or any person or entity working for or on behalf of Tenant shall be deemed to be subject to all of the terms, covenants, conditions and provisions of the Lease, excluding only the covenant to pay Rent (until the occurrence of the Lease Commencement Date). Tenant further acknowledges and agrees that Landlord shall not be liable for any injury, loss or damage which may occur to any of Tenant’s work made in or about the Premises in connection with such entry to any property placed therein prior to the Lease Commencement Date, the same being at Tenant’s sole risk an liability. Tenant shall be liable to Landlord for any damage to any portion of the Premises, including the Tenant Improvements, caused by Tenant or any of Tenant’s employees, agents, contractors, consultants, workmen, mechanics, suppliers and invitees. In the event that the performance of Tenant’s work in connection with such entry causes extra costs to be incurred by Landlord or requires the use of any Building services, Tenant shall promptly reimburse Landlord for such extra costs and/or shall pay Landlord for such Building services at Landlord’s standard rates then in effect. In addition, Tenant shall hold Landlord harmless from and indemnify, protect and defend Landlord against any loss or damage to the Premises or Project and against injury to any persons caused by Tenant’s actions pursuant to this Section 5.1. Notwithstanding anything to the contrary contained herein, Tenant shall not be required to indemnify or release Landlord for any bodily injury to persons, to the extent caused by or resulting from Landlord’s or Landlord Parties’ gross negligence or willful misconduct.

5.2 Termination. Notwithstanding anything in the Lease (including this Work Letter) to the contrary, Tenant acknowledges and agrees that Landlord shall have the right to terminate the Lease by giving Tenant written notice of the exercise of such option (in which event the Lease shall cease and terminate as of the date of such notice) in the event Landlord is unable to obtain the Permits for the Tenant Improvements within one hundred eighty (180) days from the date of the full execution and delivery of the Lease by Landlord and Tenant. Upon such termination, the parties shall be relieved of all further obligations under the Lease except for those obligations under the Lease which expressly survive the expiration or sooner termination of the Lease.

5.3 Tenant’s Representative. Tenant has designated Alexandra Horigan as its sole representative with respect to the matters set forth in this Work Letter, who shall have full authority and responsibility to act on behalf of the Tenant as required in this Work Letter.

5.4 Landlord’s Representative. Landlord has designated Michele Stark as its sole representative with respect to the matters set forth in this Work Letter, who, until further notice to Tenant, shall have lull authority and responsibility to act on behalf of the Landlord as required in this Work Letter.

5.5 Time of the Essence in This Work Letter. Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days. If any item requiring approval is timely disapproved by Landlord, the procedure for preparation of the document and approval thereof shall be repeated until the document is approved by Landlord. Both Landlord and Tenant shall use commercially reasonable, good faith, efforts and all due diligence to cooperate with each other to complete all phases of the Construction Drawings and the permitting process and to receive the permits, as soon as possible after the execution of the Lease, and, in that regard, shall meet on a scheduled basis to be determined by Landlord and Tenant, to discuss progress in connection with the same.

5.6 Tenant’s Lease Default. Notwithstanding any provision to the contrary contained in the Lease, if a breach or default by Tenant under this Work Letter (which, for purposes hereof, shall include, without limitation, the delivery by Tenant to Landlord of any oral or written notice instructing Landlord to cease the design and/or construction of the Tenant Improvements and/or that Tenant does not intend to occupy the Premises, and/or any other anticipatory breach of tire Lease) or the Lease has occurred at any time on or before Substantial Completion of the Premises, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, at law and/or in equity, Landlord may cause Contractor to cease the construction of the Premises (in which case, Tenant shall be responsible for any delay in Substantial Completion of the Premises caused by such work stoppage), and (ii) all other obligations of Landlord under the terms of this Work Letter shall be forgiven until such time as such default is cured pursuant to the terms of the Lease (in which case, Tenant shall be responsible for any delay in Substantial Completion of the Premises caused by such inaction by Landlord). In addition, if the Lease is terminated prior to the Lease Commencement Date, for any reason due to a default by Tenant as described in Section 19.1 of the Lease or under this Work Letter (including, without limitation, any anticipatory breach described above in this Section 5.6), then (A) Tenant shall be liable to Landlord for all damages available to Landlord pursuant to the Lease and otherwise available to Landlord at law and/or in equity by reason of a default by Tenant under the Lease or this Work Letter (including, without limitation, the remedies available to Landlord pursuant to California Civil Code Section 1951.2), and (B) Tenant shall pay to Landlord, as Additional Rent under the Lease, within five (5) days of receipt of a statement therefor, any and all costs incurred by Landlord and not reimbursed or otherwise paid by Tenant through the date of such termination in connection with the Tenant Improvements to the extent planned, installed and/or constructed as of such date of termination, including, but not limited to, any costs related to the removal of all or any portion of the Tenant Improvements and restoration costs related thereto. For purposes of calculating the damages available to Landlord under California Civil Code 1951.2, the Lease Commencement Date shall be deemed to be the date which the Lease Commencement Date would have otherwise occurred but for such default by Tenant.

5.7 Independent Entities. The terms of this Work Letter shall not be deemed modified in any respect in the event SteelWave CDS, Inc. is retained as Contractor, it being understood and agreed that Landlord and Contractor, regardless of the identity of Contractor, shall at all times remain separate and independent entities and the knowledge and actions of one shall not be imputed to the other.

SCHEDULE 1 TO EXHIBIT B

KEYED SHEET NOTES:

1. Furnish and install new 3'-0" x full height building standard door, frame and hardware
2. Furnish and install new 1/2" thick frameless glass
3. Furnish and install new 34" high x 24" deep plastic laminate countertop with plastic laminate cabinets below
4. Furnish and install new 30" high x 12" deep plastic laminate upper cabinets
5. Furnish and install new ADA compliant sink
6. Furnish and install new LVT at areas noted on plan
7. Furnish and install new carpet tile in all team rooms, nap room, phone rooms and conference rooms
8. Furnish and install new rubber base throughout
9. Furnish and install new building standard 2'x4' LED light fixtures throughout
10. Furnish and install new building standard ceiling grid and tile throughout
11. Provide new paint throughout
12. All existing surfaces damaged or disturbed by construction shall be patched, painted, repaired or replaced
13. Furnish and install new 3'-0" x full height frameless glass door
14. PRICE AS AN ALTERNATE: Provide backing in wall for (1) tv. Tenant to provide final location
15. PRICE AS AN ALTERNATE: Furnish and install new ADA compliant stainless steel dishwasher
16. PRICE AS AN ALTERNATE: Furnish and install new stainless steel side-by-side refrigerator

Date: 03.16.17 / Scale: N.T.S. / Drawn by: JA	Job Number: / Drawing No.: SP-3	Tenant: MARINA BUSINESS CENTER, 4551 GLENCOE AVENUE, MARINA DEL REY, CALIFORNIA	Project: ASPIRATION - SUITE 300 PRICING PLAN	STEELWAVE, 4551 Glencoe Avenue, Marina Del Rey, CA 90292, TEL: (310) 821-1111, WWW.STEELWAVELLC.COM

TENANT’S INITIALS HERE:

EXHIBIT C

AMENDMENT TO LEASE

THIS AMENDMENT TO LEASE (“Amendment”) is made and entered into effective as of ____________, 20__, by and between AB/SW MARINA OWNER, LLC, a Delaware limited liability company (“Landlord”) and ASPIRATION PARTNERS, INC., a Delaware corporation (“Tenant”).

RECITALS:

A. Landlord and Tenant entered into that certain Office Lease dated as of March 6, 2017 (the “Lease”), pursuant to which Landlord leased to Tenant and Tenant leased from Landlord certain “Premises”, as described in the Lease, in that certain Building located at 4551 Glencoe Avenue, Marina Del Rey, California 90292.

B. Except as otherwise set forth herein, all capitalized terms used in this Amendment shall have the same meaning as such terms have in the Lease.

C. Landlord and Tenant desire to amend the Lease to confirm the Lease Commencement Date and the Expiration Date of the Lease Term, as hereinafter provided.

NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual convenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Confirmation of Dates. The parties hereby confirm that (A) the Premises are Ready for Occupancy, and (B) the Lease Term commenced as of _________________ (the “Lease Commencement Date”) for a term of ________________ ending on ________________ (unless sooner terminated as provided in the Lease).

2. No Further Modification. Except as set forth in this Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect.

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IN WITNESS WHEREOF, this Amendment to Lease has been executed as of the day and year first above written.

“Landlord”:

AB/SW MARINA OWNER, LLC,
a Delaware limited liability company

By:	STEELWAVE, L.P.,
a California limited partnership,
as Property Manager and Agent for Owner

	By:	STEELWAVE, INC.,
a California corporation
General Partner

By:
Hanna Eyal
		Its:	Executive Vice President
DRE #01178811
BL DRE #01464134

“Tenant”:

ASPIRATION PARTNERS, INC., a Delaware corporation

By:
Name:
Its:

By:
Name:
Its:

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EXHIBIT D

RULES AND REGULATIONS

Tenant shall faithfully observe and comply with the following Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Building or Project.

1. Tenant shall not place any lock(s) on any door, or install any security system (including, without limitation, card key systems, alarms or security cameras), in the Premises or Building without Landlord’s prior written consent, which consent may be granted or withheld in Landlord’s sole discretion, and Landlord shall have the right to retain at all times and to use keys or other access codes or devices to all locks and/or security system within and into the Premises. A reasonable number of keys to the locks on the entry doors in the Premises shall be furnished by Landlord to Tenant at Tenant’s cost, and Tenant shall not make any duplicate keys. All keys shall returned to Landlord at the expiration or early termination of this Lease. Further, if and to the extent Tenant re-keys, re-programs or otherwise changes any locks at the Project, Tenant shall be obligated to restore all such locks and key systems to be consistent with the master lock and key system at the Building, all at Tenant’s sole cost and expense.

2. All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises, unless electrical hold backs have been installed. Sidewalks, doorways, vestibules, halls, stairways and other similar areas shall not be obstructed by Tenant or used by Tenant for any purpose other than ingress and egress to and from the Premises.

3. Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during such hours as are customary for comparable buildings in the vicinity of the Building. Tenant, its employees and agents must be sure that the doors to the Building are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Building. Any tenant, its employees, agents or any other persons entering or leaving the Building at any time when it is so locked, or any time when it is considered to be after normal business hours for the Building, may be required to sign the Building register when so doing. After-hours access by Tenant’s authorized employees shall be provided by hard-key, card-key access or other procedures adopted by Landlord from time to time; Tenant shall pay for the costs of all access cards provided to Tenant’s employees and all replacements thereof for lost, stolen or damaged cards. Access to the Building and/or Project may be refused unless the person seeking access has proper identification or has a previously arranged pass for such access. Landlord and its agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building and/or Project of any person. In case of invasion, mob, riot, public excitement, or other commotion. Landlord reserves the right to prevent access to the Building and/or Project during the continuance of same by any means it deems appropriate for the safety and protection of life and property.

4. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property in any case. All damage done to any part of the Building, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility of Tenant and any expense of said damage or injury shall be borne by Tenant.

5. No furniture, freight, packages, supplies, equipment or merchandise will be brought into or removed from the Building or carried up or down in the elevators, except upon prior notice to Landlord, and in such manner, in such specific elevator, and between such hours as shall be designated by Landlord. Tenant shall provide Landlord with not less than 24 hours prior notice of the need to utilize an elevator for any such purpose, so as to provide Landlord with a reasonable period to schedule such use and to install such padding or take such other actions or prescribe such procedures as are appropriate to protect against damage to the elevators or other parts of the Building. Tenant shall assume all risk for damage to articles moved and injury to any persons resulting from the activity. If equipment, property, or personnel of Landlord or of any other party is damaged or injured as a result of or in connection with the activity, Tenant shall be solely liable for any resulting damage or loss.

6. Landlord shall have the right to control and operate the public portions of the Building and Project, the public facilities, the heating and air conditioning, and any other facilities furnished for the common use of tenants, in such manner as is customary for comparable buildings in the vicinity of the Building.

7. The requirements of Tenant will be attended to only upon application at the management office of the Project or at such office location designated by Landlord.

8. Tenant shall not disturb, solicit, or canvass any occupant of the Building or Project and shall cooperate with Landlord or Landlord’s agents to prevent same.

9. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or agents, shall have caused it.

10. Tenant shall not overload the floor of the Premises. Tenant shall not mark, drive nails or screws, or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof without Landlord’s consent first had and obtained; provided, however. Landlord’s prior consent shall not be required with respect to Tenant’s placement of pictures and other normal office wall hangings on the interior walls of the Premises (but at the end of the Lease Term, Tenant shall repair any holes and other damage to the Premises resulting therefrom).

11. Except for vending machines intended for the sole use of Tenant’s employees and invitees, no vending machine or machines of any description other than fractional horsepower office machines shall be installed, maintained or operated upon the Premises without the written consent of Landlord. Tenant shall not install, operate or maintain in the Premises or in any other area of the Building, electrical equipment that would overload the electrical system beyond its capacity for proper, efficient and safe operation as determined solely by Landlord.

12. Tenant shall not use any method of heating or air conditioning other than that which may be supplied by Landlord, without the prior written consent of Landlord. Tenant shall not furnish cooling or heating to the Premises, including, without limitation, the use of electronic or gas heating devices, portable coolers (such as “move n cools”) or space heaters, without Landlord’s prior written consent, and any such approval will be for devices that meet federal, state and local code.

13. Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building or Project by reason of noise, odors, or vibrations, or interfere in any way with other tenants or those having business therewith.

14. Tenant shall not bring into or keep within the Real. Property, the Building or the Premises any animals (except those assisting handicapped persons), birds, fish tanks, bicycles or other vehicles.

15. Tenant shall not use or occupy the Premises in any manner or for any purpose which might injure the reputation or impair the present or future value of the Premises or the Building. Tenant shall not use, or permit any part of the Premises to be used, for lodging, sleeping or for any illegal purpose.

16. No cooking shall be done or permitted by Tenant on the Premises, nor shall the Premises be used for the storage of merchandise, for lodging or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters’ laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages, provided that such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations, and does not cause odors which are objectionable to Landlord and other tenants.

17. Landlord will approve where and how telephone and telegraph wires and other cabling are to introduced to the Premises. No boring or cutting for wires shall be allowed without the consent of Landlord. The location of telephone, call boxes and other office equipment and/or systems affixed to the Premises shall be subject to the approval of Landlord. Tenant shall not use more than its proportionate share of telephone lines and other telecommunication facilities available to service the Building.

18. Landlord reserves the right to exclude or expel from the Building and/or Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations or cause harm to Building occupants and/or property.

19. All contractors, contractor’s representatives and installation technicians performing work in the Building shall be subject to Landlord’s prior approval, which approval shall not be unreasonably withheld, and shall be required to comply with Landlord’s standard rules, regulations, policies and procedures, which may be revised from time to time.

20. Tenant, its employees and agents shall not loiter in the entrances or corridors, nor in any way obstruct the sidewalks, lobby, halls, stairways or elevators, and shall use the same only as a means of ingress and egress for the Premises.

21. Tenant at all times shall maintain the entire Premises in a neat and clean, first class condition, free of debris. Tenant shall not place items, including, without limitation, any boxes, files, trash receptacles or loose cabling or wiring, in or near any window to the Premises which would be visible anywhere from the exterior of the Premises.

22. Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to ensure the most effective operation of the Building’s heating and air conditioning system, including, without limitation, the use of window blinds to block solar heat load, and shall refrain from attempting to adjust any controls. Tenant shall comply with and participate in any program for metering or otherwise measuring the use of utilities and services, including, without limitation, programs requiring the disclosure or reporting of the use of any utilities or services. Tenant shall also cooperate and comply with any conservation, sustainability, recycling, energy efficiency, waste reduction or other programs implemented from time to time at the Building, including, without limitation, in connection with any LEED (Leadership in Energy and Environmental Design) rating or compliance system, including those currently coordinated through the U.S. Green Building Council.

23. Tenant shall store all its recyclables, trash and garbage within the interior of the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the city in which the Project is located without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Landlord shall designate.

24. Tenant shall comply with all safety, tire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

25. Tenant shall assume any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed, when the Premises are not occupied, or when the Premises’ entry is not manned by Tenant on a regular basis.

26. No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises without the prior written consent of Landlord. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills. All electrical ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and bulb color approved by Landlord.

27. The washing and/or detailing of or, the installation of windshields, radios, telephones in or general work on, automobiles shall not be allowed on the Real Property, except under specific arrangement with Landlord.

28. Food vendors shall be allowed in the Building upon receipt of a written request from the Tenant. The food vendor shall service only the tenants that have a written request on file in the management office of the Real Property. Under no circumstance shall the food vendor display their products in a public or common area including corridors and elevator lobbies. Any failure to comply with this rule shall result in immediate permanent withdrawal of the vendor from the Building. Tenants shall obtain ice, drinking water, linen, barbering, shoe polishing, floor polishing, cleaning, janitorial, plant care or other similar services only from vendors who have registered with the Building office and who have been approved by Landlord for provision of such services in the Premises.

29. Tenant must comply with requests by the Landlord concerning the informing of their employees of items of importance to the Landlord.

30. Tenant shall comply with any non-smoking ordinance adopted by any applicable governmental authority. Neither Tenant nor its agents, employees, contractors, guests or invitees shall smoke or permit smoking in the common areas, unless the common areas have been declared a designated smoking area by Landlord, nor shall the above parties allow smoke from the Premises to emanate into the common areas or any other part of the Building. Landlord shall have the right to designate the Building (including the Premises)/as a non-smoking building.

31. Tenant shall not take any action which would violate Landlord’s labor contracts or which would cause a work stoppage, picketing, labor disruption or dispute, or interfere with Landlord’s or any other tenant’s or occupant’s business or with the rights and privileges of any person lawfully in the Building (“Labor Disruption”). Tenant shall take the actions necessary to resolve the Labor Disruption, and shall have pickets removed and, at the request of Landlord, immediately terminate any work in the Premises that gave rise to the Labor Disruption, until Landlord gives its written consent for the work to resume. Tenant shall have no claim for damages against Landlord or and its trustees, members, principals, beneficiaries, partners, officers, directors, employees, Mortgagees, or agents.

32. No tents, shacks, temporary or permanent structures of any kind shall be allowed on the Real Property. No personal belongings may be left unattended in any common areas.

33. Landlord shall have the right to prohibit the use of the name of the Building or any other publicity by Tenant that in Landlord’s sole opinion may impair the reputation of the Building or its desirability. Upon written notice from Landlord, Tenant shall refrain from and discontinue such publicity immediately.

34. Landlord shall have the right to designate and approve standard window coverings for the Premises and to establish rules to assure that the Building presents a uniform exterior appearance. Tenant shall ensure, to the extent reasonably practicable, that window coverings are closed on windows in the Premises while they are exposed to the direct rays of the sun.

35. The work of cleaning personnel shall not be hindered by Tenant after 5:30 p.m., and cleaning work may be done at any time when the offices are vacant. Windows, doors and fixtures may be cleaned at any time. Tenant shall provide adequate waste and rubbish receptacles to prevent unreasonable hardship to the cleaning service.

PARKING RULES AND REGULATIONS

(i) Landlord reserves the right to establish and reasonably change the hours for the parking areas, on a non-discriminatory basis, from time to time. Tenant shall not store or permit its employees to store any automobiles in the parking areas without the prior written consent of the operator. Except for emergency repairs, Tenant and its employees shall not perform any work on any automobiles while located in the parking areas, or on the Real Property. The Parking Facilities may not be used by Tenant or its agents for overnight parking of vehicles. If it is necessary for Tenant or its employees to leave an automobile in the Parking Facilities overnight, Tenant shall provide the operator with prior notice thereof designating the license plate number and model of such automobile.

(ii) Tenant (including Tenant’s agents) will use the parking spaces solely for the purpose of parking passenger model cars, small vans and small trucks and will comply in all respects with any rules and regulations that may be promulgated by Landlord from time to time with respect to the Parking Facilities.

(iii) Cars must be parked entirely within the stall lines painted on the floor, and only small cars may be parked in areas reserved for small cars.

(iv) All directional signs and arrows must be observed.

(v) The speed limit shall be 5 miles per hour.

(vi) Parking spaces reserved for handicapped persons must be used only by vehicles properly designated.

(vii) Parking is prohibited in all areas not expressly designated for parking, including without limitation:

(a) areas not striped for parking;

(b) aisles;

(c) where “no parking” signs are posted;

(d) ramps;

(e) loading zones.

(viii) Parking stickers, key cards or any other devices or forms of identification or entry supplied operator shall remain the property of the operator. Such device must be displayed as requested and may not be mutilated in any manner. The serial number of the parking identification device may not be obliterated. Parking passes and devices are not transferable and any pass or device in the possession of an unauthorized holder will be void.

(ix) Parking managers or attendants are not authorized to make or allow any exceptions to these Rules.

(x) Every parker is required to park and lock his/her own car.

(xi) Loss or theft of parking pass, identification, key cards or other such devices must be reported to Landlord and to the parking manager immediately. Any parking devices reported lost or stolen found on any authorized car will be confiscated and the illegal holder will be subject to prosecution. Lost or stolen passes and devices found by Tenant or its employees must be reported to the office of the parking manager immediately.

(xii) Washing, waxing, cleaning or servicing of any vehicle by the customer and/or his agents is prohibited. Parking spaces may be used only for parking automobiles.

(xiii) Tenant agrees to acquaint all persons to whom Tenant assigns a parking space with these Rules.

(xiv) Neither Landlord nor any operator of the Parking Facilities within the Project, as the same are designated and modified by Landlord, in its sole discretion, from time to time will be liable for loss of or damage to any vehicle or any contents of such vehicle or accessories to any such vehicle, or any property left in any of the Parking Facilities, resulting from fire, theft, vandalism, accident, conduct of other users of the Parking Facilities and other persons, or any other casualty or cause. Further, Tenant understands and agrees that: (i) Landlord will not be obligated to provide any traffic control, security protection or operator for the Parking Facilities; (ii) Tenant uses the Parking Facilities at its own risk; and (iii) Landlord will not be liable for personal injury or death, or theft, loss of or damage to property. Tenant’s indemnity obligations under the Lease shall apply to any and all claims, demands, and actions arising out of the use of the Parking Facilities by Tenant and its agents, whether brought by any of such persons or any other person.

(xv) Tenant will ensure that any vehicle parked in any of the parking spaces will be kept in proper repair and will not leak excessive amounts of oil or grease or any amount of gasoline. If any of the parking spaces are at any time used: (i) for any purpose other than parking as provided above; (ii) in any way or manner reasonably objectionable to Landlord; or (iii) by Tenant after default by Tenant under the Lease, Landlord, in addition to any other rights otherwise available to Landlord, may consider such default an event of default under the Lease.

(xvi) Tenant’s right to use the Parking Facilities will be in common with other tenants of the Project and with other parties permitted by Landlord to use the Parking Facilities. Landlord reserves the right to assign and reassign, from time to time, particular parking spaces for use by persons selected by Landlord, provided that Tenant’s rights under the Lease are preserved. Landlord will not be liable to Tenant for any unavailability of Tenant’s designated spaces, if any, nor will any unavailability entitle Tenant to any refund, deduction, or allowance. Tenant will not park in any numbered space or any space designated as: RESERVED, HANDICAPPED, VISITORS ONLY, or LIMITED TIME PARKING (or similar designation).

(xvii) If the Parking Facilities are damaged or destroyed, or if the use of the Parking Facilities is limited or prohibited by any governmental authority, or the use or operation of the Parking Facilities is limited or prevented by strikes or other labor difficulties or other causes beyond Landlord’s control, Tenant’s inability to use the parking spaces will not subject Landlord or any operator of the Parking Facilities to any liability to Tenant and will not relieve Tenant of any of its obligations under the Lease and the Lease will remain in full force and effect. Tenant will pay to Landlord upon demand, and Tenant indemnifies Landlord against, any and all loss or damage to the Parking Facilities, or any equipment, fixtures, or signs used in connection with the Parking Facilities and any adjoining buildings or structures caused by Tenant or any of its agents.

(xviii) Tenant has no right to assign or sublicense any of its rights in the parking passes, except as part of a permitted assignment or sublease of the Lease; however, Tenant may allocate the parking passes among its employees.

(xix) Tenant shall be responsible for the observance of all of the foregoing rules by Tenant’s employees, agents, clients, customers, invitees or guests. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waive such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Building and/or Real Property. Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord’s judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises, Building and Real Property, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein. Landlord shall not be responsible to Tenant or to any other person for the nonobservance of the Rules and Regulations by another tenant or other person. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.

EXHIBIT E

OUTLINE OF RESERVED AREA

TENANT’S INITIALS HERE:

LETTER OF CREDIT RIDER

This Letter of Credit Rider (“Letter of Credit Rider”) is made and entered into by and between AB/SW MARINA OWNER, LLC, a Delaware limited liability company (“Landlord”) and ASPIRATION PARTNERS, INC., a Delaware corporation (“Tenant”), and is dated as of the date of the Office Lease (“Lease”) by and between Landlord and Tenant to which this Letter of Credit Rider is attached. The agreements set forth in this Letter of Credit Rider shall have the same force and effect as if set forth in the Lease. To the extent the terms of this Letter of Credit Rider are inconsistent with the terms of the Lease, the terms of this Letter of Credit Rider shall control.

1. Concurrently with Tenant’s execution of the Lease, Tenant shall deliver to Landlord, as collateral for the full and faithful performance by Tenant of all of its obligations under the Lease and to compensate Landlord for all losses and damages Landlord may suffer as a result of any default by Tenant under the Lease, an irrevocable and unconditional negotiable standby letter of credit (the “Letter of Credit”), in the form attached hereto as Exhibit 1 and containing the terms required herein, payable in the City of Los Angeles, California, running in favor of Landlord issued by a solvent, nationally recognized commercial bank (the “Bank”) that is acceptable to Landlord in its sole discretion and (1) is chartered under the laws of the United States, any State thereof or the District of Columbia, and which is insured by the Federal Deposit Insurance Corporation; (2) has a long term rating of B or higher as rated by Moody’s Investors Service and/or A or higher as rated by Standard & Poor’s, and Filch Ratings Ltd (Fitch), under the supervision of the Superintendent of Banks of the State of California, or a national banking association (the “Letter of Credit Issuer Requirements”), in the amount of $720,000.00 (the “Letter of Credit Amount”). Subject to the terms of Section 8 below, including satisfaction of the Reduction Conditions (as defined therein), Tenant shall have the right to reduce the face amount of the Letter of Credit by the following amounts on the following dates (each, a “Reduction Date”): (a) $154,030.72 on the first (1st) day of the thirty-seventh (37th) full calendar month of the initial Lease Term, (b) $154,030.72 on the first (1st) day of the forty-ninth (49th) full calendar month of the initial Lease Term, (c) $154,030.72 on the first (1st) day of the sixty-first (61st) full calendar month of the initial Lease Term, and (d) $154,030.72 on the first (1st) day of the seventy-third (73rd) full calendar month of the initial Lease Term. If the Letter of Credit Amount is reduced as set forth herein by the foregoing amounts, the amount of $103,877.12 shall continue to be held as the Letter of Credit Amount. In the alternative, following the last reduction of the Letter of Credit Amount as set forth above, Tenant may, by providing upon no less than thirty (30) days prior written notice to Landlord, request that the Letter of Credit be released and returned to Tenant, and, as a condition to the release of the Letter of Credit, Tenant shall deliver to Landlord a cash Security Deposit in the amount of $103,877.12 which will thereafter be held by Landlord in accordance with the terms and conditions of Article 20 (Security Deposit) of the Lease.

2. The Letter of Credit shall be (i) at sight, irrevocable and unconditional, (ii) maintained in effect, whether through replacement, renewal or extension, for the period from the Lease Commencement Date and continuing until the date (the “Letter of Credit Expiration Date”) which is one hundred twenty (120) days after the Lease Expiration Date, and Tenant shall deliver a new Letter of Credit or certificate of renewal or extension to Landlord at least thirty (30) days prior to the expiration of the Letter of Credit then held by Landlord, without any

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action whatsoever on the part of Landlord, (iii) subject to “The Uniform Customs and Practice for Documentary Credits” (2007 Revision), International Chamber of Commerce Publication No. 600, (iv) fully assignable by Landlord, and (v) permit partial draws. In addition to the foregoing, the form and terms of the Letter of Credit shall provide, among other things, in effect that: (A) Landlord, or its then managing agent, shall have the right to draw down an amount up to the face amount of the Letter of Credit (1) upon the presentation to the Bank of Landlord’s (or Landlord’s then managing agent’s) written statement that such amount is due to Landlord under the terms and conditions of the Lease, or (2) in the event Tenant, as applicant, shall have failed to provide to Landlord a new or renewal Letter of Credit satisfying the terms of this Letter of Credit Rider at least thirty (30) days prior to the expiration of the Letter of Credit then held by Landlord, (3) Tenant has filed a voluntary petition under the Federal Bankruptcy Code or (4) an involuntary petition has been filed against Tenant under the Federal Bankruptcy Code, it being understood that if Landlord or its managing agent be a limited liability company, corporation, partnership or other entity, then such statement shall be signed by a managing member (if a limited liability company), an officer (if a corporation), a general partner (if a partnership), or any authorized party (if another entity) and (B) the Letter of Credit will be honored by the Bank without inquiry as to the accuracy thereof and regardless of whether Tenant disputes the content of such statement.

3. The Letter of Credit shall also provide that Landlord may, at any time and without notice to Tenant and without first obtaining Tenant’s consent thereto, transfer all or any portion of its interest in and to the Letter of Credit to another party, person or entity, regardless of whether or not such transfer is separate from or as a part of the assignment by Landlord of its rights and interests in and to the Lease. In the event of a transfer of Landlord’s interest in the Building, Landlord shall transfer the Letter of Credit, in whole or in part (or cause a substitute letter of credit to be delivered, as applicable) to the transferee and thereupon Landlord shall, without any further agreement between the parties, be released by Tenant from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of the whole or any portion of said Letter of Credit to a new landlord. In connection with any such transfer of the Letter of Credit by Landlord, Tenant shall, at Tenant’s sole cost and expense, execute and submit to the Bank such applications, documents and instruments as may be necessary to effectuate such transfer and, Tenant shall be responsible for paying the Bank’s transfer and processing fees in connection therewith.

4. If, as result of any application or use by Landlord of all or any part of the Letter of Credit, the amount of the Letter of Credit shall be less than the Letter of Credit Amount, Tenant shall, within five (5) days thereafter, provide Landlord with additional letter(s) of credit in an amount equal to the deficiency (or a replacement letter of credit in the total Letter of Credit Amount), and any such additional (or replacement) letter of credit shall comply with all of the provisions of this Letter of Credit Rider, and if Tenant fails to comply with the foregoing, notwithstanding anything to the contrary contained in Article 19 of the Lease, the same shall constitute an incurable default by Tenant. Tenant further covenants and warrants that it will neither assign nor encumber the Letter of Credit or any part thereof and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. Without limiting the generality of the foregoing, if the Letter of Credit expires earlier than the Letter of Credit Expiration Date, a renewal thereof or substitute letter of credit, as applicable, shall be delivered to Landlord not later than thirty (30) days prior to the expiration of the Letter of Credit, which shall be irrevocable and automatically renewable as above provided through the Letter of Credit Expiration Date upon the same terms as the expiring Letter of Credit or such other terms as may be acceptable to Landlord in its sole discretion. However, if the Letter of Credit is not timely renewed or a substitute letter of credit is not timely received, or if Tenant fails to maintain the Letter of Credit in the amount and in accordance with the terms set forth in this Letter of Credit Rider, Landlord shall have the right to present the Letter of Credit to the Bank in accordance with the terms of this Letter of Credit Rider, and the proceeds of the Letter of Credit may be applied by Landlord for Tenant’s failure to fully and faithfully perform all of Tenant’s obligations under this Lease and against any Rent payable by Tenant under this Lease that is not paid when due and/or to pay for all losses and damages that Landlord has suffered or that Landlord reasonably estimates that it will suffer as a result of any default by Tenant under this Lease. Any unused proceeds shall constitute the property of Landlord and need not be segregated from Landlord’s other assets.

5. Tenant hereby acknowledges and agrees that Landlord is entering into the Lease in material reliance upon the ability of Landlord to draw upon the Letter of Credit in the event Tenant fails to fully and faithfully perform all of Tenant’s obligations under this Lease and to compensate Landlord for all losses and damages Landlord may suffer as a result of the occurrence of any default on the part of Tenant under the Lease and Landlord may, at any time, but without obligation to do so, and without notice, draw upon the Letter of Credit, in part or in whole, for such purposes. Tenant agrees not to interfere in any way with payment to Landlord of the proceeds of the Letter of Credit, either prior to or following a “draw” by Landlord of any portion of the Letter of Credit, regardless of whether any dispute exists between Tenant and Landlord as to Landlord’s right to draw from the Letter of Credit. No condition or term of the Lease shall be deemed to render the Letter of Credit conditional to justify the issuer of the Letter of Credit in failing to honor a drawing upon such Letter of Credit in a timely manner. Tenant agrees and acknowledges that Tenant has no property interest whatsoever in the Letter of Credit or the proceeds thereof and that, in the event Tenant becomes a debtor under any chapter of the Federal Bankruptcy Code, neither Tenant, any Trustee, nor Tenant’s bankruptcy estate shall have any right to restrict or limit Landlord’s claim and/or rights to the Letter of Credit and/or the proceeds thereof by application of Section 502(b)(6) of the Federal Bankruptcy Code.

6. Notwithstanding anything to the contrary herein, if at any time the Letter of Credit Issuer Requirements are not met, or if the financial condition of such issuer changes in any other materially adverse way, as determined by Landlord in its sole discretion, then Tenant shall within five (5) days of written notice from Landlord deliver to Landlord a replacement Letter of Credit which otherwise meets the requirements of this Lease, including without limitation, the Letter of Credit Issuer Requirements. Notwithstanding anything in this Lease to the contrary, Tenant’s failure to replace the Letter of Credit and satisfy the Letter of Credit Issuer Requirements within such five (5) day period Landlord shall constitute a material default for which there shall be no notice or grace or cure periods being applicable thereto. In addition and without limiting the generality of the foregoing, if the issuer of any letter of credit held by Landlord is insolvent or is placed in receivership or conservatorship by the Federal Deposit Insurance Corporation, or any successor or similar entity, or if a trustee, receiver or liquidator is appointed for the issuer, then, effective as of the date of such occurrence, said Letter of Credit shall be deemed to not meet the requirements of this Letter of Credit Rider, and Tenant shall within five (5) days of written notice from Landlord deliver to Landlord a replacement Letter of Credit which otherwise meets the requirements of this Letter of Credit Rider and that meets the Letter of Credit Issuer Requirements (and Tenant’s failure to do so shall, notwithstanding anything in this Letter of Credit Rider or the Lease to the contrary, constitute a material default for while there shall be no notice or grace or cure periods being applicable thereto other than the aforesaid five (5) day period).

7. Landlord and Tenant acknowledge and agree that in no event or circumstance shall the Letter of Credit or any renewal thereof or substitute therefor be (i) deemed to be or treated as a “security deposit” within the meaning of California Civil Code Section 1950.7, (ii) subject to the terms of such Section 1950.7, or (iii) intended to serve as a “security deposit” within the meaning of such Section 1950.7. The parties hereto (A) recite that the Letter of Credit is not intended to serve as a security deposit and such Section 1950.7 and any and all other laws, rules and regulations applicable to security deposits in the commercial context (“Security Deposit Laws”) shall have no applicability or relevancy thereto and (B) waive any and all rights, duties and obligations either party now or, in the future, will have relating to or arising from the Security Deposit Laws.

8. Notwithstanding anything to the contrary set forth in the Lease or this Letter of Credit Rider, any reduction of the face amount of the Letter of Credit as set forth in Section 1 of this Letter of Credit Rider shall be subject to satisfaction of each of the following conditions (collectively, the “Reduction Conditions”) as of the applicable Reduction Date: (i) there shall have occurred no material adverse change to Tenant financial strength from the financial strength existing as of the date Tenant entered into this Lease, as determined by Landlord; (ii) no breach or default by Tenant has occurred under the Lease at any time; and (iii) no breach or default by Tenant shall exist under the Lease as of the applicable Reduction Date. In order to allow Landlord the opportunity to confirm satisfaction of the Reduction Conditions as of the applicable Reduction Date, Tenant shall deliver to Landlord by no earlier than ninety (90) days, and no later than thirty (30) days, prior to the scheduled reduction, written notice confirming Tenant’s request for the permitted reduction, along with evidence satisfactory to Landlord confirming satisfaction of the Reduction Conditions. Landlord shall have thirty (30) days from the date of receipt of Tenant’s request for a reduction of the Letter of Credit Amount to review Landlord’s records with respect to Tenant’s performance under the Lease and the materials provided by Tenant, in order to confirm satisfaction of the Reduction Conditions. During such 30-day period, Tenant agrees to reasonably cooperate with requests by Landlord for information regarding Tenant’s performance under the Lease and Tenant’s current financial condition. In order to obtain a release and surrender of the Letter of Credit (as referenced in Section 1 above). Tenant shall deliver to Landlord a written notice requesting the release and surrender of such Letter of Credit, which notice shall be accompanied by (i) full written evidence of the satisfaction of the Reduction Conditions, and (ii) immediately available funds in the amount of $103,877.12, representing the Security Deposit to be held by Landlord. Notwithstanding anything to the contrary herein, if the Reduction Conditions are not satisfied or Tenant has defaulted in its obligations under the Lease, then Tenant’s right to reduce the face amount of the Letter of Credit shall terminate and shall be of no further force or effect.

EXHIBIT 1 TO LETTER OF CREDIT RIDER

L/C DRAFT LANGUAGE

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER ______________

ISSUE DATE: ______________

ISSUING BANK:

SILICON VALLEY BANK

3003 TASMAN DRIVE

2ND FLOOR, MAIL SORT HF210

SANTA CLARA, CALIFORNIA 95054

BENEFICIARY:

AB/SW MARINA OWNER, l.LC

C/O STEELWAVE, INC.

4000 E. THIRD AVENUE, SUITE 500

FOSTER CITY, CALIFORNIA 94404

ATTENTION: REGIONAL VICE PRESIDENT – MARINA PARK

APPLICANT:

ASPIRATION PARTNERS, INC.

4640 ADMIRALTY WAY, SUITE 725

MARINA DEL REY CA 90292

AMOUNT: US$720,000.00 (SEVEN HUNDRED TWENTY THOUSAND AND 00/100 U.S. DOLLARS)

EXPIRATION DATE: ______________ (ONE YEAR FROM ISSUANCE)

LOCATION: SANTA CLARA, CALIFORNIA

DEAR SIR/MADAM:

WE (THE “BANK”) HEREBY ISSUE OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. _____________ IN BENEFICIARY’S FAVOR FOR THE ACCOUNT OF THE ABOVE-REFERENCED APPLICANT IN THE AGGREGATE AMOUNT OF EXACTLY US $720,000.00 AVAILABLE BY BENEFICIARY’S DRAFT DRAWN ON US AT SIGHT IN THE FORM OF EXHIBIT “A” ATTACHED AND ACCOMPANIED BY THE FOLLOWING DOCUMENTS:

1. THE ORIGINAL OF THIS IRREVOCABLE STANDBY LETTER OF CREDIT AND AMENDMENT(S), IF ANY.

2. BENEFICIARY’S DATED STATEMENT SIGNED BY AN AUTHORIZED OFFICER STATING:

(A)

“BENEFICIARY, AS LANDLORD, IS NOW ENTITLED TO DRAW UPON THIS LETTER OF CREDIT PURSUANT TO THE TERMS AND CONDITIONS OF THAT CERTAIN SUBLEASE AGREEMENT DATED _________________ FOR PREMISES LOCATED AT __________________________________”; OR

(B)

“THE BANK HAS NOTIFIED US THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND THE CURRENT EXPIRATION DATE OF THIS LETTER OF CREDIT AND APPLICANT HAS NOT DELIVERED TO BENEFICIARY AT LEAST THIRTY (30) DAYS PRIOR TO THE CURRENT EXPIRATION OF THIS LETTER OF CREDIT A REPLACEMENT LETTER OF CREDIT SATISFACTORY TO BENEFICIARY”; OR

(C)	“TENANT HAS FILED A VOLUNTARY PETITION UNDER THE FEDERAL BANKRUPTCY CODE” OR

(D)	“AN INVOLUNTARY PETITION HAS BEEN FILED AGAINST TENANT UNDER THE FEDERAL BANKRUPTCY CODE.”

PARTIAL DRAWS AND MULTIPLE PRESENTATIONS ARE ALLOWED.

THIS ORIGINAL LETTER OF CREDIT SHOULD ACCOMPANY ANY DRAWINGS HEREUNDER FOR ENDORSEMENT OF THE DRAWING AMOUNT AND WILL BE RETURNED TO THE BENEFICIARY UNLESS IT IS FULLY UTILIZED.

THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY EXTENDED FOR AN ADDITIONAL PERIOD OF ONE YEAR, WITHOUT AMENDMENT, FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE UNLESS AT LEAST THIRTY (30) DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE WE SEND YOU A NOTICE BY REGISTERED MAIL OR OVERNIGHT COURIER SERVICE AT THE ABOVE ADDRESS (OR ANY OTHER ADDRESS INDICATED BY YOU, IN A WRITTEN NOTICE TO US THE RECEIPT OF WHICH WE HAVE ACKNOWLEDGED, AS THE ADDRESS TO WHICH WE SHOULD SEND SUCH NOTICE) THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND THE THEN CURRENT EXPIRATION DATE. IN ANY EVENT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND _____________ WHICH SHALL BE THE FINAL EXPIRATION DATE OF THIS LETTER OF CREDIT. [FOR THE BLANK DATE, INSERT THE DATE WHICH IS 120 DAYS FOLLOWING THE OUTSIDE LEASE EXPIRATION DATE]

THIS LETTER OF CREDIT IS TRANSFERABLE ONE OR MORE TIMES, BUT IN EACH INSTANCE ONLY TO A SINGLE BENEFICIARY AS TRANSFEREE AND ONLY UP TO THE THEN AVAILABLE AMOUNT, ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE WOULD BE IN COMPLIANCE WITH THEN APPLICABLE LAW AND REGULATION, INCLUDING BUT NOT LIMITED TO THE REGULATIONS OF THE U.S. DEPARTMENT OF TREASURY AND U.S. DEPARTMENT OF COMMERCE. AT THE TIME OF TRANSFER, THE ORIGINAL LETTER OF CREDIT AND ORIGINAL

AMENDMENT(S), IF ANY, MUST BE SURRENDERED TO US AT OUR ADDRESS INDICATED IN THIS LETTER OF CREDIT TOGETHER WITH OUR TRANSFER FORM ATTACHED HERETO AS EXHIBIT “B” DULY EXECUTED. APPLICANT SHALL PAY OUR TRANSFER FEE OF 1/4 OF 1% OF THE TRANSFER AMOUNT (MINIMUM $250.00). THE CORRECTNESS OF THE SIGNATURE AND TITLE OF THE PERSON SIGNING THE TRANSFER FORM MUST BE VERIFIED BY BENEFICIARY’S BANK. ANY TRANSFER OF THIS LETTER OF CREDIT MAY NOT CHANGE THE PLACE OF EXPIRATION OF THE LETTER OF CREDIT FROM OUR ABOVE-SPECIFIED OFFICE. EACH TRANSFER SHALL BE EVIDENCED BY OUR ENDORSEMENT ON THE REVERSE OF THE ORIGINAL LETTER OF CREDIT AND WE SHALL FORWARD THE ORIGINAL LETTER OF CREDIT TO THE TRANSFEREE.

DRAFT(S) AND DOCUMENTS MUST INDICATE THE NUMBER AND DATE OF THIS LETTER OF CREDIT.

ALL DEMANDS FOR PAYMENT SHALL BE MADE BY PRESENTATION OF THE ORIGINAL APPROPRIATE DOCUMENTS ON A BUSINESS DAY AT OUR OFFICE (THE “BANK’S OFFICE”) AT: SILICON VALLEY BANK, 3003 TASMAN DRIVE, SANTA CLARA, CA 95054 ATTN: STANDBY LETTER OF CREDIT NEGOTIATION SECTION.

WE HEREBY AGREE WITH YOU THAT ALL DRAFTS DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS OF THIS LETTER OF CREDIT WILL BE DULY HONORED UPON PRESENTATION TO US OF THE DOCUMENTS DESCRIBED ABOVE ON OR BEFORE THE EXPIRATION DATE OF THIS LETTER OF CREDIT, WITHOUT INQUIRY AS TO THE ACCURACY THEREOF AND REGARDLESS OF WHETHER APPLICANT DISPUTES THE CONTENT OF ANY SUCH DOCUMENTS OR CERTIFICATIONS.

IF ANY INSTRUCTIONS ACCOMPANYING A DRAWING UNDER THIS LETTER OF CREDIT REQUEST THAT PAYMENT IS TO MADE BY TRANSFER TO YOUR ACCOUNT WITH ANOTHER BANK, WE WILL ONLY EFFECT SUCH PAYMENT BY FED WIRE TO A U.S. REGULATED BANK, AND WE AND/OR SUCH OTHER BANK MAY RELY ON AN ACCOUNT NUMBER SPECIFIED IN SUCH INSTRUCTIONS EVEN IF THE NUMBER IDENTIFIES A PERSON OR ENTITY DIFFERENT FROM THE INTENDED PAYEE.

THIS LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES (ISP98), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 590.

PLEASE DIRECT ANY CORRESPONDENCE INCLUDING DRAWING OR INQUIRY QUOTING OUR REFERENCE NUMBER TO THE ABOVE REFERENCED ADDRESS.

(FOR BANK USE)	(FOR BANK USE)

AUTHORIZED SIGNATURE	AUTHORIZED SIGNATURE

EXHIBIT A

DATE:	REF.NO.

AT SIGHT OF THIS DRAFT

PAY TO THE ORDER OF US$

US DOLLARS

DRAWN UNDER SILICON VALLEY BANK, SANTA CLARA, CALIFORNIA, STANDBY LETTER OF CREDIT NUMBER NO. DATED

TO: SILICON VALLEY BANK
3003 TASMAN DRIVE
SANTA CLARA, CA 95054	(BENEFICIARY’S NAME)

Authorized Signature

GUIDELINES TO PREPARE THE DRAFT

1.	DATE: ISSUANCE DATE OF DRAFT.
2.	REF. NO.: BENEFICIARY’S REFERENCE NUMBER, IF ANY.
3.	PAY TO THE ORDER OF: NAME OF BENEFICIARY AS INDICATED IN THE L/C (MAKE SURE BENEFICIARY ENDORSES IT ON THE REVERSE SIDE).
4.	US$: AMOUNT OF DRAWING IN FIGURES.
5.	USDOLLARS: AMOUNT OF DRAWING IN WORDS.
6.	LETTER OF CREDIT NUMBER: SILICON VALLEY BANK’S STANDBY L/C NUMBER THAT PERTAINS TO THE DRAWING.
7.	DATED: ISSUANCE DATE OF THE STANDBY L/C.
8.	BENEFICIARY’S NAME: NAME OF BENEFICIARY AS INDICATED IN THE L/C.
9.	AUTHORIZED SIGNATURE: SIGNED BY AN AUTHORIZED SIGNER OF BENEFICIARY.

IF YOU HAVE QUESTIONS RELATED TO THIS STANDBY LETTER OF CREDIT PLEASE CONTACT US AT 408-654-7120 OR 408-654-7716.

EXHIBIT B

TRANSFER FORM

DATE: _________________

TO: SILICON VALLEY BANK 3003 TASMAN DRIVE SANTA CLARA, CA 95054 ATTN: INTERNATIONAL DIVISION. STANDBY LETTERS OF CREDIT	RE: IRREVOCABLE STANDBY LETTER OF CREDIT NO. _______________ ISSUED BY SILICON VALLEY BANK, SANTA CLARA L/C AMOUNT: _________________

GENTLEMEN:

FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:

(NAME OF TRANSFEREE)

(ADDRESS)

ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT UP TO ITS AVAILABLE AMOUNT AS SHOWN ABOVE AS OF THE DATE OF THIS TRANSFER.

BY THIS TRANSFER, ALL RIGHT’S OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE. TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED DIRECTLY TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.

THE ORIGINAL OF SUCH LETTER OF CREDIT RETURNED HEREWITH, AND WE ASK YOU ENDORSE THE TRANSFER ON THE REVERSE THEREOF, AND FORWARD IT DIRECTLY TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER.

SINCERELY,	SIGNATURE AUTHENTICATED The name(s), title(s). and signature(s) conform to that/those on file with us for the company and the signature(s) is/are authorized to execute this instrument.

(BENEFICIARY’S NAME)

(SIGNATURE OF BENEFICIARY)
(Name of Bank)
(NAME AND TITLE)
(Address of Bank)

(City, State, ZIP Code)

(Authorized Name and Title)

(Authorized Signature)

(Telephone number)

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (“Amendment”) is made and entered into effective as of June 26. 2017. by and between AB/SW MARINA OWNER, LLC, a Delaware limited liability company (“Landlord”) and ASPIRATION PARTNERS, INC., a Delaware corporation (“Tenant”).

RECITALS:

A. Landlord and Tenant entered into that certain Office Lease dated March 6, 2017 (the “Lease”), pur uant to which Landlord leased to Tenant and Tenant leased from Landlord certain “Premises”, as described in the Current Lease, in that certain Building located at 4551 Glencoe A venue, Marina Del Rey, California 90292.

B. Except as otherwise set forth herein, all capitalized terms used in this Amendment shall have the same meaning as such terms have in the Current Lease.

C. Landlord and Tenant desire to amend the Current Lease to confirm the Lease Commencement Date and Expiration Date of the Lease Term. as hereinafter provided.

NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

I. Confirmation of Dates. The parties hereby confirm that the Premises are Ready for Occupancy and the Lease Term commenced as of July I, 2017 for a term of eighty-eight (88) months ending on October 31, 2024 (unless sooner tenninated as provided in the Lease).

2. No Further Modification. Except as set forth in this Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect.

IN WITNESS WHEREOF, this Amendment to Lease has been executed as of the day and year first above written.

“Landlord”:

AB/SW MARINA OWNER, LLC,

a Delaware limited liability company

	By:	STEELWAVE, L.P.,

a California limited partnership,

as Property Manager and Agent for Owner

By:	STEELWAVE, INC.,

a California corporation General Partner

By:
Hanna Eyal

Its: Executive Vice President
DRE#Ol
17881 I

BL DRE #01464134

“Tenant”:

ASPIRATION PARTNERS, INC.,

a Delaware corporation

		By:	/s/ Andrei Cherny
Name: Andrei Cherny
		Its:	CEO

MARINA PARK

SECOND AMENDMENT TO LEASE

(ASPIRATION PARTNERS, INC.)

THIS SECOND AMENDMENT TO LEASE (this “Amendment”) is made effective as of September 1, 2020, by and between LPF MARINA PARK VENTURE, LLC, a Delaware limited liability company (“Landlord”), and ASPIRATION PARTNERS, INC., a Delaware corporation (“Tenant”).

RECITALS

A. Landlord (as successor-in-interest to AB/SW Marina Owner, LLC) and Tenant are parties to that certain Office Lease dated as of March 6, 2017 (the “Original Lease”), as amended by that certain First Amendment to Lease dated as of June 26, 2017 (collectively, as amended, the “Lease”), with respect to certain premises located at 4551 Glencoe Avenue, Marina Del Rey, California 90292 (the “Building”). All capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Lease.

B. Pursuant to the Lease, Tenant currently leases certain premises consisting of approximately 7,305 rentable square feet located on the third (3rd) floor of the Building, and designated as Suite 300 (the “Premises”), as more particularly described in the Lease.

C. Tenant has advised Landlord that it is currently unable to fully perform its monetary obligations under the Lease without material negative impact on its business, and wishes to have certain of its rental obligations deferred.

D. In consideration for Landlord’s agreement to not exercise its remedies under the Lease in the event of a default by Tenant, and Tenant’s agreement to enter into this Amendment, Landlord and Tenant have agreed to amend the Lease to extend the initial Lease Term and to modify other provisions of the Lease, as more particularly set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant agree that the Lease is amended as follows:

1. EXTENSION oF THE LEASE TERM. Effective as of the date hereof, the initial Lease Term is hereby extended for a period of twenty-four (24) months (the “Extended Term”), commencing November 1, 2024 (the “Extension Date”), and expiring October 31, 2026 (the “Lease Expiration Date”). From and after the date hereof, all references to the “Lease Term” in the Lease or this Amendment shall be deemed references to the Lease Term, as extended by this Amendment, and all references to the “Lease Expiration Date” shall be deemed references to the Lease Expiration Date, as defined herein.

2. CONDITION AND USE OF THE PREMISES. Except to the extent expressly set forth in the Lease, Landlord shall have no obligation whatsoever to construct leasehold improvements for Tenant or to repair or refurbish the Premises. Tenant confirms that (i) it has accepted the Premises and will continue to occupy such space “AS-IS”, (ii) the Premises are suited for the use intended by Tenant, and (iii) the Premises are in good and satisfactory condition. Tenant hereby acknowledges that the Premises have not been inspected by a certified access specialist and, except to the extent expressly set forth in the Lease, no representations are made with respect to compliance with accessibility standards.

3. LANDLORD’S FORBEARANCE TO EXERCISE REMEDIES. In consideration of and expressly conditioned upon Tenant’s performance under the terms of this Amendment, Landlord agrees to forbear from the exercise of remedies at law or in equity by reason of a default by Tenant under the Lease with respect to Tenant’s obligations relating to Base Rent.

4. DEFERMENT OF A PORTION OF BASE RENT

(a) Deferment Period; Deferment Amount. Subject to the terms and conditions of this Amendment, during the period commencing effective as of September 1, 2020, and continuing through March 31, 2021 (the “Deferment Period”), forty percent (40%) of the monthly installments of Base Rent due and payable by Tenant under the Lease ($12,301.62 per month during the Deferment Period) shall deferred as set forth in this Section 4, in the total amount of $86,111.34 (the “Deferment Amount”). During the Deferment Period, Tenant shall be responsible for payment of the remaining sixty percent (60%) of the monthly installments of Base Rent in amount of $18,452.43 per month. During the Deferment Period, Tenant shall continue to be responsible for the payment of all of its other monetary obligations under the Lease, as amended, including, without limitation, Tenant’s Share of Operating Expenses, Tax Expenses and Utilities Costs, and performance of all non-monetary obligations under the Lease, as amended.

(b) Payment of Deferment Amount. Tenant acknowledges and agrees that Landlord’s willingness to defer Tenant’s obligations to pay the Deferment Amount is conditioned upon Tenant’s covenant and agreement to pay to Landlord, in immediately available funds, the entire Deferment Amount in equal monthly installments in the amount of $12,301.62 per month over the period of seven (7) months, commencing January 1, 2022, and continuing through to and including July 31, 2022. The monthly payments of the Deferment Amount shall be due and payable together with Tenant’s payments of Base Rent pursuant to the Lease, as amended. In the event Tenant breaches or defaults in its obligations under the Lease, as amended, and such breach or default continues beyond the expiration of any applicable notice and cure periods, it is understood and agreed that the entire Deferment Amount shall be immediately due and payable by Tenant, without written notice being required.

5. AMENDED ABATEMENT PERIOD. The Abatement Period referenced in Section 3.2 (Rent Abatement) of the Original Lease, is hereby amended to delete the periods consisting of July 2021 (the forty-ninth [49th] full calendar month of the initial Lease Term), and July 2022 (the sixty-first [61st] full calendar month of the initial Lease Term), and to replace such periods with the Amended Abatement Period (as defined below), subject to and in accordance with the terms and conditions of this Section 5. Notwithstanding anything to the contrary contained herein and provided that Tenant faithfully performs all of the terms and conditions of the Lease, as amended, and no default by Tenant occurs under the Lease, as amended, and such default continues beyond the expiration of any applicable notice and cure periods, during the period commencing April 1, 2021, and continuing through August 31, 2021 (the “Amended Abatement Period”), Landlord hereby agrees that forty percent (40%) of the monthly installments of Base Rent due and payable by Tenant under the Lease in the total amount of $62,209.38 (consisting of $12,301.62 for each of April 2021, May 2021, and June 2021, and $12,652.26 for each of July 2021 and August 2021) shall be abated. During the Amended Abatement Period, Tenant shall be responsible for the remaining sixty percent (60%) of the monthly installments of Base Rent in the amounts of $18,452.43 for each of April 2021, May 2021, and June 2021, and $18,978.39 for each of July 2021 and August 2021. During the Amended Abatement Period, Tenant shall continue to be responsible for the payment of all of its other monetary obligations under the Lease, as amended, including, without limitation, Tenant’s Share of Operating Expenses, Tax Expenses and Utilities Costs, and performance of all non-monetary obligations under the Lease, as amended. In the event of a default by Tenant under the terms of the Lease that results in termination of the Lease in accordance with the provisions of Article 19 (Tenant’s Defaults; Landlord’s Remedies) of the Original Lease, then as a part of the recovery set forth in Article 19 of the Original Lease, Landlord shall be entitled to the recovery of the Base Rent that was abated under the provisions of this Section 5.

6. BASE RENT DURING THE EXTENDED TERM. From and after the Extension Date, in addition to all other amounts due and payable by Tenant under the Lease, as amended, subject to the terms of this Amendment, Tenant shall pay Base Rent as set forth in the rental chart below, in accordance with the terms of the Lease, as amended.

Months During the Extended Term	Annual Base Rent	Monthly Installment of Base Rent	Monthly Rental Rate per Rentable Square Foot
1 – 12	$427,973.65	$35,664.47	$4.88
13 – 24	$440,812.86	$36,734.41	$5.03

7. ADDITIONAL RENT. In addition to all other amounts due and payable by Tenant under the Lease, as amended, Tenant shall pay Tenant’s Share of Operating Expenses, Tax Expenses and Utilities Costs, pursuant to and in accordance with the terms of the Lease, as amended.

8. LANDLORD’S NOTICE ADDRESSES. Effective immediately, all notices to the Landlord under the Lease shall be sent to the following addresses:

LPF MARINA PARK VENTURE, LLC

c/o SteelWave, Inc.

999 Baker Way, Suite 200

San Mateo, California 94404

Attention: Regional Vice President

Email: cmcclure@steelwavellc.com

and

LPF MARINA PARK VENTURE, LLC

4553 Glencoe Avenue, Suite 300

Marina Del Rey, California 90292

Attention: Property Manager

Email: mpeinado@steelwavellc.com

and

LPF MARINA PARK VENTURE, LLC

c/o LaSalle Investment Management, Inc.

333 W. Wacker Drive, Suite 2300

Chicago, Illinois 60601

Attention: Asset Manager –Amy Xu

Email: Amy.Xu@lasalle.com

Payments to Landlord:

See Exhibit A (Remittance Instructions) attached hereto.

9. LETTER OF CREDIT

(a) Existing Letter of Credit. In connection with the Lease and pursuant to the terms of the Letter of Credit Rider attached to the Original Lease, Landlord is currently holding that certain Irrevocable Standby Letter of Credit Number SVBSF011653 in the face amount of $720,000.00 and naming Landlord as Beneficiary (the “Letter of Credit”). Tenant hereby covenants and agrees to take all necessary actions to keep the Letter of Credit in place and in full force and effect through the Letter of Credit Expiration Date (which date is one hundred twenty (120) days after the Lease Expiration Date as extended). Landlord will continue to hold the Letter of Credit as security for the faithful performance by Tenant of the terms of the Lease, as amended hereby, and not as prepayment of Base Rent, subject to and in accordance with the terms of the Letter of Credit Rider attached to the Original Lease.

(b) Amended Reduction Dates. Subject to the terms of Section 8 of the Letter of Credit Rider attached to the Original Lease, including satisfaction of the Reduction Conditions, as amended by Section 9.c (Reduction Conditions) below, Tenant shall have the right to reduce the face amount of the Letter of Credit by the following amounts on the following dates (each, a “Reduction Date”): (i) $154,030.72 on August 1, 2022, (ii) $154,030.72 on August 1, 2023, (iii) $154,030.72 on August 1, 2024, and (iv) $154,030.72 on August 1, 2024. Accordingly, the Reduction Dates set forth above in this Section 9.b, hereby supersede and replace the Reduction Dates set forth in Section 1 of the Letter of Credit Rider attached to the Original Lease.

(c) Reduction Conditions. The “Reduction Conditions” under Section 8 of the Letter of Credit Rider attached to the Original Lease, are hereby amended to include the following: Landlord has not drawn on the Letter of Credit prior to the applicable Reduction Date.

10. FORCE MAJEURE. For purposes of Section 24.17 (Force Majeure) of the Original Lease, the following shall be included as causes beyond the reasonable control of the party obligated to perform: epidemic; pandemic; disease; illness; national, regional or local emergency; quarantine; and governmental order, and in the event of any Force Majeure, Tenant’s obligation to pay rent and other amounts due under the Lease shall not be abated or limited in the event access to, use of, and/or services provided to the Premises, the Building, and/or the Project is or are prevented, limited or impaired in compliance with applicable laws or as a precaution in connection with a community health emergency.

11. RULES AND REGULATIONS. The Rules and Regulations attached to the Original Lease as Exhibit D (Rules and Regulations) are hereby amended to include the following new rules:

(a) Tenant shall at all times comply with, and shall cause its employees, agents and invitees to comply with such orders and laws and such reasonable programs, procedures and protocols as may be implemented from time to time at or with respect to the Building in order to address any events or circumstances that may pose a danger or risk to persons or property, including, without limitation, community health emergencies, including any epidemic, quarantine, or any infectious disease-related outbreak. Such cooperation and compliance may include compliance with Building shutdown orders and reduced access to use of common areas, parking facilities, elevators and other Building systems and amenities, and may also include participation in screening programs intended to identify those persons who may present a risk of contagion of infectious diseases and conditions. Tenant shall also immediately notify Landlord or Landlord’s property manager of any employee, agent or invitee entering the Building who have disclosed to Tenant that they have a contagious condition or who may otherwise present a risk of contagion or infection of others.

(b) Tenant shall upon request provide Landlord, Landlord’s insurer and Landlord’s lender with mobile phone numbers of at least two (2) representatives of Tenant who are able to contact all persons who are customarily or anticipated to be present in the Premises. Tenant shall update those mobile phone numbers from time to time as necessary to assure that Landlord may at any time contact those representatives. If Landlord so requests at any time, Tenant’s representatives shall immediately notify all persons who are customarily or anticipated to be present in the Premises that access to the Premises, the Building, and the Project has been suspended or limited by Landlord in response to an emergency condition as well as such additional information concerning that emergency condition as provided by Landlord, and Tenant shall require that all such persons comply with any measures as may be implemented by Landlord to address any emergency conditions from time to time.

(c) In no event shall Tenant keep, use or permit to be used in the Premises or the Building any guns, firearm, explosive devices or ammunition.

12. AMENDMENT COSTS AND FEES. In consideration of Landlord agreeing to enter into this Amendment, Tenant agrees to reimburse Landlord within ten (10) days of receipt of invoices evidencing such costs and fees incurred by Landlord in connection with the preparation of this Amendment and issues related thereto, including Landlord’s reasonable legal fees, which reimbursement obligation shall not exceed $3,000.00.

13. BROKERS. Tenant represents and warrants to Landlord that it has not engaged any broker, finder or other person who would be entitled to any commission or fees in respect of the negotiation, execution or delivery of this Amendment, and shall indemnify, defend and hold harmless Landlord against any loss, cost, liability or expense incurred by Landlord as a result of any claim asserted by any such broker, finder or other person on the basis of any arrangements or agreements made or alleged to have been made by or on behalf of Tenant. The provisions of this section shall not apply to brokers with whom Landlord has an express written broker agreement.

14. CONTINUING EFFECTIVENESS; REINSTATEMENT OF OBLIGATIONS UPON DEFAULT. The Lease, except as amended hereby, remains unamended, and, as amended hereby, remains in full force and effect. It is acknowledged and agreed that as stated above, Tenant is currently unable to fully perform its monetary obligations under the Lease without material negative impact on its business, and Landlord’s willingness to not exercise its remedies under the terms of the Lease, as amended hereby, and pursuant to applicable law is conditioned upon Tenant’s execution and delivery of this Amendment and conditioned upon Tenant’s strict performance of the terms and conditions hereof. Further, as a condition to Landlord entering into this Amendment, Tenant agrees that it shall not be entitled to any refund of Operating Expenses, Tax Expenses or Utilities Costs paid or payable for the current calendar year or any prior years, and Tenant waives its right to audit any of such expenses. Accordingly, in the event Tenant fails to strictly perform in accordance with the terms of this Amendment or hereafter defaults under the Lease, as amended, and such default continues beyond the expiration of any applicable notice and cure periods, the entire Deferment Amount shall automatically, without any notice being required, become immediately due and payable by Tenant under the Lease. Accordingly, Landlord may thereafter file any claims and bring any actions against Tenant as may be permitted under the Lease and applicable law with respect to a breach or default under the Lease (including, without limitation, drawing upon the Letter of Credit under the Lease, pursuant to the Letter of Credit Rider attached to the Original Lease), including, without limitation, any failure of Tenant to pay to Landlord the entire sum of the Deferment Amount pursuant to the terms hereof. It is further understood and agreed that, except as specifically set forth in this Amendment, nothing herein shall be deemed or construed as a waiver or modification of any rights or remedies of Landlord or Tenant with respect to any breach or default occurring under the Lease from and after the date of execution and delivery of this Amendment.

15. NONDISCLOSURE OF LEASE TERMS. Tenant acknowledges and agrees that the terms of the Lease, as amended, are confidential and constitute proprietary information of Landlord. Disclosure of the terms could adversely affect the ability of Landlord to negotiate other leases and impair Landlord’s relationship with other tenants. Accordingly, Tenant agrees that it, and its partners, officers, directors, employees, agents (including real estate brokers) and attorneys, shall not disclose the terms and conditions of the Lease, as amended, to any public information source or to any other tenant or apparent prospective tenant of the Building or other portion of the Real Property, or to any real estate broker or agent, either directly or indirectly, without the prior written consent of Landlord.

16. TENANT’S FINANCIAL CONDITION. Tenant agrees to keep Landlord reasonably informed regarding Tenant’s financial condition and financial results, and Tenant’s ability to perform its obligations under the Lease, as amended hereby. Concurrently with the execution and delivery of this Amendment, Tenant agrees to provide to Landlord with financial statements for the current period and for the past year, as referenced in Section 24.4 (Modification of Lease; Financials) of the Original Lease, and Tenant further covenants to provide to Landlord, without further request, financials for the 2020 operating year, which financials shall be delivered by no later than April 30, 2021.

17. COUNTERPARTS. This Amendment may be executed in counterparts, each of which shall constitute an original, and all of which, together, shall constitute one document.

18. EXECUTION BY BOTH PARTIES. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option to lease, and it is not effective as an amendment to lease or otherwise until execution by and delivery to both Landlord and Tenant, and the approval of this Amendment and the terms and conditions hereof by Landlord’s lender holding a lien with respect to the Building.

19. AUTHORIZATION. The individuals signing on behalf of Tenant each hereby represents and warrants that he or she has the capacity set forth on the signature pages hereof and has full power and authority to bind Tenant to the terms hereof. Two (2) authorized officers must sign on behalf of Tenant and this Amendment must be executed by the president or vice-president and the secretary or assistant secretary of Tenant, unless the bylaws or a resolution of the board of directors shall otherwise provide. In such case, the bylaws or a certified copy of the resolution of Tenant, as the case may be, must be furnished to Landlord.

20. REQUIRED ACCESSIBILITY DISCLOSURE. Landlord hereby advises Tenant that the Project has not undergone an inspection by a certified access specialist, and except to the extent expressly set forth in the Lease, Landlord shall have no liability or responsibility to make any repairs or modifications to the Premises or the Project in order to comply with accessibility standards. The following disclosure is hereby made pursuant to applicable California law:

“A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.” [Cal. Civ. Code Section 1938(e)]

Any CASp inspection shall be conducted in compliance with reasonable rules in effect at the Building with regard to such inspections and shall be subject to Landlord’s prior written consent.

(SIGNATURES ON NEXT PAGE)

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

"Landlord":

LPF MARINA PARK VENTURE, LLC, a Delaware limited liability company, Owner

By:	STEELWAVE, L.P.,
a California limited partnership, as property manager and agent for Owner

By:
Charles McClure
	Its:	Regional Vice President
DRE #01281620
BL DRE #01464134

“Tenant”:

ASPIRATION PARTNERS, INC., a Delaware corporation

	By:	/s/ Andrei Cherny

Name: Andrei Cherny

Its:

By:

Name:

Its:

***

If Tenant is a CORPORATION, the authorized officers must sign on behalf of the corporation and indicate the capacity in which they are signing. This Amendment must be executed by the president or vice president and the secretary or assistant secretary, unless the bylaws or a resolution of the board of directors shall otherwise provide, in which event, the bylaws or a certified copy of the resolution, as the case may be, must be attached to this Amendment.

EXHIBIT A

REMITTANCE INSTRUCTIONS

REMITTANCE INSTRUCTIONS

MARINA PARK

Payable to LPF Marina Park Venture, LLC

Please note the following remittance instructions for the above referenced project:

1.	EFT (Wire): Bank Name: Bank of America

ABA #: 026009593

Acct. Name: LaSalle Investment Management, Inc. as Agent for LaSalle

Property: LPF Marina Park Venture, LLC

Acct. #: 8188693194

EFT (ACH):	Bank Name: Bank of America
ABA #: 071000039
Acct. Name: LaSalle Investment Management, Inc. as Agent for LaSalle
Property: LPF Marina Park Venture, LLC
Acct. #: 8188693194

2.	Mailing*: LPF Marina Park Venture, LLC

P.O. Box 743549

Los Angeles, CA

90074-3549

3.	Overnight*: Bank of America Lockbox Services

Lockbox 743549

2706 Media Center Drive

Los Angeles, CA 90065-1733

*

NOTE: Mailing address used for US Mail only. All Overnight Mail by special couriers (i.e. FedEx, UPS, etc.) must be sent to Overnight address listed and must reflect the appropriate Lockbox/File/Department Number and Name in the reference section of the airbill.*

If you elect to remit payment through Electronic Funds Transfer (EFT), you may do so via Wire Transfer or Automated Clearing House (ACH). Please email EFT remittance advice to AccountsReceivable@steelwavellc.com to ensure that your payment will be applied to your account in a timely manner.

Thank you.

BU 20402

MARINA PARK

THIRD AMENDMENT TO LEASE

(ASPIRATION PARTNERS, INC.)

THIS THIRD AMENDMENT TO LEASE (this “Amendment”) is made November 9, 2021, by and between LPF MARINA PARK VENTURE, LLC, a Delaware limited liability company (“Landlord”), and ASPIRATION PARTNERS, INC., a Delaware corporation (“Tenant”).

RECITALS

1. Landlord and Tenant are parties to that certain Office Lease dated as of March 6, 2017 (the “Original Lease”), as amended by that certain First Amendment to Lease dated as of June 26, 2017, and that certain Second Amendment to Lease (the “Second Amendment”) dated as of September 1, 2020 (collectively, as amended, the “Lease”), with respect to certain premises located at 4551 Glencoe Avenue, Marina Del Rey, California 90292 (the “Building”). All capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Lease.

2. Pursuant to the Lease, Tenant currently leases certain premises consisting of approximately 7,305 rentable square feet located on the third (3rd) floor of the Building, and designated as Suite 300 (the “Premises”), as more particularly described in the Lease.

3. Landlord and Tenant desire to amend the Lease to extend the Lease Term, and to modify other provisions of the Lease, all as more particularly set forth herein and subject to the terms hereof.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant agree that the Lease is amended as follows:

1. EXTENSION OF THE LEASE TERM. Effective as of the date hereof, the Lease Term is hereby extended for a period of twenty-six (26) months (the “Extended Term”), commencing November 1, 2026 (the “Extension Date”), and expiring December 31, 2028 (the “Lease Expiration Date”). From and after the date hereof, all references to the “Lease Term” in the Lease or this Amendment shall be deemed references to the Lease Term, as extended by this Amendment, and all references to the “Lease Expiration Date” shall be deemed references to the Lease Expiration Date, as defined herein. It is acknowledged and agreed that the existing Lease Term of the Lease is currently scheduled to expire on October 31, 2026, and the Extended Term described herein supersedes and replaces the currently remaining Lease Term, pursuant to this Amendment.

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2. CONDITION AND USE OF THE PREMISES. Except to the extent expressly set forth in the Lease, Landlord shall have no obligation whatsoever to construct leasehold improvements for Tenant or to repair or refurbish the Premises. Tenant confirms that (i) it has accepted the Premises and will continue to occupy such space “AS-IS”, (ii) the Premises are suited for the use intended by Tenant, and (iii) the Premises are in good and satisfactory condition. Tenant hereby acknowledges that the Premises have not been inspected by a certified access specialist and, except to the extent expressly set forth in the Lease, no representations are made with respect to compliance with accessibility standards

3. BASE RENT.

(a) Base Rent During the Extended Term. From and after the Extension Date, in addition to all other amounts due and payable by Tenant under the Lease, as amended, subject to the terms of this Amendment, Tenant shall pay Base Rent as set forth in the rental chart below, in accordance with the terms of the Lease, as amended.

Dates	Annual Base Rent	Monthly Installment of Base Rent	Monthly Rental Rate per Rentable Square Foot
November 1, 2026 – October 31, 2027	$454,037.31	$37,836.44	$5.18
November 1, 2027 – October 31, 2028	$467,658.43	$38,971.54	$5.34
November 1, 2028 – December 31, 2028	$481,688.18	$40,140.68	$5.50

b. Rent Abatement. Notwithstanding anything to the contrary contained herein and provided that Tenant faithfully performs all of the terms and conditions of the Lease, as amended, and no default by Tenant occurs under the Lease, Landlord hereby agrees that Tenant shall not be required to pay the monthly installments of Base Rent for the September 2021, October 2021 and November 2021 of the Lease Term (the “Abatement Period”). During the Abatement Period, Tenant shall still be responsible for the payment of all of its other monetary obligations under the Lease, as amended. In the event of a default by Tenant under the terms of the Lease that results in termination of the Lease in accordance with the provisions of Article 19 (Tenant’s Default; Landlord’s Remedies) of the Lease, then as a part of the recovery set forth in Article 19 (Tenant’s Default; Landlord’s Remedies) of the Lease, Landlord shall be entitled to the recovery of the then unamortized remaining balance of the Base Rent that was abated under the provisions of this Section 3.b (Rent Abatement) (such amortization being calculated on a straight line basis over the entire Extended Term and such balance being determined as of the date of Tenant’s default).

4. ADDITIONAL RENT. In addition to all other amounts due and payable by Tenant under the Lease, as amended, Tenant shall pay Tenant’s Share of Operating Expenses, Tax Expenses and Utilities Costs, pursuant to and in accordance with the terms of the Lease, as amended.

5. LETTER OF CREDIT

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(a) Existing Letter of Credit. In connection with the Lease and pursuant to the terms of the Letter of Credit Rider attached to the Original Lease, Landlord is currently holding that certain Irrevocable Standby Letter of Credit Number SVBSF011653 in the face amount of $720,000.00 and naming Landlord as Beneficiary (the “Letter of Credit”). Tenant hereby covenants and agrees to take all necessary actions to keep the Letter of Credit in place and in full force and effect through the Letter of Credit Expiration Date (which date is one hundred twenty (120) days after the Lease Expiration Date as extended). Landlord will continue to hold the Letter of Credit as security for the faithful performance by Tenant of the terms of the Lease, as amended hereby, and not as prepayment of Base Rent, subject to and in accordance with the terms of the Letter of Credit Rider attached to the Original Lease.

(b) Amended Reduction Dates. Subject to the terms of Section 8 of the Letter of Credit Rider attached to the Original Lease, including satisfaction of the Reduction Conditions, as amended by Section 9.c (Reduction Conditions) below, Tenant shall have the right to reduce the face amount of the Letter of Credit by the following amounts on the following dates (each, a “Reduction Date”): (i) $154,030.72 on August 1, 2024, (ii) $154,030.72 on August 1, 2025, (iii) $154,030.72 on August 1, 2026, and (iv) $154,030.72 on August 1, 2027. Accordingly, the Reduction Dates set forth above in this Section 5.b, hereby supersede and replace the Reduction Dates set forth in Section 1 of the Letter of Credit Rider attached to the Original Lease and the Reduction Dates set forth in Section 9.b of the Second Amendment.

(c) Reduction Conditions. The “Reduction Conditions” under Section 8 of the Letter of Credit Rider attached to the Original Lease, are hereby amended to include the following: Landlord has not drawn on the Letter of Credit prior to the applicable Reduction Date.

6. BROKERS

. Tenant represents and warrants to Landlord that, other than Hughes Marino, Inc., it has not engaged any broker, finder or other person who would be entitled to any commission or fees in respect of the negotiation, execution or delivery of this Amendment, and shall indemnify, defend and hold harmless Landlord against any loss, cost, liability or expense incurred by Landlord as a result of any claim asserted by any such broker, finder or other person on the basis of any arrangements or agreements made or alleged to have been made by or on behalf of Tenant. The provisions of this section shall not apply to brokers with whom Landlord has an express written broker agreement.

7. CONTINUING EFFECTIVENESS. The Lease, except as amended hereby, remains unamended, and, as amended hereby, remains in full force and effect. Tenant confirms that no default exists under the Lease.

8. NONDISCLOSURE OF LEASE TERMS. Tenant acknowledges and agrees that the terms of Section 24.29 (Confidentiality) of the Lease shall continue to apply to the Lease, as amended hereby.

9. COUNTERPARTS. This Amendment may be executed in counterparts, each of which shall constitute an original, and all of which, together, shall constitute one document.

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10. EXECUTION BY BOTH PARTIES. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option to lease, and it is not effective as an amendment to lease or otherwise until execution by and delivery to both Landlord and Tenant, and the approval of this Amendment and the terms and conditions hereof by Landlord’s lender holding a lien with respect to the Building.

11. AUTHORIZATION. The individuals signing on behalf of Tenant each hereby represents and warrants that he or she has the capacity set forth on the signature pages hereof and has full power and authority to bind Tenant to the terms hereof. Two (2) authorized officers must sign on behalf of Tenant and this Amendment must be executed by the president or vice-president and the secretary or assistant secretary of Tenant, unless the bylaws or a resolution of the board of directors shall otherwise provide. In such case, the bylaws or a certified copy of the resolution of Tenant, as the case may be, must be furnished to Landlord.

12. REQUIRED ACCESSIBILITY DISCLOSURE. Landlord hereby advises Tenant that the Project has not undergone an inspection by a certified access specialist, and except to the extent expressly set forth in the Lease, Landlord shall have no liability or responsibility to make any repairs or modifications to the Premises or the Project in order to comply with accessibility standards. The following disclosure is hereby made pursuant to applicable California law:

“A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.” [Cal. Civ. Code Section 1938(e)]

Any CASp inspection shall be conducted in compliance with reasonable rules in effect at the Building with regard to such inspections and shall be subject to Landlord’s prior written consent.

(SIGNATURES ON NEXT PAGE)

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

“Landlord”:

LPF MARINA PARK VENTURE, LLC,
a Delaware limited liability company, Owner

By:	STEELWAVE, L.P.,
a California limited partnership,
as property manager and agent for Owner

By:
Charles McClure

	Its:	Regional Vice President
DRE #01281620
BL DRE #01464134

“Tenant”:

ASPIRATION PARTNERS, INC.,
a Delaware corporation

By:

Name:

Its:

By:

Name:

Its:

*** If Tenant is a CORPORATION, the authorized officers must sign on behalf of the corporation and indicate the capacity in which they are signing. This Amendment must be executed by the president or vice president and the secretary or assistant secretary, unless the bylaws or a resolution of the board of directors shall otherwise provide, in which event, the bylaws or a certified copy of the resolution, as the case may be, must be attached to this Amendment.

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